This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

[KTR LOGO]

KOEPPEL TENER REAL ESTATE SERVICES, INC.
575 Lexington Avenue, New York, NY 10022-6102
212 906-9400 Fax 212 935-5935


Mr. Todd Eagle                                                   July 17, 1997
Associate
Goldman, Sachs & Co.
85 Broad Street
New York, N.Y. 10004


Re:  380 Madison Avenue
     New York, N.Y.


Dear Mr. Eagle:

The options referred to on page 46 of our appraisal lapsed with the expiration of the Tenant's purchase option. The absence of such option does not affect our present market value estimate.

We hope that this clarification is helpful.

Very truly yours,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

/s/  Wayne A. Nygard

By:  Wayne A. Nygard, MAI
     Senior Vice President

             [LETTERHEAD] Koeppel Tener Real Estate Services, Inc.

                                  APPRAISAL OF
                            370 - 392 MADISON AVENUE
                         A/K/A 11 - 29 EAST 46TH STREET
                         A/K/A 16 - 18 EAST 47TH STREET
                              BOROUGH OF MANHATTAN
                            NEW YORK COUNTY, NEW YORK

              [LETTERHEAD] Koeppel Tener Real Estate Services, Inc.


Mr. Todd Eagle, Associate                                          June 23, 1997
Goldman Sachs & Company
85 Broad Street
New York, New York 10004


Re: 370-392 Madison Avenue
a/k/a 11-29 East 46th Street
a/k/a 16-18 East 47th Street
New York New York

Dear Mr. Eagle:

Pursuant to your request, Koeppel Tener Real Estate Services, Inc. has completed its appraisal of the following interests in the above referenced property for the purpose of estimating following values, free and clear of financing, as of our inspection date of June 10, 1997.

Value No. 1 is the As Is Market Value of the Leased Fee Interest subject to an existing master net lease. Value No. 2 is the As Is Market Value of the Leased Fee Interest subject to existing short term contractual leases and obligations, but exclusive of the master net lease.

The subject property is improved with a multi-tenanted 25-story and mezzanine Class "A" commercial office building, constructed in 1952 and completely renovated in 1990, containing 818,719 square feet of rentable retail and office area and also including an underground parking garage (150 licensed spaces) and a below grade office storage component containing 32,572 square feet.

Situated on an irregular 38,159 square foot site, it is located on the west side of Madison Avenue, between East 46th and East 47th Streets, on the northern and southern boundaries of a Grand Central and Fifth/Madison Avenue office sub-market, respectively, within Midtown Manhattan.

The office and retail components of the subject property are currently 87.3% occupied under multi-year retail and office leases. Overall, it is 86.0% occupied under multi-year retail, office, garage and storage leases. It is occupied by 6 office and retail tenants which encompass 62.8% of its total rentable area and which accounts for 74.8% of its total current income.

The primary tenant is Chase Manhattan Bank which occupies 34.3% (307,747 square feet) of the subject property under leases expiring in May, 1999 and September, 2002. Further, the leases to Chase Manhattan Bank represent 44.7% of its total current income.

              [LETTERHEAD] Koeppel Tener Real Estate Services, Inc.
                           Valuation Division


Mr. Todd Eagle                                                     June 23, 1997
Goldman Sachs & Company                                                   Page 2

The other primary tenants are U.S. Sprint (71,560 square feet) under leases expiring in December, 2001; LDDS Communications (64,524 square feet) under leases expiring in August, 2008; Investment Technology (44,704 square feet) under a lease expiring in January, 2013; Bachner, Tally Polevoy and Misher, Esq. (38,232 square feet) under leases expiring in April, 2003; and Varig Brazillian Airlines (36,937 square feet) under a lease expiring in September, 2010. U.S. Sprint is scheduled to vacate 25,520 square feet on Floor No. 7 as of December 31, 1997.

Our valuation of the subject property has employed the Income Capitalization Approach and the Sales Comparison Approach. The Cost Approach is not employed for reasons discussed in this appraisal.

Our value estimate is subject to the Basic Assumptions and Limiting Conditions and Certification Statement contained herein. This valuation has been made in conformity with and is subject to the requirements of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation. It is also subject to the Code of Professional Ethics of the Appraisal Institute.

The market value developed in this appraisal represents a marketing time of 1 year or less.

Attached is our appraisal report which describes our investigation and analyses, together with Certification, Basic Assumptions and Limiting Conditions, upon which we have based our opinion that the As Is Market Values of the Leased Fee Interest in the subject property as of June 10, 1997 are:

VALUE NO. 1: LEASED FEE INTEREST SUBJECT TO MASTER LEASE

                    ONE HUNDRED NINETY-SEVEN MILLION DOLLARS
                                 ($197,000,000)

VALUE NO. 2: LEASED FEE INTEREST SUBJECT TO EXISTING SHORT TERM LEASES AND CONTRACTUAL OBLIGATIONS

                           TWO HUNDRED MILLION DOLLARS
                                 ($200,000,000)

              [LETTERHEAD] Koeppel Tener Real Estate Services Inc.
                           Valuation Division

Mr. Todd Eagle                                                     June 23, 1997
Goldman Sachs &  Company                                                  Page 3

It has been a pleasure to be of service to you. Please do not hesitate to call with any questions you may have regarding our assumptions, observations or conclusion.

Sincerely,

KOEPPEL TENER REAL ESTATE SERVICES, INC.

     /s/ Wayne A. Nygard                       /s/ Daniel J. McNeil
     -----------------------                   ------------------------
 By: Wayne A. Nygard, MAI                 By:  Daniel J. McNeil, MAI
     Senior Vice President                     Vice President

370-392 Madison Avenue                                             June 23, 1997
New York, New  York                                                 Frontispiece

                                TABLE OF CONTENTS
                                  INTRODUCTION

Title Page
Letter of Transmittal
Table of Contents
Certificate of Appraisal
Photograph of Subject Property

Summary of Important Conclusions ........................................    1

Basic Assumptions and Limiting Conditions ...............................    6

                            PREMISES OF THE APPRAISAL

Purpose of the Appraisal ................................................    8
Identification of the Property ..........................................    8
Date of Valuation .......................................................    8
Scope of the Appraisal ..................................................    8
Intended Use of the Appraisal ...........................................    9
Property Rights Appraised ...............................................    9
Definition of Market Value ..............................................   10
Sales History of Property ...............................................   10
Marketing Period ........................................................   11
Area Analysis (City and Neighborhood) ...................................   13

                                  PROPERTY DATA
Site Data ...............................................................   24
Zoning ..................................................................   27
Real Estate Assessments and Taxes .......................................   31

Description of Improvements .............................................   38

Summary of Existing Leases ..............................................   46

                                 MARKET ANALYSIS

Office Market Overview .................................................   51

Market Rent Analysis (Office, Retail, Storage and Garage) ..............   69

           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                  Frontispiece

                          TABLE OF CONTENTS (Continued)

                                    VALUATION

Highest and Best Use ....................................................   104
Valuation Procedure .....................................................   106
Income Capitalization Approach ..........................................   109
Sales Comparison Approach ...............................................   143
Reconciliation and Final Value Conclusion ...............................   153

                                     ADDENDA

Exhibit 1 - Letter of Engagement
Exhibit 2 - Typical Floor Plan
Exhibit 3 - Summary of KTR Tenant Roster
Exhibit 4 - KTR Effective Rent Workpapers
Exhibit 5 - KTR Workpapers
Exhibit 6 - Improved Sales
Qualifications of the Appraisers

           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                  Frontispiece

                            CERTIFICATE OF APPRAISAL

We, Wayne A. Nygard, MAI and Daniel J. McNeil, MAI certify that to the best of our knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Daniel J. McNeil, MAI has made a personal inspection of the property that is the subject of this report. Wayne A. Nygard, MAI has not recently inspected the property.

No one provided significant professional assistance to the persons signing this report.

This appraisal was not prepared in conjunction with a request for a specific value or a value within a given range or predicated upon loan approval.

Wayne A. Nygard, MAI has been duly certified to transact business as a Real Estate General Appraiser (New York State Certification #46000004241.

The Appraisal Institute conducts a program of voluntary continuing professional education for its designated members. MAI and SRA members who meet minimum standards of this program are awarded periodic education certification. Wayne A. Nygard, MAI, and Daniel J. McNeil, MAI have completed the requirements under this program.

Koeppel Tener Real Estate Services. Inc

     /s/ Wayne A. Nygard                       /s/ Daniel J. McNeil
     -----------------------                   ------------------------
 By: Wayne A. Nygard, MAI                 By:  Daniel J. McNeil, MAI
     Senior Vice President                     Vice President


           Koeppel Tener Real Estate Services. Inc Valuation Division

                     [GRAPHIC OMITTED] PHOTO 380 Madison Ave

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 1

                        SUMMARY OF IMPORTANT CONCLUSIONS

Date of Value:                          June 10, 1997

Inspection Date:                        June 10, 1997

Property Address:                       370-392 Madison Avenue
                                        a/k/a 11-29 East 46th Street
                                        a/k/a 16-18 East 47th Street
                                        Borough of Manhattan
                                        New York County, New York

Property Location:                      East side of Madison Avenue, between
                                        East 46th and East 47th Street.

Purpose of the Appraisal:               To estimate the following values (1 & 2)
                                        in the subject property, free and clear
                                        of financing, as June 10, 1997:

                                        (1) As Is Market Value of the Leased Fee
                                        Interest subject to an existing long
                                        term master net lease; and

                                        (2) As Is Market Value of the Leased Fee
                                        Interest subject to existing contractual leases and obligations, but exclusive of the master net lease.

Site Size:                              38,159 square feet (irregular)


Zoning: C5-3 (65.8%), Restricted Central Commercial District and C5-2.5 (34.2%), General Central Commercial District, both within a Special Midtown District
                                        (MiD).

Improvements:                           A 25-story and mezzanine Class "A"
                                        commercial office building constructed
                                        in 1952 and completely renovated in 1990 containing 818,719 square feet of retail and office rentable area and also including an underground parking garage
                                        (150 licensed spaces) and a below grade
                                        office storage component containing
                                        32,572 square feet.

Highest and Best Use
As Vacant:                              Speculative holding until such time that
                                        development of a office building is
                                        economically feasible.

           Koeppel Tener Real Estate Services zinc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 2


                  SUMMARY OF IMPORTANT CONCLUSIONS (Continued)

      As Improved:                      Commercial office with retail on grade.

Subject Property Overview:              The subject property is currently 87.3%
                                        occupied under retail and office leases.
                                        Overall, it is 86.0% occupied under
                                        retail, office, storage and garage
                                        leases.

                                        It is occupied by 6 retail and office
                                        tenants which encompass 62.8% of its
                                        total rentable area and which accounts
                                        for 74.8% of its total current income.

                                        The primary tenant is Chase Manhattan
                                        Bank which occupies 34.3% (307,747
                                        square feet) of the subject property
                                        under leases expiring in May, 1999 and
                                        September, 2002.

Date of Valuation:                      June 10, 1997

Primary Approach:                       Discounted Cash Flow Analysis

Projection Period:                (1)   17.5 calendar years beginning 7/1/97.
                                  (2)   11 fiscal years beginning 7/1/97.

Holding Period:                   (1)   16.5 calendar years beginning 7/1/97.
                                  (2)   10 fiscal years beginning 7/1/97.

Internal Rate of Return           (1)   10.0%
                                  (2)   10.5%

Reversionary Cap Rate:            (1)   9.5%
                                  (2)   11.0%

Yr. No. 1 Cash-On-Cash Return     (1)   8.1%
                                  (2)   8.0%

Office Market Rent (Per Sq. Ft.) - Average

Low Floors (Nos. 2-12):                 $37.00

Upper Floors (Nos. 13-25):              $39.00

           Koeppel Tener Real Estate Services zinc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 3

                  SUMMARY OF IMPORTANT CONCLUSIONS (Continued)

Retail Market Rent (Per Sq. Ft.) - Average

6 units (Street & Mezzanine):           $27.00 to $160.00

                                        $49.61 average

Storage Market Rent (Per Sq. Ft.) -Average:

                                        $15.00

Garage Market Rent:                     $5,000 per licensed space which equates
                                        to $16.87 per square foot.

Future Office Lease Terms (Years)
and Step-ups:                           15 years with step-ups of $3.00 per
                                        square foot in years no. 5 and 9.

Future Retail Lease Terms (Years) and Step-ups

Unit No. 1 (Chase Manhattan):           15 years with 10% step-ups in year no. 6
                                        and 11.

Units No. 2-6:                          10 years with 10% step-ups in year no. 4
                                        and 7.

Future Storage Lease Terms (Years)
and Step-ups:                           12 years with step-ups of $2.00 per
                                        square foot in years no. 5 and 9.

Tenant Workletters - New Leases:        $48.00 per square foot ($4.00 per square
                                        foot per lease year).


Tenant Workletter - Renewal Leases:     40% of a new lease

Tenant Workletter - New Retail Leases:  $5.00

Tenant Workletter - Renewal Retail:     None

Tenant Workletter - New &
Renewal Storage & Garage:               None
Office Free Rent - New Leases:          10 months/5 months after 12/99.

Office Free Rent - Renewal Leases       None

Retail Free Rent - New Leases
Unit No. I (Chase Manhattan):           12 months


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 4

                 SUMMARY OF IMPORTANT CONCLUSIONS (Continued)

 Units No. 2-6                          3 months

 Retail Free Rent - Renewals:           None

 Free Rent - New &
 Renewal Storage & Garage:              None
 Renewal Probability
 Retail/Commercial:                     65%
 Garage:                                65%
 Office and Storage.:                   60%
 Months Vacancy Between Leases (Actual)
 Retail/Commercial and Garage:          4

Office, Storage and Retail Unit No. 1:  6

Market Rent Growth Rate:                4.0% per year from 7/1/97

Expense Growth Rate:                    4.0% per year from 1/1/97

Real Estate Tax Growth Rate:            Variable

Credit Loss:                            1.5% All Tenants

AS IS VALUATION - LEASED FEE INTEREST SUBJECT TO MASTER LEASE

Income Capitalization Approach:         $197,000,000

Sales Comparison Approach:              --N.A.--

Cost Approach:                          --N.A.--

APPRAISED VALUE                         $197,000,000 $241 per square foot

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 5



                  SUMMARY OF IMPORTANT CONCLUSIONS (Continued)

AS IS VALUATION - LEASED FEE INTEREST SUBJECT TO EXISTING SHORT TERM LEASES AND CONTRACTUAL OBLIGATIONS

Income Capitalization Approach:         $200,000,000

Sales Comparison Approach:              $205,000,000 to $221,000,000

 Cost Approach:                         -N A -

APPRAISED VALUE                         $200,000,000 $244 per square foot


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 6

                    BASIC ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report is subject to the following assumptions and limiting conditions:

No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

Responsible ownership and competent property management are assumed.

The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

It is assumed that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

Possession of this report, or a copy thereof, does not carry with it the right of publication.

The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 7


              BASIC ASSUMPTIONS AND LIMITING CONDITIONS (Continued)

in attendance in court with reference to the property in question unless arrangements have been previously made.

Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without prior written consent and approval of the appraisers.

The appraisers have inspected the subject property with the due diligence expected of a professional real estate appraiser. The appraisers are not qualified to detect hazardous waste and/or toxic materials. Any comment by the appraisers that might suggest the possibility of the presence of such substances should not be taken as confirmation of the presence of hazardous waste and/or toxic materials. Such determination would require investigation by a qualified expert in the field of environmental assessment.

The presence of substances such as asbestos, urea-formaldehyde foam insulation or other potentially hazardous materials may affect the value of the property. The appraiser's value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value.

No responsibility is assumed for any environmental conditions, or for any expertise or engineering knowledge required to discover them. The appraiser's descriptions and resulting comments are the result of the routine observations made during the appraisal process.

The American with Disabilities Act (ADA) became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of the subject property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the subject property, together with a detailed analysis of the requirements of the ADA, could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this could have a negative effect upon the value of the property. Since the appraisers have no direct evidence relating to this issue, they did not consider possible non-compliance with the requirements of ADA in estimating the market rent of the subject property.

All values rendered within this report assume marketing times of 12 months or less unless otherwise indicated.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 8

                            PREMISES OF THE APPRAISAL

PURPOSE OF THE APPRAISAL

The purpose of this appraisal is to estimate the following As Is Market Values of the Leased Fee Interest in the subject property, free and clear of financing, as of June 10, 1997: Value No. 1 is subject to an existing long term master net lease; and Value No. 2 is subject to existing short term leases and contractual obligations, but exclusive of the master lease.

The subject property is a multi-tenanted 25-story and mezzanine Class "A" commercial office building, constructed in 1952 and renovated in 1990, containing 818,719 square feet of rentable retail and office area and also including an underground parking garage (150 licensed spaces) and a below grade storage component. Overall, the subject property is 86.0% occupied under retail, office, storage and garage leases.

IDENTIFICATION OF THE SUBJECT PROPERTY

370-392 Madison Avenue is located on the east side of Madison Avenue, between East 46th and East 47th Streets in the Borough of Manhattan and the City, County, and State of New York. It is identified on the Manhattan Tax Map as
Block: 1282, Lot: 17.

DATE OF VALUATION

This appraisal is dated as of June 10, 1997, the date the subject property was inspected by the staff of Koeppel Tener Real Estate Services, Inc.

SCOPE OF THE APPRAISAL

Demographic data and data used in the valuation of the subject property has been researched from the Manhattan office market and verified with local sources wherever possible. A cursory physical inspection of the subject property, a review of the submitted financial information and an extensive analysis of the influencing market has been performed.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                        Page 8

                      PREMISES OF THE APPRASIAL (Continued)

Our valuation of the subject property has employed the Income Capitalization Approach and the Sales Comparison Approach but not the Cost Approach.

INTENDED USE OF REPORT

The function of this appraisal is for use by Goldman Sachs & Company or its subsidiaries, for loan underwriting or for asset monitoring and assessment.

PROPERTY RIGHTS APPRAISED

The Fee Simple Estate reflects the total unencumbered value of the realty, land and improvements. It is comprised of 2 distinct interests: the Leased Fee and the Leasehold.

A Leased Fee Interest is defined by the Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition, Chicago, Illinois, 1993, as:

"An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease".

A Leasehold Interest is defined by the Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition, Chicago, Illinois, 1993, as:

"The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions."

The subject property is appraised on the basis of its Leased Fee Interest subject to (1) an existing long term master net lease, and (2) subject to existing short term leases and contractual obligations.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 10

                      PREMISES OF THE APPRASIAL (Continued)

DEFINITION OF MARKET VALUE

Market Value is defined by the Appraisal Institute in The Appraisal of Real Estate Tenth Edition, published 1992 as follows:

     "Market Value means the most probable price, as of a specified date, in cash or in terms equivalent to cash, or in other precisely revealed terms for which the specified property rights should sell after reasonable exposure in a competitive market under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably and for self interest, and assuming that neither is under. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   buyer and seller are typically motivated;

2. both parties are well informed or well advised, and acting in what they consider their own best interests;

3.   a reasonable time is allowed for exposure in the open market;

4. payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."

SALES HISTORY OF THE SUBJECT PROPERTY

The sales history of the Leased Fee and Leasehold Interests are summarized as follows.

LEASED FEE INTEREST: The Leased Fee Interest was acquired on June 4,1997 for $189,000,000 by Commet 300, Inc. from 380 Madison Avenue LLC, in care of the Bank of New York as Trustee for the Estate of Ruth Uris. The conveyance was evidenced by a deed recorded in reel 2468, page 1715 of the City Register.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 11


                     PREMISES OF THE APPRASIAL (Continued)

LEASEHOLD INTEREST: The Leasehold Interest in the subject property was created through a 25-year master net lease, dated January 1, 1989, between 380 Madison Avenue LLC as lessor and Spartan Madison Corp. as lessee. Spartan Madison Corp. was a wholly owned entity of developer Howard Ronson of HRO International. The interest in the corporation was subsequently conveyed during 1991 to the Barclay Brothers for a reported consideration of $25,000,000 according to an article published in Crain's New York Business. The leasehold interest is currently vested in Spartan Madison Corp. according to the City Register.

MARKETING PERIOD

According to the previously stated definition of Market Value, the property must be allowed a reasonable time to be exposed in the open market to achieve the appraised value. Historically, buyers and sellers of commercial real estate have assumed a maximum 12 month period between offering the property for sale and closing. Consequently, appraisers, have valued properties assuming their sale within 12 months. This marketing period is appropriately longer for a property that is to be sold piecemeal, such as condominium units or subdivision lots. However, were such properties to be valued in bulk, assuming their sale to a single investor, they too would be priced to reflect a sale consummated within 12 months.

In our market research, we have identified several relevant retail/commercial buildings that do not appear to have involved a seller under duress. Review of sales activity suggests there is adequate activity to confirm the presence of an active investor network for most forms of commercial real estate.

The subject property is a multi-tenanted modern Class "A" commercial building which is conveniently located on the northern and southern boundaries of the Grand Central and Fifth/Madison Avenue office sub-markets, respectively, within the Midtown Office Market in the Borough of Manhattan, New York, New York. Market activity indicates that there is a demand for properties such as the subject

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 12


                      PREMISES OF THE APPRASIAL (Continued)

property and that conventional financing is available.

Our appraisal of the subject property reveals no factors that would reasonably suggest that the subject property is not marketable. Accordingly we believe, that if priced appropriately (that is to say, the appraised value), the subject property should sell within a reasonable period of time, which we consider to be within 12 months. We acknowledge that in appraising the property to sell within 12 months, we must place most emphasis on the buyer's expectations and yield requirements. Further, this estimate is consistent with real estate investor surveys.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 13


                         CITY AND NEIGHBORHOOD OVERVIEW

CITY OVERVIEW

New York City is recognized as the business and financial capital of the United States. The Borough of Manhattan is considered to be the major focal point for the City's cultural and business activity.

Encompassing 321.8 square miles, New York City is divided into 5 boroughs:
Manhattan, Brooklyn, Queens, the Bronx and Staten Island. The city contains a population of 7.3 million people with the largest concentration of people residing in Brooklyn (31% of population, 2.3 million people).

The most recent U.S. Census Bureau data (July, 1995) indicates that the population continues to be relatively stable with approximately 7.3 million people. Further review reveals that the city lost 775,000 residents between 1990 and 1995, however, this decline was offset by an influx of 460,000 people from outside the United States and 300,000 people from other sections of the United States. In addition, the net influx also reflects a net gain in births versus deaths.

Population experts indicate that this trend reached its highest level since the late 1940s. The experts further indicate that this relationship has put a strain on the infrastructure of the city, however, a higher percentage of these new immigrants are reported to have a higher level of education than in the past. Lastly, New York City, specifically Manhattan, continues to be a "point of destination" city for young professionals from around the country as evidenced in the positive net influx domestically.

A review of the employment base history of New York City, as follows, reveals that over the last 15 years, it has enjoyed a renewed distinction as an international center of business, commerce, tourism and culture as it F.I.R.E. (Finance, Insurance and Real Estate) and Services segments were its premier sources of employment. The F.I.R.E. sector includes finance, insurance and real

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 14

                   CITY AND NEIGHBORHOOD OVERVIEW (Continued)

estate related employment; the Services sector includes "white collar" oriented jobs such as legal, engineering services, consulting, tourism, recreation, health care, computers, data processing, media and entertainment.

The New York City economy is slowly recovering from its worst recession in the post WWII period as 331,100 jobs or approximately 1 in every 10 jobs were lost between January, 1990 and December, 1993. The signs of recession appeared with the stock market crash in October, 1987, finally becoming evident in the last quarter of 1989. Weakening world, national and regional economies adversely impacted New York City with significant layoffs across all sectors of its economy.

The recession of 1990 impacted both the white collar and blue collar components of the employment base. Between January, 1990 and December, 1993, "white collar" industries, inclusive of the F.I.R.E., Services and Government sectors, lost 27% (112,100) of the 420,000 new "white collar" jobs created between January, 1980 and December, 1989. The "blue collar" industries (construction, manufacturing, transportation and trade sectors) reflected a long term structural decline in employment as 23% (326,100 jobs) of its employment base (1,442,300 jobs) were lost between January 1980 and December 1989.

The signs of economic growth are now evident as a result of a renewed expansion (113,900 new jobs, 10.3%) of white collar employment in the F.I.R.E. and Services sectors between January, 1994 and December, 1996. The overall net change in employment over the same period (74,300 new jobs, 2.3%) has been tempered downward, however, due to a sustained contraction in Government (-44,900 jobs) and the blue collar industries of the manufacturing (-24,300) sector.

Labor Department statistics suggest that 1993 signified the end of the 1990 recession as evidenced by a renewed expansion in the employment base since January, 1994. The Labor

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 15


                   CITY AND NEIGHBORHOOD OVERVIEW (Continued)

Department data further indicates that private sector employment in the white collar industries is once again expanding with growth concentrated in the Securities industry (12,000 new jobs) of the F.I.R.E. sector and in the Business Services (11,700), Motion Picture (13,300), Health Services (16,800 new jobs) and Social Services (11,800 new jobs) industries within the Services Sector.

The influence of the securities industry on the city economy can be major as it accounts for 4.4% of the city's total employment, but 14%+ of its total wages. Erratic profitability and fluctuating employment in the securities industry is expected to influence the scope and magnitude of the recovery of the city and regional economy over the near term. Nonetheless, job growth is evident within this industry as evidenced in the previously mentioned net addition of 12,000 new jobs since January, 1993.

New York City's unemployment rate rose from a low of 4.5% in 1988 low to a 16-year high of 11.3% as of February 1993 due to the contraction in its employment base. The signs of economic recovery are now evident as unemployment has slowly declined to an average of 8.6% for 1996.

Currently unemployment is lowest in Manhattan (6.0% to 7.0% range) and highest in the boroughs of the Bronx, Brooklyn and Queens as the contraction in the blue collar industries is clearly evident.

A positive factor influencing the city economy is 73,800 fewer city employees since 1990 as 31,600 layoffs have occurred since 1993. This positive influence is in light of the current city and state administrations plan to reduce taxes and downsize the scope of government.

Published reports further indicate that additional contractions are expected in the historical white collar industries in Manhattan. However, new and growing industries in information, telecommunications and entertainment are being attracted to Manhattan due to competitive

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 16


                  CITY AND NEIGHBORHOOD OVERVIEW (Continued)

occupancy costs and its dynamic, diverse and creative environment for young professionals.

Lastly, lower occupancy costs and the pro-business attitude of government has lead to a decline in corporate re-locations outside Manhattan as evidenced in the recent decisions by Depository Trust, Avon, Paine Webber, First Boston and Morgan Stanley to remain in Manhattan.

In conclusion, New York City is considered to be at the beginning of an economic expansion which is projected to be a slow but sustained recovery.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 17

                    CITY AND NEIGHBORHOOD OVERVIEW (Continued)

                                             NEW YORK CITY'S EMPLOYMENT BASE COMPOSITION
                                                  AND EMPLOYMENT CHANGES SINCE 1980
-----------------------------------------------------------------------------------------------------------------------------------
Average For Calendar Year                    1996             1995          1994          1993           1992             1991
-----------------------------------------------------------------------------------------------------------------------------------
Construction                                91,500           90,500        89,100        86,100         86,583           98,000
Manufacturing                              264,500          273,500       280,600       288,800        293,058          307,600
Transportation & Utilities                 204,600          202,900       201,500       203,400        205,358          218,900
Wholesale & Retail Trade                   561,900          555,400       541,100       537,900        547,908          561,100
F.I.R.E. (B)                               472,300          473,400       480,200       471,600        477,217          497,200
Services                                 1,229,000        1,183,600     1,146,600     1,115,800      1,091,083        1,098,000
Government                                 533,800          543,600       565,400       579,700        583,958          590,900


Total Employment                         3,357,600        3,322,900     3,304,500     3,283,300      3,285,167        3,371,700

Construction                                   2.7%             2.7%          2.7%          2.6%           2.6%             2.9%
Manufacturing                                  7 9              8.2%          8.5%          8.8%           8.9%             9.1%
Transportation & Utilities                     6.1%             6.1%          6.1%          6.2%           6.3%             6.5%
Wholesale & Retail Trade                      16.7%            16.7%         16.4%         16.4%          16.7%            16.6%
F.I.R.E. (B)                                  14.1%            14.3%         l4.5%         14.4%          14.5%            14.8%
Services                                      36.6%            35.6%         34.7%         34.0%          33.2%            32.6%
Government                                    15.9%            16.4%         17.7%         17.7%          17.8%            17.5%

Total Employment                             100.0%           100.0%        100.0%        100.0%         100.0%           100.0%


Net Gain/(loss) Since 1980                  56,100           21,400         3,000       (18,200)       (16,333)          70,200
Net Gain/(loss) Since 1980 as a %              1.7%             0.6%          0.1%         -0.6%          -0.5%             2.1%

Net Gain/(loss) 1989-1993                                                              (331,100)      (329,233)        (242,700
Net Gain/(loss) 1989-1993 as a %                                                           -9.2%          -9.1%            -6.7%

Net Gain/(loss) 1/1/93 To Date              74,300           39,600        21,200
Net Gain/(loss) 1/1/93 To Date as a %         2.26%            1.21%         0.65%
-----------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------
Average For Calendar Year                   1990            1989            1988            1980
-------------------------------------------------------------------------------------------------
Construction                              114,900         120,900         120,100          76,800
Manufacturing                             337,500         359,500         370,100         495,700
Transportation & Utilities                229,100         224,600         218,400         257,000
Wholesale & Retail Trade                  608,300         630,200         634,300         612,800
F.I.R.E. (B)                              519,500         530,200         542,400         448,100
Services                                1,149,300       1,147,500       1,123,300         894,300
Government                                607,600         601,500         596,100         516,800


Total Employment                        3,566,200       3,614,400       3,604,700       3,301,500

Construction                                  3.2%            3.3%            3.3%            2.3%
Manufacturing                                 9.5%           10.0%           10.3%           15.0%
Transportation & Utilities                    6.4%            6.2%            6.1%            7.8%
Wholesale & Retail Trade                     17.1%           17.4%           17.6%           18.6%
F.I.R.E. (B)                                 14.6%           14.7%           15.1%           13.6%
Services                                     32.2%           31.8%           31.2%           27.1%
Government                                   17.0%           16.6%           16.5%           15.7%

Total Employment                            100.0%          100.0%          100.0%          100.0%


Net Gain/(loss) Since 1980                264,700         312,900         303,200
Net Gain/(loss) Since 1980 as a %             8.0%            9.5%            9.2%

Net Gain/(loss) 1989-1993                 (48,200)
Net Gain/(loss) 1989-1993 as a %             -1.3%

Net Gain/(loss) 1/1/93 To Date
Net Gain/(loss) 1/1/93 To Date as a %
-------------------------------------------------------------------------------------------------



(B) Finance, Insurance & Real Estate
Source: U.S. Bureau of Labor Statistics; compiled by KTR

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 18


                   AREA AND NEIGHBORHOOD OVERVIEW (Continued)

NEIGHBORHOOD OVERVIEW

The subject property is situated on the west side of Madison Avenue, between East 46th and East 47th Streets, on the northern and southern boundaries of the Grand Central and Fifth/Madison Avenue office sub-markets, respectively, within the Midtown office market. The subject property is conveniently located within a diverse area of Midtown Manhattan containing office, retail, hotel, private club uses and cultural attractions.

The Grand Central and Fifth/Madison Avenue office sub-markets are the third (34.2 million square feet) and fifth (20.9 million square feet) largest sub-markets, respectively, of the 8 recognized sub-markets within the Midtown office market. The Grand Central sub-market is bounded by East 46th Street to the north, First Avenue to the east, East 39th Street to the south and the midblock between Fifth and Sixth Avenues to the west. The Fifth/Madison Avenue office sub-market is bounded by East 66th Street to the north, the midblock between Park and Madison Avenues to the east, East 46th Street to the south and the midblock between Fifth and Sixth Avenues to the west. The Grand Central office sub-market is the primary influencing market due to the proximity of the subject property to Grand Central Station.

Madison Avenue is improved with commercial office buildings containing in excess of 12 million square feet between East 23rd and 50th Streets. Building density (stories and building area) is smaller, south of East 34th Street, subsequently increasing above East 38th Street. Madison Avenue, south of East 34th Street, is primarily improved with 7- to 20-story Class "B" office buildings, with ground floor retail stores, which have been converted over the last 25 years from loft/industrial buildings.

Madison Avenue, between East 38th and 50th Streets is improved with 31 office buildings containing in excess of 8.2 million square feet of rentable office space. Primarily improved with pre-war Class "B" commercial office buildings, area buildings average 23-stories in height and contain 266,000 square feet of rentable office space. Madison Avenue, north of East 50th Street, is primarily improved with postwar Class "A" commercial office buildings averaging 30-stories in height and 336,000 square feet of

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 19

                   AREA AND NEIGHBORHOOD OVERVIEW (Continued)

rentable office space.

The side streets of Madison Avenue in proximity of the subject property are primarily improved with 5-to 20-story loft/office buildings and to a limited extent converted residential townhouse buildings.

New 1980s office development, within the immediate area, was concentrated primarily on Madison Avenue, north of East 50th Street, Park Avenue below 42nd Street and Fifth Avenue between 34th and 57th Streets. In addition to the renovation of the subject property, new developments in the immediate area included:

     335 Madison Avenue, encompassing the blockfront between Madison and Vanderbilt Avenues between East 43rd and 44th Streets, is a 28-story office building, converted in 1983 from a hotel building by Ira Millstein, containing 1.2 million square feet.

     520 Madison Avenue, located on the west side of Madison Avenue between East 53rd and 54th Streets in the Plaza District, is a 43-story office building, constructed in 1982 by Tishman Speyer for Continental Illinois Bank, containing 958,000 square feet.

     535 Madison Avenue, located on the northeast corner of Madison Avenue and East 54th Street in the Plaza District, is a 36-story office building, constructed in 1982 by Park Tower Realty for Dillon Read, containing 420,000 square feet.

The most notable potential new development in the immediate area is a proposed 950,000 square foot office building for the blockfront bounded by Madison and Vanderbilt Avenues and East 46th and East 47th Streets. The site, currently owned by a Saudi family and Howard Ronson, is attempting to secure a major lease in order to obtain institutional development financing.

Ground floor retail stores serving area office workers are predominate on Madison Avenue between East 38th and 50th Streets and on East 42nd Street. Retail trade is also evident on the side streets with a wide variety of local retailers, between East 38th and 50th Streets, serving area office workers and

           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 20

                   AREA AND NEIGHBORHOOD OVERVIEW (Continued)

commuters walking between Grand Central and Penn Stations. Retail vacancy is currently negligible (less than 10%).

Also situated within the immediate area of the subject property are private club buildings, owned by the "Ivy League" colleges and private clubs/associations, which are used for meetings, receptions, dining and lodging. In addition, several of these buildings have attained landmark status. These buildings include: the Yale Club at the Vanderbilt Avenue and East 44th Street, the Cornell Club at 6 East 44th Street, the Harvard Club at 28 West 45th Street, the Society of Mechanics and Tradesman at 20 West 44th Street, the University of Pennsylvania Club at 30 West 44th Street, the New York Yacht Club at 37 West 44th Street, the Princeton Club at 15 West 43rd Street, the Century Club at 7 West 43rd Street and lastly, the Columbia University Club at 4 West 43rd Street.

A wide variety of transient and extended stay hotels are also located within this Grand Central area.

The Manhattan hotel industry is currently experiencing its most profitable period due to the expanding regional and national economies and the strong influx of foreign travelers due to favorable exchange rates.

Mass transportation into and within Manhattan is good. The subject property is conveniently situated near the 3 major commuter transportation centers of Manhattan. Grand Central Station, 1 block east at Park Avenue from East 42nd to 46th Streets, provides commuter rail service (Metro North) to the surrounding counties of New York and Connecticut to the north of Manhattan. The Port Authority Bus Terminal, at Eighth Avenue and West 42nd Street, provides commuter bus service to New Jersey. Penn Station, at Seventh Avenue and West 32nd Street, provides commuter rail service to Long Island (LIRR) and New Jersey (PATH and New Jersey Transit).

Local and express subway service is also conveniently available at Grand Central Station and also along East 42nd Street (IRT Nos. 4, 5, 6 and 7). Uptown and downtown local bus service is available along

           Koeppel Tener Real Estate Services. Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 21

                   AREA AND NEIGHBORHOOD OVERVIEW (Continued)

Madison and Fifth Avenues and crosstown service is available on 34th and 42nd Streets.

In conclusion, the subject property is conveniently situated within an established commercial business district within Midtown Manhattan which is experiencing along term upward trend.

           Koeppel Tener Real Estate Services. Inc. Valuation Division

370-392 Madison Avenue                                              June 23,1997
New York, New York                                                       Page 22

                  AREA AND NEIGHBORHOOD OVERVIEW (Continued)

                            [Graphic Omitted] AREA MAP






           Koeppel Tener Real Estate Services. Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 23

                   AREA AND NEIGHBORHOOD OVERVIEW (Continued)

                      [Graphic Omitted] NEIGHBORHOOD MAP







           Koeppel Tener Real Estate Services. Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 24

                                    SITE DATA

IDENTIFICATION: The subject property, identified as 370-392 Madison Avenue, is located on the east side of Madison Avenue, between East 46th and East 47th Streets, within the Midtown office market in the Borough of Manhattan and the city, county and state of New York.

LEGAL DESCRIPTION: The subject property is identified on the tax maps of the City of New York as Block: 1282, Lot: 17.

AREA: The subject property is situated on an irregular site containing 38,159 square feet.

DIMENSIONS: The subject property contains irregular dimensions ("L", shape) with frontage of 200+ feet on Madison Avenue, 240 feet on East 46th Street and 140 feet on East 47th Street.

TOPOGRAPHY- The subject property's site is level at grade. The topography of the immediate area is also level.

PUBLIC AND MUNICIPAL UTILITIES: The subject property is accessible to all municipal and utility hookups. Electric and gas service is provided by Consolidated Edison and water and sewer service and police and fire protection from the City of New York.

SOIL INFORMATION: No major adverse subsoil or drainage conditions were observed at the time of inspection, but, an engineer's report was not submitted.

FLOOD PLAIN INFORMATION The subject property is located within Zone C, which is not considered to be within a flood zone (Panel #360497-0039B) according to the Federal Emergency Management Bureau.

ON-SITE PARKING: A curb cut on East 46th Streets opens to the underground parking garage.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 25

                              SITE DATA (Continued)

LIGHT AND AIR: The subject property is afforded excellent light and air on all elevations based on its blockfront location, however, its lower floors (below the 7th floor) are somewhat overshadowed by the high density development of the immediate area.

VISIBILITY/ACCESSIBILITY: The subject property enjoys excellent visibility and accessibility from Madison Avenue and East 46th and 47th Streets.

Local subway service (4, 5, 6 and 7 trains) is conveniently available at Grand Central Station. Uptown, downtown and crosstown local and express bus service are conveniently available along the avenues and 42nd, 49th, 50th and 57th Streets.

Madison Avenue is a one-way, northbound, 6-lane commercial thoroughfare running between East 23rd and East 138th Streets. East 46th and 47th Streets are local, one-way, west and eastbound side streets, respectively, running between the East River and Hudson River. All of the bounding streets are asphalt paved and improved with sidewalks, curbs and street lights.

CONCLUSIONS

The subject property occupies an irregular but functional site with excellent light and air, and excellent visibility and convenient accessibility to mass transportation.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 26

                              SITE DATA (Continued)

                                    SITE PLAN

                           [GRAPHIC OMITTED] SITE PLAN


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 27

                                     ZONING

The subject property is situated within 2 zoning districts and 1 special district as designated by the City Planning Commission of the City of New York: a C5-3 (65.8% of the total site area) and a C5-2.5 (34.2% balance) district, both within a Restricted Central Commercial District within a Special Midtown District (MiD).

The C5 district is designed to serve the office workers of the Central Business District with a wide range of retail/commercial goods and services. The C5 district is comprised of 12 sub-districts which vary as to permitted bulk building density for residential, commercial and community service buildings. The subject property is located in sub-districts no.3 and 2.5, respectively.

PERMITTED USES: Permitted Use Groups, "as of right", within the C5 district include residential (use groups 1 and 2), community facilities (use groups 3 and 4), transient hotel lodging (use group 5), and retail/commercial (use groups 6 and 9-11).

The existing uses within the subject property fall within the parameters of Use Group No. 6 (retail and general office). Further, the existing uses are considered legal and in conformity with existing use regulations.

BULK REQUIREMENTS: The bulk density in the C5-3 district permits an F.A.R. (Floor Area Ratio) of 15.00 for community facility and commercial buildings and
10.00 for residential buildings. The bulk density in the C5-2.5 district permits an F.A.R. (Floor Area Ratio) of 12.00 for all buildings.

The subject property, as if vacant and unencumbered and before any Bonus F.A.R., reflects an allowable buildable of 533,220 square feet (38,159 square feet site times a blended F.A.R. of 14.0). The subject property as improved reflects a total above grade building area of approximately 798,545 square feet.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 28

                           ZONING OVERVIEW (Continued)

The actual area versus the allowable area suggests that the subject property is overbuilt by approximately 49.8% (265,325 square feet) of the allowable buildable area of a new "as of right" building. This excess is a result of an area downzoning since the building was originally constructed. Therefore, the existing building, "grandfathered" under current zoning criteria, is capable of returning more to the land than a current "as of right" building since its original development predates the current zoning code.

In conclusion, the subject property is considered to be non-complying, but legal with the existing bulk requirements of the zoning district.

PARKING REQUIREMENTS: No on-site parking is required for any real estate within Midtown Manhattan according to the city zoning code.

SPECIAL MIDTOWN DISTRICT (MiD): The Special Midtown District was designated in 1982.

It is intended to strengthen the business core of Midtown Manhattan, to stabilize Midtown development while providing direction and incentives for further growth, and to preserve, protect and enhance the Fifth Avenue shopping district, the Times Square district, the theater sub-district and the area surrounding the Museum of Modern Art.

The MiD District is comprised of 4 maps: (1) a Sub-district map; (2) a Retail and Street Wall Continuity map; (3) a Subway Station Improvements Area map; and
(4) a Network of Pedestrian Circulation map.

Map no. 1 addresses 3 sub-districts (Theater, Fifth Avenue and Preservation sub-districts) which are primarily mapped west of Fifth Avenue. Maps no. 3 and 4 address the high traffic subway and rail stations within the area.

          Koeppel Tener Real Estate Services. Inc . Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 29

                           ZONING OVERVIEW (Continued)

Map 2 addresses legal retail uses and street setbacks for the following high retail traffic avenues and side streets. The retail areas within this map include: Madison Avenue between East 38th and East 57th Streets, Lexington Avenue between East 40th and East 54th Streets, Fifth Avenue between East 34th and East 59th Streets, Sixth Avenue between West 42nd and West 59th Streets, Seventh Avenue between West 38th and West 57th Streets, Broadway between West 34th and West 59th Streets, East 34th Street between Fifth and Seventh Avenues, 42nd Street between Third and Eighth Avenues and 57th Street between Park and Eighth Avenues.

The requirements stipulate that a building's entrance must be a minimum of 20 feet and can not exceed either 40 feet or 25% of a building's total street frontage. Further, the code prohibits the following use groups from the grade level: 6B, 6E, 7C, 7D, 8C, 8D, 9B, 10B, 11, and 12D. The preceding categories preclude office, automotive and wholesale uses from the grade.

The single entrance on Madison Avenue (30+ feet) is in compliance with the entrance requirements of the district.

Map 3 addresses specific areas within the district which are eligible for bonus F.A.R. with improvements to the existing subway station.

CONCLUSIONS

The subject property is considered to be legal and conforming in terms of use, legal, but non-complying as to the bulk regulations, legal and complying as to on-site parking regulations and legal and complying with the requirements of the special district.


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 30

                           ZONING OVERVIEW (Continued)

                          [GRAPHIC OMITTED] ZONING MAP

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 31

                        REAL ESTATE ASSESSMENTS AND TAXES

The subject property is assessed by the City of New York, Borough of Manhattan for the fiscal year, July 1, 1996 through June 30, 1997, as follows. The fiscal tax year in New York City runs from July 1 to June 30. Real estate taxes during the calendar year 1997 consist of the second half taxes of 1996/97 and the first half taxes of 1997/98.

                             370-392 MADISON AVENUE
                               ASSESSED VALUATION
                               BLOCK 1282, LOT 17

----------------------------------------------------------------------------------------------------------------
                         Transitional         Transitional         Target/Actual               (A) Target/Actual
Fiscal Tax Year             Land                 Total                Land                          Total
----------------------------------------------------------------------------------------------------------------
  1996-1997               $18,900,000        $62,280,000          $20,250,000                   $65,250,000
  1997-1998               $20,250,000        $63,020,000          $24,750,000                   $64,000,000
----------------------------------------------------------------------------------------------------------------

(A) 5-year phase-in of Transitional to Target Assessed Value Source: City Assessor, compiled by KTR

Assessed Valuations for income producing commercial real estate are annually adjusted by the City of New York at percentages typically ranging from 25% to 45% of market value. Preliminary assessed values are declared on January 15th with final assessed values declared on April 14th of the calendar year. Assessed values for income producing real estate are established by employing the Direct Capitalization Method of the Income Capitalization Approach and the Sales Comparison Approach.

The income Capitalization Approach is reported to be the primary means of establishing value. The capital costs in attracting and retaining tenants are amortized (straight line) over the individual lease terms. The net cash flow before real estate taxes, less the annual capital deductions, is then capitalized into a new Target Assessed Value employing a "built-up" capitalization rate. There is a 1 to 2 year lag period when income is converted into a new assessment (i.e.: calendar year 1996 income will be used in developing the 1997/1998 assessment).

The Transitional Assessed Value is used in developing the annual real estate tax bill of a property under the city's system of assessing real estate. If the Target/Actual Assessed Value is greater than the

           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 32

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

Transitional Assessed Value, the difference is phased-in over the next 5 years in equal installments.

However, if the Target/Actual Assessed Value is lower than the Transitional Assessed Value, the tax policy of the City of New York stipulates that the tax burden is based on the lower of the 2 assessed values.

The 1996/l997 and the 1997/1998 real estate taxes of the subject property are/will be based upon its taxable Transitional Assessed Value.

The 1996/1997 taxable Assessed Value is a 1.6% ($990,000) increase from the 1995/1996 tax year, and the 1997/1998 taxable Assessed Value reflects a 1.2% ($740,000) increase over the 1996/1997 tax year.

TAX COMPARABLES: The 1997/1998 Target Assessed Value of the subject property is compared with the target/actual assessed values of major office buildings located in proximity of the subject property and on Madison Avenue between East 34th and 61st Streets. The reported rentable area is used as the unit basis for analysis purposes.

The compilation of 43 office buildings range in size from 55,000 to 1,000,000 square feet, averaging 350,000 (rounded). On a square foot basis, the assessed values range from $36.00 to $155.00 per square foot. The low end of the range reflects 200 Madison Avenue (East 35th Street) which is a 26 story Class "B" office building constructed in the 1920s containing 651,000 square feet. The upper end of the range reflects the Sony Building at 550 Madison Avenue (East 55th Street) which is a 37 story Class "A" office building constructed in 1983 containing 550,000 square feet.

The assessed value of the subject property ($76.00 per square foot, rounded) is consistent with the middle of the range which averages $77.00 per square foot. Further analysis reveals that unit assessments typically range from $40.00 to $70.00 per square foot between East 34th and 42nd

          Koeppel Tener Real Estate Services. Inc . Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 33

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

Streets, trending upward to a range of $50.00 to $100.00 per square foot above East 42nd Streets.

The data reveals that older buildings constructed pre-1970 typically range from $50.00 to $75.00 per square foot and that modern building constructed after 1970 typically range from $75.00 to $100.00 per square foot.

The preceding observation offers limited insight since further research reveals that many of the properties surveyed, similar to the subject property, annually challenge their respective assessments through tax appeal and tax certiorari proceedings.

The current assessment of the subject property is processed accordingly since it is generally consistent with the influencing market and because it has successfully utilized tax appeal and tax certiorari proceedings. These proceedings have established a real estate tax liability which is consistent with its income producing capacity.

RE-ASSESSMENT POLICY: The unofficial policy of the city assessor over the last decade had been to re-assess all real property upon sale at 45% of the sale price, assuming an arm's-length transfer. The 45% rate represented the tax equalization rate computed by the State of New York.

Any increases in the tax liability of a property were subsequently required to be phased in over a 5-year period. Significant increases in tax assessments were evident during the 1980s due to upwardly trending values.

Conversely, the Income Capitalization Approach has become the primary means for establishing tax assessments during the 1990s due to significantly reduced net cash flows and lower real estate values.

We have examined the sales of Class "A" office buildings in the Midtown office markets to see if

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 34

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

this methodology is still applicable in light of the decline in real estate values and the evidence of lower assessed values over the last several years. The compilation (14 sales) indicates that ratios are currently ranging from 24% to 50% (rounded) for Class A office buildings with a weighted average of 40% (rounded). As previously noted, assessments have trended downward over the past several years due to significantly reduced cash flows and lower values.

The 1997/1998 Target Assessed Value for the subject property of $64,000,000 divided by our estimated "As Is" Market Value of the Leased Fee Interest (subject to existing short term and contractual leases) indicates a ratio of 32% ($64,000,000 / $200,000,000) which is within an acceptable range.

In conclusion, the subject property is assumed not to be re-assessed in this valuation since its existing assessment is considered to be consistent with its income producing capacity and current market value.

TAX RATE HISTORY: The subject property is taxed by the City of New York as a Class IV -commercial property. Tax rates (per each $100.00 of Assessed Value) for the last 12 fiscal years are as follows:

                                                     NEW YORK CITY
                                         1 2-YEAR COMMERCIAL TAX RATE HISTORY
------------------------------------------------------------------------------------------------------------------------
                                                                                                              1984-1985
   1996/      1995/       1994/        1993/     1992/          1991/         1990/       1989/      1988/       to
   1997       1996        1995         1994      1993           1992          1991        1990       1989     1987-1988
------------------------------------------------------------------------------------------------------------------------
$10.252     $10.402     $10.608      $10.724    $10.698       $10.631        $9.924      $9.539     $9.582     $9.460
------------------------------------------------------------------------------------------------------------------------

Source: City Assessor; Compiled by KTR

Historically, New York City has raised tax revenues by increasing a property's transitional and target assessment rather than by increasing the tax rate. The city was forced however, to begin increasing the tax rate in light of declining real estate values between 1987 and 1993. Over the last several years, the


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 35

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

city has been encouraged to balance its budget through cost cutting, rather than increasing property taxes, due to pressure by the Municipal Assistance Corporation, New York State and the public. As such, the tax rate for the past 6 fiscal tax years has been relatively unchanged.

SPECIAL ASSESSMENT

The subject property is a member of the Grand Central Partnership Business Improvement District which is a special business improvement district (B.I.D.) created in the early l990s by commercial building owners in the Grand Central Station area. Authorized by the New York State Legislature, the B.I.D. is permitted to collect a special tax from property owners/tenants to pay for special sanitation services, private security, tourist assistance, programs for the homeless and physical street improvements. These improvements include street lighting, sign and sidewalk renovation and tree plantings.

The current assessment for the 1996/1997 and 1997/1998 fiscal tax years is reported to be $97,942 and $102,999, respectively, which equates to $0.12 and $0.13 per square foot of total retail and office rentable area, respectively.

The B.I.D. payment for calendar year 1997 equates to $100,471 or $0.12 per square foot of total retail and office rentable area. This special assessment is processed accordingly within the Income Capitalization Approach as a recoverable expense.

REAL ESTATE TAXES AND B.I.D PAYMENT: The 1996/1997 and 1997/1998 real estate taxes and B.I.D. payment for the subject property are as follows.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 36

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

                             370-392 MADISON AVENUE
                ACTUAL 1996/1997 AND 1997/1998 REAL ESTATE TAXES

---------------------------------------------------------------------------------------------------
  Fiscal Year    Assessed Value           Tax Rate              Estimated Taxes   (2) $ Per Sq. Ft.
---------------------------------------------------------------------------------------------------
 1996- 1997       $62,280,000      x      0.10252      =          $6,384,946         $7.70
 1997- 1998       $63,020,000      x      0.10072      =          $6,347,374         $7.75
Calendar 1997                                                     $6,366,160         $7.78
  Plus:
B.I.D.  Payment                                                     $100.471         $O.12
                                                                  ----------         -----
   Total                                                          $6,466,631         $7.90
---------------------------------------------------------------------------------------------------

Total office arid retail rentable area of 818,719 square feet
Source: City assessor: compiled by KTR.

PROJECTED REAL ESTATE TAXES: Real estate taxes are projected for use in the discounted cash flow analysis as follows.

1. The 1996/1997 and 1997/1998 Transitional Assessed Values are accepted and processed accordingly.

2. The 1997/1998 Transitional Assessed Value is assumed to increase by $196,000 per year over the next 5 years ($980,000 total) to $64,000,000.
     This increase reflects the required annual phase-in of the 1997/1998 Transitional and Target/Actual Assessed Value.

4. The 1997/1998 tax rate is appreciated by 4.0% per year during the phase-in period.

5. Fiscal year real estate taxes are assumed to increase by 4.0% per year, subsequent to the completion of the assessed value phase-in.

6.   The B.I.D. payment is assumed to increase by 4.0% per year.

7. Real estate taxes are converted to a fiscal year basis within the discounted cash flow analysis.

The real estate taxes processed within the discounted cash flow analysis are summarized on the following page.


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 37

                  REAL ESTATE TAXES AND ASSESSMENTS (Continued)

                             370-392 MADISON AVENUE
              ESTIMATED TAXES USED IN DISCOUNTED CASH FLOW ANALYSIS

-----------------------------------------------------------------------------------------------------------------------------
Estimated  Real Estate  Taxes                      4.00%
370-392 Madison Avenue                            Times:            4 0%
New York, New York                               Estimated         Equals:                          Equals:
                                     Total       Tax Rate         Estimated                       Est. Total
                                   Assessed    Per $100 of      Fiscal Taxes          Plus       Fiscal Taxes
No.           Tax  Year            Valuation        A.V            Payable         BID Payment      Payable      $per Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------------
1           1996/   1997         $62,280,000     $10.25200        6,384,946            97,942       6,482,888        $7.92
2           1997/   1998          63,020,000      10.07200        6,347,374           102,999       6,450,374         7.88
3           1998/   1999          63,216,000      10.47488        6,621,800           107,119       6,728,919         8.22
4           1999/   2000          63,412,000      10.89388        6,908,024           111,404       7,019,428         8.57
5           2000/   2001          63 608 000      11.32963        7,206,551           115,860       7,322,411         8.94
6           2001/   2002          63,804,000      11.78282        7,517,908           120,495       7,638,402         g.33
7           2002/   2003          64,000,000      12.25413        7,842,642           125,314       7,967,956         9.73
8           2003/   2004                                          8,156,348           130,327       8,286,675        10.12
9           2004/   2005                                          8,482,602           135,540       8,618,141        10.53
10          2005/   2006                                          8,821,906           140,962       8,962,867        10.95
11          2006/   2007                                          9,174,782           146,600       9,321,382        11.39
12          2007/   2008                                          9,541,773           152,464       9,694,237        11.84
13          2008/   2009                                          9,923,444           158,563      10,082,007        12.31
14          2009/   2010                                         10,320,382           164,905      10,485,287        12.81
15          2010/   2011                                         10,733,197           171,501      10,904,698        13.32
16          2011/   2012                                         11,162,525           178,361      11,340,886        13.85
17          2012/   2013                                         11,609,026           185,496      11,794,522        14.41
18          2013/   2014                                         12,073,387           192,916      12,266,303        14.98
19          2014/   2015                                         12,556,322           200,632      12,756,955        15.58
20          2015/   2016                                         13,058,575           208,658      13,267,233        16.20
21          2016/   2017                                         13,580,918           217,004      13,797,922        16.85
22          2017/   2018                                         14,124,155           225,684      14,349,839        17.53
23          2018/   2019                                         14,689,121           234,711      14,923,833        18.23
24          2019/   2020                                         15,276,686           244,100      15,520,786        18.96
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Estimated  Real Estate  Taxes   Year No. I (Mos.)         6        50.000%          Year No. I (Mos.)               6      50.000%
370-392 Madison Avenue          Year No. 2 (Mos.)         6        50.000%          Year No. 2 (Mos.)               6      50.000%
New York, New York                                       12       100.000%                                         12     100.000%

                                                         Estimated                        01 -Jul  Estimated
                            Change           Calendar   C.Y. Taxes                        F.Y.E.    F.Y.E.                   Change
No.      Tax  Year          As a %      No.   Year       Payable    $ Per Sq. Ft.  No.   30-Jun    Payable    $ per Sq. Ft. As a %
------------------------------------------------------------------------------------------------------------------------------------
1      1996/   1997
2      1997/   1998         -0.5%         1     1997     $6,466,631      $7.90
3      1998/   1999          4.3%         2     1998      6,589,646       8.05      1       1998   $6,528,139     $7.97
4      1999/   2000          4.3%         3     1999      6,874,174       8.40      2       1999    6,731,910      8.22       3.1%
5      2000/   2001          4.3%         4     2000      7,170,920       8.76      3       2000    7,022,547      8.58       4.3%
6      2001/   2002          4.3%         5     2001      7,480,407       9.14      4       2001    7,325,663      8.95       4.3%
7      2002/   2003          4.3%         6     2002      7,803,179       9.53      5       2002    7,641,793      9.33       4 3%
8      2003/   2004          4.0%         7     2003      8,127,315       9.93      6       2003    7,965,247      9.73       4.2%
9      2004/   2005          4.0%         8     2004      8,452,408      10.32      7       2004    8,289,862     10.13       4.1%
10     2005/   2006          4.0%         9     2005      8,790,504      10.74      8       2005    8,621,456     10.53       4.0%
11     2006/   2007          4.0%        10     2006      9,142,124      11.17      9       2006    8,966,314     10.95       4.0%
12     2007/   2008          4.0%        11     2007      9,507,809      11.61     10       2007    9,324,967     11.39       4.0%
13     2008/   2009          4.0%        12     2008      9,888,122      12.08     11       2008    9,697,966     11.85       4.0%
14     2009/   2010          4.0%        13     2009     10,283,647      12.56     12       2009   10,085,884     12.32       4.0%
15     2010/   2011          4.0%        14     2010     10,694,993      13.06     13       2010   10,489,320     12.81       4.0%
16     2011/   2012          4.0%        15     2011     11,122,792      13.59     14       2011   10,908,892     13.32       4.0%
17     2012/   2013           40%        16     2012     11,567,704      14.13     15       2012   11,345,248     13.86       4.0%
18     2013/   2014          4.0%        17     2013     12,030,412      14.69     16       2013   11,799,058     14.41       4.0%
19     2014/   2015          4.0%        18     2014     12,511,629      15.28     17       2014   12,271,020     14.99       4.0%
20     2015/   2016          4.0%        19     2015     13,012,094      15.89     18       2015   12,761,861     15.59       4.0%
21     2016/   2017          4.0%        20     2016     13,532,578      16.53     19       2016   13,272,336     16.21       4.0%
22     2017/   2018          4.0%        21     2017     14,073,881      17.19     20       2017   13,803,229     16.86       4.0%
23     2018/   2019          4.0%        22     2018     14,636,836      17.88     21       2018   14,355,358     17.53       4.0%
24     2019/   2020          4.0%        23     2019     15,222,309      18.59     22       2019   14,929,573     18.24       4.0%
------------------------------------------------------------------------------------------------------------------------------------

Source: KTR Projections

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 38

                           DESCRIPTION OF IMPROVEMENTS

The following descriptions of the subject property are based upon a cursory inspection of the improvements by Daniel J. McNeil, MAI on June 10, 1997 and from information provided by the ownership.

The subject property is a multi-tenanted 25-story and mezzanine Class "A" commercial office building, constructed in 1952 and completely renovated in 1990, containing 818,719 square feet of rentable retail and office area and also including an underground parking component (150 spaces) and a below grade office storage component containing 32,572 square feet.

The following description addresses general building layout, building area, construction features, entrances/exits, building component descriptions, interior finish, elements of depreciation and conclusions.

LAYOUT

SUB-BASEMENTS NO. 2-4: H.V.A.C. plant, chief engineer's office, incoming electric service, building locker room and storage space (4 partial levels).

BASEMENT: Parking garage containing 150 licensed spaces.

GRADE (1): The office entrance/lobby is accessed on Madison Avenue, and the retail/commercial units, the garage and the service entrance are individually accessed via Madison Avenue, East 46th and East 47th Streets.

FLOOR NOS. 2 - 25: 24 office floors, mechanical rooms; men's and women's toilet rooms (1 each per floor) and public hallways on the multi-tenanted floors.


           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 39

                    DESCRIPTION OF IMPROVEMENTS (Continued)

COMPONENT SECTIONS There are 4 component sections within the subject property which are summarized as follows.

OFFICE STORAGE RENTABLE AREA (SUB-BASEMENTS NO. 1-4): The subject property contains multiple units containing 32,572 square feet of rentable area.

GARAGE RENTABLE AREA: The subject property contains a 1-level underground unit containing 44,452 square feet of rentable area and comprised of 150 licensed parking spaces.

RETAIL/COMMERCIAL RENTABLE AREA: There are 6 retail/commercial units of which 4 units have frontage on Madison Avenue, 1 unit has frontage on East 46th Street and 1 unit has frontage on East 47th Street; the total retail/commercial component equates to 49,354 square feet of rentable area which is exclusive of retail storage space (1,859 square feet).

OFFICE RENTABLE AREA: The subject property is comprised of 17 single-tenanted floors and 7 multi-tenanted floors constructed around a central core area, it contains a total rentable area of 769,365 square feet. Individual floor areas range from 5,383 square feet (Floor No. 25) to 44,704 square feet (Floor No. 4), averaging 32,264 square feet per floor. There are setbacks on floors no. 13, 15, 19, 23 and 24.

Current market criteria for loss factors in modem commercial buildings generally range from 18% to 25%. The ownership reports that the average loss factor for office space within the subject equates to 20.0% which is consistent with current market criteria.

The total rentable area of the subject property equates to 897,602 square feet of which 818,719 square feet is comprised of the retail and office components.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 40

                     DESCRIPTION OF IMPROVEMENTS (Continued)

CONSTRUCTION FEATURES

STRUCTURE: The existing improvement is comprised of a concrete foundation, concrete footings, a structural steel frame and concrete floors. Column spacing ranges from 25 to 35 feet. Ceiling heights average approximately 20 feet for floor no. 1 and 10 feet 8 inches for the upper floors.

EXTERIOR WALLS: The exterior walls are comprised of polished granite on the lower floors with "blue tinted" insulated glass curtain walls. The exterior walls were installed during the renovation.

ROOF: The roofs are comprised of an insulated rubber membrane covered with gravel. New roofs were installed during the renovation.

WINDOWS: Sealed, double-insulated stationary windows. The windows provide excellent light.

STAIRWELLS: Three reinforced concrete stairs extend from the sub-basements to the roof.

ELEVATORS: The subject property has 4 passenger elevator banks with a total of 16 automatically operated cabs (3,000 to 3,500 lb. capacity per cab) running between the lobby and the upper floors.

The individual cabs are finished with stone/glass composite tile floors, wood panel walls and ceiling and high hat lighting. The elevators, reported to be in compliance with the Americans with Disabilities Act, were completely renovated in 1990 with "state of the art" technology.

Retail Unit No. 1 (Chase Manhattan Bank) contains a private elevator running between the first floor and the sub-basement.

There is 1 bank containing 2 cabs which serve as freight elevators (3,000 to 5,000 lb. capacity per cab).

ESCALATORS: Two escalators run between the selling basement and the first floor of the multi-level

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 41

                     DESCRIPTION OF IMPROVEMENTS (Continued)

retail unit occupied by Chase Manhattan Bank.

INTERIOR

MAIN ENTRANCES/LOBBY: Individual sets of metal frame revolving and swing doors open to the lobby from Madison Avenue. The lobby is finished with a stone/glass composite tile floor and walls, wood paneled columns, sheetrock ceiling and high hat lighting.

SERVICE ENTRANCE: Two enclosed off-street loading docks (ceiling height of 20 feet) are accessed via a 30 foot opening via East 47th Street.

PUBLIC HALLWAYS (MULTI-TENANTED FLOORS): Public halls are finished with carpeted floors, wallpapered painted sheetrock walls, hung acoustic ceilings and ceiling hung fluorescent lighting. The public hallways were renovated as part of the building wide renovation.

OFFICE SPACE: Interior finishes generally reflect an average to above average building installation typically found throughout the Class "A" office market of Manhattan. All office units are finished according to tenant specifications as follows: commercial carpeting, marble, vinyl tile and wood floors, sheetrock and wood panel walls, hung acoustic ceilings, and ceiling hung fluorescent and high hat lighting.

Most of the occupied office space has been fitted to individual tenant requirements with tenant workletters ranging from $25.00 to $50.00 per square foot. The ownership reports that Chase Manhattan Bank spent $20,000,000 on upgrading its space in order to take advantage of the advanced building systems of the subject property.

TOILET FACILITIES: Each floor contains 1 men's and 1 women's toilet rooms. The men's rooms contains 3 flushometer toilets, 3 urinals and 2 sinks. The women's room contains 4 flushometer toilets

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 42

                     DESCRIPTION OF IMPROVEMENTS (Continued)

and 3 sinks. Toilet rooms are finished with ceramic tile floors and walls, acoustical tile ceiling and ceiling hung fluorescent lighting.

The toilet facilities are in compliance with the Americans with Disabilities Act except for floors no. 5, 15 and 18. The remaining floors will be brought into compliance upon lease turnover.

MECHANICAL SYSTEMS

HVAC/HEAT/HOT WATER: Heat, generated by Con Edison steam and processed by steam connectors, is distributed by wall-mounted fan coil units and an electrically fired individual zone controlled Variable Air Volume (VAV) system.

Cooled air is provided to all space by a "state of the art" system comprised of
(4) 250 ton units serving the perimeter office space and 4 units per floor (15 to 25 tons per unit) serving the interior space, the units are interconnecting with a roof-top cooling tower. Cooled air is distributed via overhead ceiling ducts.

The system, installed during the renovation, is capable of providing 50% more cooling capacity than other Class "A" office buildings. Further, it enables the building to operate on a 24 hour basis 7 days per week at no additional cost for condenser water.

The H.V.A.C. system is operated by a state-of-the-art computer controlled operating system, located in the Chief Engineer's office, with multiple sensors located throughout the system for zone heating and cooling.

Domestic hot water is provided through electric fired hot water heaters located on each floor.

ELECTRIC: A new "state-of-the-art" electrical system was installed during the renovation which


            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 43

                     DESCRIPTION OF IMPROVEMENTS (Continued)

provides 19.5 amps per usable area. Current market criteria requires 10 to 14 amps per square foot of usable area. Electricity is provided to all tenants through a direct meter except for floors no. 15 and 18 which are distributed electricity on an inclusionary basis with tenants billed on a monthly basis. Floors No. 15 and 18 will be converted to a direct meter upon lease expiration.

COMMUNICATIONS: The telephone and communications distribution system was upgraded during the building wide renovation for high technology fiber optic use.

WATER AND FIRE PROTECTION: Water, for domestic use and the sprinkler and standpipe systems, is stored in enclosed roof tanks. The subject property is fully sprinklered. Further, it is reportedly in compliance with all laws pertaining to fire safety: emergency (strobe) lighting throughout, smoke detectors, fire control panel in the lobby and passenger elevators with automatic recall.

SECURITY: Entrance and accessibility is controlled from the lobby (24 hours per day, 7 days per week) through a "state of the art" security system. Entrance and accessibility after hours is permitted only with tenant approval.

CONDITION OF BUILDING: The subject property is a modem Class "A" commercial office building which has been completely renovated with quality materials, systems, finish and workmanship, and which has been very well maintained to date. The building appears to be in excellent condition and well maintained based on our cursory inspection of the subject property.

Elements of depreciation evident within the structure are discussed as follows.

ELEMENTS OF DEPRECIATION

PHYSICAL DETERIORATION: Physical deterioration is comprised of 2 components: curable physical depreciation a/k/a deferred maintenance and incurable physical depreciation.

           Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 44

                    DESCRIPTION OF IMPROVEMENTS (Continued)

There was no deferred maintenance noted during our cursory inspection of the subject property.

The Marshall Valuation Service suggests that Class "A" office buildings typically have a life expectancy of approximately 60 years. The actual age of the subject property is estimated to be 7 years based on its complete renovation in 1990 which suggests incurable physical deterioration of 11.7% (7/60) in its short and long lived components.

FUNCTIONAL OBSOLESCENCE: Functional obsolescence is noted within 6 areas within the subject property as follows:

1. The mens and womens bathrooms on Floors No. 5, 15 and 18 are reportedly not in complete compliance with the American Disabilities Act. The cost of curing this deficiency is assumed to be included in our estimated future tenant workletters.

2. Functional obsolescence is evident in the presence of asbestos. Asbestos is a fire and heat resistant material which was originally used in the insulation of piping and the structural steel frame, but which is now classified as a toxic carcinogen.

     The ownership reports that minor amounts of asbestos insulation are partially evident on the structural steel frame, however, it has been completely encapsulated. The cost of curing this deficiency is assumed to be included in our estimated budget for repairs and maintenance, reserves for replacement and future tenant workletters.

3. Functional obsolescence is noted in the irregular floor plates ("L" shape) of the subject property. Modern office buildings are constructed on rectangular sites with a center core design. Modern construction is considered to be the most functional in terms of space planning.

4. Functional obsolescence is noted in the average ceiling heights in the office component of 10 feet, 8 inches. Modern office buildings are constructed with minimum ceiling heights of 12 feet.

5. Functional obsolescence is noted in the cooling system which is capable of providing 50% more cooling capacity than a typical modern commercial office building. This

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 45

                    DESCRIPTION OF IMPROVEMENTS (Continued)

     super adequacy was implemented in order to compensate for its irregular floor plates and low ceiling heights.

6. Functional obsolescence is noted in the electrical system which is capable of providing up to 100% more capacity than a typical modern commercial office building. This super adequacy was also implemented in order to compensate for its irregular floor plates and low ceiling heights.

The functional obsolescence in Nos. 1 and 2 is curable, however, the remaining functional obsolescence in Nos. 3 through 6 is considered to be incurable. The impact of this incurable functional obsolescence is reflected in our estimated market rents.

EXTERNAL OBSOLESCENCE: External obsolescence is evidenced within the subject property since the current unsubsidized costs of development ($350.000 per square foot) are in excess of the unit values illustrated by Income Capitalization Approach. The difference in values is primarily attributed to external obsolescence.

CONCLUSIONS

The subject property is a modern Class "A" commercial office building which has been completely renovated with quality materials, systems and workmanship and which has been well maintained to date.

Its office component reflects quality modern office space for both full and multi-tenanted floor tenants, but it is very attractive to larger space users based on its average floor plate of 32,000 square feet (rounded). Further, its office component receives excellent light and air.

Its grade level retail units, which also receive good light and air, are functional in layout and design and benefit from good street level visibility.

          Koeppel Tener Real Estate Services. Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 46

                           SUMMARY OF EXISTING LEASES

The underlying leases of the Leased Fee Interest and the Leasehold Interests are summarized as follows.

LEASED FEE INTEREST

The Leased Fee Interest has the right to receive rent payments from the Leasehold Interest under a 25-year master net lease. The lease, originally dated January 1, 1989, is for a basic term of 25 years with (1) 20-year renewal option if the lessor defaults in its obligations to the lessee. The expiration date of the original lease term is December 31, 2013 (16 years, 6 months from the date of appraisal).

The annual lease payments are summarized as follows. The current annual payment is $16,000,000 per year.

                             370-392 MADISON AVENUE
                        SUMMARY OF MASTER LEASE PAYMENTS

--------------------------------------------------------------------------------
 Years No.                      Payment Date                   Annual Payment
--------------------------------------------------------------------------------
     1                         1/89 - 12/89                     $11,000,000
     2                         1/90 - 12/90                      12,000,000
    3-5                        1/91 - 12/93                      14,500,000
   6-10                        1/94 - 12/98                      16,000,000
   11-15                       1/99 - 12/103                     17,600,000
   16-20                      1/104 - 12/108                     19,100,000
   21-25                      1/109 - 12/113                     22,000,000

All expenses incurred in operating the subject property are net to the tenant.

The Leasehold Interest was given an option to purchase the Leased Fee Interest upon the earlier of the following 3 time periods: (1) As of November 1, 1992 if Ruth Uris dies before March 1, 1992; (2) 8 months after the death of Ruth Uris if death occurs after March 1, 1992; and lastly, (3) any date selected during years no. 23-25 of the lease (1/1/2011-12/31/2013) if Ruth Uris is still alive. The option purchase price ranges from $184,000,000 to $256,494,468.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 47

                     SUMMARY OF EXISTING LEASES (Continued)

Ruth Uris died on March 19, 1996, however, the Leasehold Interest failed to exercise its option to purchase the Leased Fee Interest. Consequently, the Leasehold Interest (land and building) will revert to the Leased Fee Interest on January 1, 2014.

LEASEHOLD INTEREST

Current income has been compiled based on a review of a current rent roll and supporting information. Reference the addenda for an itemized tenant roster.

OCCUPANCY: The subject property is comprised of retail, office, storage and garage components which are occupied as follows.

                                       370-392 MADISON AVENUE
                                          OCCUPANCY SUMMARY
-------------------------------------------------------------------------------------------------------
                            Occupied      As a        Vacant        As a          Total        As a
Category                   (Sq. Ft.)   % of Total   (Sq. Ft.)    % of Total     (Sq. Ft.)    % of Total
-------------------------------------------------------------------------------------------------------
Retail/Commercial            49,354       6.0%            0         0.0%         49,354         6.0%
General Office              665,007      81.2%      104,358        12.7%        769,365        94.0%
                            -------      ----       -------        ----         -------        ----
Total Retail & Office       714,361      87.3%      104,358        12.7%        818,719       100.0%
Plus
Retail Storage                1,859                       0                       1,859
Office Storage               11,532                  21,040                      32,572
Garage                       44,452                       0                      44,452
                             ------                       -                      ------
Total Rentable Area         772,204      86.0%      125,398        14.0%        897,602       100.0%
Plus
Building Storage              3,536                       0                       3,536
                              -----                       -                       -----
Grand Total                 775,740                 125,398                     901,138
-------------------------------------------------------------------------------------------------------

Source: RREEF Funds.; compiled by KTR

The subject property is primarily occupied by 6 tenants which occupy 62.8% (563,704 square feet) of its retail, office, storage and garage components.

The primary tenant is the Chase Manhattan Bank which occupies 34.3% (307,747 square feet) of the retail, office and storage component of the subject property under leases expiring in May, 1999 and September, 2002. Chase Manhattan Bank is a leading N.Y.S.E. listed international financial institution.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 48

                     SUMMARY OF EXISTING LEASES (Continued)

The other primary tenants are U.S. Sprint (71,560 square feet) under leases expiring in December, 2001, LDDS Communications (64,524 square feet) under leases expiring in August, 2008; Investment Technology (44,704 square feet) under a lease expiring in January, 2013; Bachner, Tally Polevoy and Misher, Esq. (38,232 square feet) under leases expiring in April, 2003; and Varig Brazillian Airlines (36,937 square feet) under a lease expiring in September, 2010.

U.S. Sprint is scheduled to surrender 25,520 square feet on Floor No. 7 as of December 31, 1997.

LEASE EXPIRATION SCHEDULE: The following lease expiration schedule reveals that 90.9% of all existing contractual storage, retail and office leases will expire by December 31, 2008 (11 years) and 100.0% expiration by January 31, 2013 (16 years).

                             370-392 MADISON AVENUE
                   LEASE EXPIRATION AND AVAILABILITY SCHEDULE
--------------------------------------------------------------------------------
                                   Rentable Area            As a %   Cumulative
Category                                (Sq. Ft.)         of Total       As a %
--------------------------------------------------------------------------------
Vacant Office Storage                     21,040            2.3%          2.3%
Vacant Retail Commercial                       0            0.0%          2.3%
Vacant Office                            104,358           11.6%         14.0%
       1  - 1997                          29,738            3.3%         17.3%
       2  - 1998                          34,354            3.8%         21.1%
       3  - 1999                             511            0.1%         21.2%
       4  - 2000                          52,942            5.9%         27.1%
       5  - 2001                          80,058            8.9%         36.0%
       6  - 2002                         298,374           33.2%         69.2%
       7  - 2003                          77,233            8.6%         77.8%
       8  - 2004                          44,452            5.0%         82.8%
       9  - 2005                               0            0.0%         82.8%
       10 - 2006                           4,380            0.5%         83.3%
       11 - 2007                           3,997            0.4%         83.7%
       12 - 2008                          64,524            7.2%         90.9%
       13 - 2009                               0            0.0%         90.9%
       14 - 2010                          36,937            4.1%         95.0%
       15 - 2011                               0            0.0%         95.0%
       16 - 2012                               0            0.0%         95.0%
       17 - 2013                          44,704            5.0%        100.0%

           Total                         897,602          100.0%
--------------------------------------------------------------------------------

(1)  Does not include 3,536 square feet used for building storage.
Source: RREEF Funds.; compiled by KTR

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 49

                     SUMMARY OF EXISTING LEASES (Continued)

CONTRACT RENT: Existing contract rents for the storage component range from $9.00 to $25.00 per square foot with a weighted average of $12.80 per square foot of occupied space.

The existing lease of the garage to Meyers Parking Systems equates to $23.06 per square foot and $6,833 per licensed space.

Existing contract rents for the retail/commercial component range from $10.82 to $208.33 per square foot with a weighted average of $29.81 per square foot of occupied retail space. The low end is a March, 1979 lease of a 3-level unit to Chase Manhattan Bank. The upper end is a March, 1997 lease of a corner store to Sprint U.S.A.

Existing contract rents for the office component range from $17.37 to $51.37 per square foot with a weighted average of $34.28 per square foot of occupied office space. The low end is a is a June, 1983 lease of 29,744 square feet on floor no. 18 to Bachner Tally, Polevoy & Misher. The upper end is a January, 1990 lease of 15,284 square feet on floor no. 22 to the Gray Seifart & Company.

Overall, the current average contract rent for all occupied space equates to $33.03 per square foot.

TENANT CONTRIBUTIONS: All tenants are required to pay real estate tax contributions based on a pro-rata share of increases over a base year, exclusive of the storage component and an office tenant (Southeast Research Partners).

Most office tenants are required to pay operating expense contributions based on a pro-rata share of increases over a base year. The storage component, most of the retail component and several office tenants are not required to make this contribution (Southeast Research Partners, Chase Manhattan Bank, Bachner Tally Polevoy & Misher). A limited number of retail and office leases contain a porters

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 50

                     SUMMARY OF EXISTING LEASES (Continued)

wage contribution in lieu of an operating expense contribution (TSI Madison Fitness, Chase Manhattan Bank and Bachner Tally, Polevoy & Misher).

Total current contribution for all occupied space equates to approximately $7.21 per square foot.

TOTAL CONTRACT RENT AND CONTRIBUTIONS: Based on the preceding discussion, the average estimated current income equates to approximately $40.24 per square foot for all occupied space. Approximately 74.8% of its total income is attributed to the previously discussed 6 tenants of which 44.7% is concentrated in the leases with Chase Manhattan Bank.

Overall, the current income accruing to the subject property is approximately 10% (rounded) above our estimated average current market rent assuming all occupied space were leased today at our estimated market rents.

RENEWAL OPTIONS: There are no renewal options with pre-determined rents. All renewal options equate to the greater of the ending contract rent plus tenant contributions or the "Fair Market Rental Value".

CONCLUSIONS

The portfolio of existing leases encumbering the subject property are consistent with current market criteria. As these leases represent contractual obligations, they are processed accordingly within the Income Capitalization Approach.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 51

                             OFFICE MARKET OVERVIEW

The Manhattan office market is divided into 3 major markets: Midtown, Downtown and Midtown South. The subject property is centrally situated within Manhattan's Midtown office market on the northern and southern boundaries of the Grand Central and Fifth/Madison Avenue sub-markets, respectively. The Grand Central office sub-market is the primary influencing market due to the proximity of the subject property to Grand Central Station.

The following office market analysis is based on our knowledge of the Midtown office market and review of various real estate publications including The Real Estate Board of New York's "Manhattan Market Profile".

The following analysis delineates the 3 major office market areas of Manhattan with emphasis on the Midtown office market. We will address supply and demand factors within the Midtown office market and the influencing sub-markets.

The supply section addressees the total inventory of conventionally modernized office buildings, planned new construction and competitive projects in the surrounding area. The demand section will address current absorption and its impact on the current and near term market conditions (vacancy lease, lease rates).

The 3 major sub-markets of Manhattan are generally defined as follows.

MIDTOWN OFFICE MARKET: The Midtown office market is generally defined as the area between West 30th/East 32nd Street and 65th Streets from river to river. It is further divided into 8 major sub-markets: (1) West Side, (2) Sixth Avenue/Rockefeller Center, (3) Fifth/Madison Avenues, (4) Park Avenue, (5) East Side, (6) Grand Central, (7) Murray Hill, and (8) the Penn Station/Garment Center.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 52

                       OFFICE MARKET OVERVIEW (Continued)

The Grand Central sub-market is bounded by East 46th Street to the north, First Avenue to the east, East 39th Street to the south and the midblock between Fifth and Sixth Avenues to the west.

The Fifth/Madison Avenue office sub-market is bounded by East 66th Street to the north, the midblock between Park and Madison Avenues to the east, East 46th Street to the south and the midblock between Fifth and Sixth Avenues to the west.

DOWNTOWN OFFICE MARKET: The Downtown office market, defined as the area below Canal Street, is comprised of 5 distinct sub-markets: City Hall, Insurance, Financial East, Financial West and World Trade.

MIDTOWN SOUTH OFFICE MARKET: The Midtown South office market, defined as being the area between East 32nd/West 30th Street and Canal Streets from river to river, is divided into 5 distinct sub-markets: Park Avenue South, Flatiron, Chelsea, Noho-Soho, and Hudson Square.

OFFICE BUILDING SUPPLY

MIDTOWN INVENTORY: There are 362 office buildings with approximately 194.7 million square feet of space within the Midtown office market. This survey reflects office buildings exceeding 150,000 square feet and which are conventionally modernized with air conditioning but not owned and occupied by a government.

Inventory by sub-market is delineated as follows.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 53

                       OFFICE MARKET OVERVIEW (Continued)

                        MIDTOWN INVENTORY BY SUB-MARKET

---------------------------------------------------------------------------------------------------
                                                              Rentable Area
                                                               In Million        As a Percentage of
  No.            Sub-market               No. of Buildings       Sq. Ft.                 Total
---------------------------------------------------------------------------------------------------
  1                West Side                      31               17.7                   9.1%
  2     Sixth Avenue/Rockefeller Center           45               38.4                  19.7%
  3          Fifth/Madison Avenue                 50               20.9                  10.7%
  4               Park Avenue                     35               25.7                  13.2%
  5                East Side                      33               15.8                   8.1%
  6              Grand Central                    79               34.2                  17.6%
  7              Murray Hill                      16                6.2                   3.2%
  8       Penn Station/Garment Center             73               35.8                  18.4%
                                                  --               ----                  ----
Total                                            362              194.7                 100.0%
---------------------------------------------------------------------------------------------------

Source: Gordon Report; compiled by KTR

The Midtown office market realized a net increase in inventory of approximately 22% (34 million square feet) between 1980 and 1993 due to expanding regional and world economies and an expanding "white collar" work force The Sixth Avenue/Rockefeller Center sub-market contains the largest inventory of office space followed by the Penn Station/Garment Center, Grand Central, Park Avenue and Fifth/Madison Avenue sub-markets. The smallest sub-markets are the Murray Hill, East Side and West Side sub-markets.

As mentioned in the Neighborhood Overview, Madison Avenue, between East 38th and 50th Streets is improved with 31 office buildings containing in excess of 8.2 million square feet of rentable office space. Primarily improved with pre-war Class "B" commercial office buildings, area buildings average 23-stories in height and contain 266,000 square feet of rentable office space. Madison Avenue, north of East 50th Street, is primarily improved with post-war Class "A" commercial office buildings averaging 30-stories in height and 336,000 square feet of rentable office space.

MIDTOWN CONSTRUCTION TRENDS: Between 1960 and 1992, 203 office buildings were constructed in Midtown containing 112 million square feet with the last 2 buildings, containing 1.8 million square feet, completed in 1992. The average construction rate over this period equates to 3.5

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 54

                       OFFICE MARKET OVERVIEW (Continued)

million square feet per year which also holds true for the latter half of the 1980s.

The majority of office development during the early 1980s occurred in the East Side sub-markets, subsequently moving to the West Side sub-market in the late 1980s, primarily along Broadway in the Theater District, as a result of the availability of land for development further enhanced by a 20% bulk zoning bonus. East Side development occurred primarily along Third, Lexington, Madison (above East 50th Street) and Fifth Avenues.

The majority of construction in the post-war period occurred in 3 cycles, 1960-65, 1969-72 and 1981-90. These cycles generally paralleled the city's strong economic periods. The lowest point of construction is generally considered to be the 1975 to 1978 period when the City of New York was on the verge of bankruptcy, however, the current period is similar with that period as speculative construction has ceased. New construction began diminishing after the 1987 stock market crash, subsequently ending with the 1990 recession, a declining employment base and lack of institutional financing.

The cyclical nature of real estate is still clearly evident as speculative new construction has ceased with future office development projected to be severely restricted as compared with the preceding decade.

This is reflected by the fact that 178,000 square feet was completed in 1991,
1.8 million square feet was completed in 1992, 260,000 square feet was completed in 1993 of which 210,000 square feet was owner occupied and no new construction was completed in 1994, 1995 and 1996.

There has been no new speculative construction within the Midtown office market between 1995-1996, however, 4.6 million square feet was extensively renovated in several existing buildings during this period. This activity was concentrated in 1 Penn Plaza (2.4 million square feet), 100 Park Avenue (825,000 square feet), 320 Park Avenue (656,000 square feet), 365 Fifth Avenue (582,000 square feet)

          Koeppel Tener Real Estate Services. Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 55

                       OFFICE MARKET OVERVIEW (Continued)

and 110 East 60th Street (170,000 square feet).

There are 2 development projects currently underway within the Midtown office market at 871 U.N. Plaza at East 49th Street and at Broadway and West 42nd Street. 871 U.N. Plaza is a 21-story commercial office building containing 110,000 square feet which is currently under development for owner occupancy by the Government of Germany.

The Durst Organization has recently begun development on a 48-story office building (4 Times Square) which will contain 1,600,000 square feet of rentable area (along with a 3-level retail component as part of the Times Square Redevelopment Project) at Broadway and West 42nd Street.

Conde Nast Publications and Skadden Arps Meagher and Flom, Esqs. will be the anchor tenants (80% of total) in this new building which is projected to be completed in 1998-1999. Low land costs due to its assemblage over a long term period has enabled development under current market conditions.

There are 23 buildings proposed for development in Midtown containing 17.7 million square feet. Market demand is increasing, however, near term development will be influenced by the extensive preleasing requirements required to obtain institutional development financing.

Some of the more notable proposed projects are the remaining 2.6 million square feet (3 additional buildings) of the Times Square Redevelopment project, the 1.5 million square feet at Seventh Avenue and West 49th Street in Rockefeller Center, the 1.3 million square feet proposed for Columbus Circle and 950,000 square feet proposed for 383 Madison Avenue at East 46th Street.

OFFICE DEMAND ANALYSIS

MIDTOWN MARKET AVAILABILITY: Overall Midtown Manhattan availability rates, for vacant and sub-let space, ranged between 2.0% and 9.8% between 1978 and 1988. However, the combination of new 1980s construction coupled with the 1987 stock market crash and ensuing

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 56

                       OFFICE MARKET OVERVIEW (Continued)

regional recession raised the availability level from 13.2% in January 1989 to its maximum level of 18.0% as of December 1991.

Improving economic conditions and 8.2 million square feet of positive net absorption between January, 1992 and December, 1994 (3.9 million square feet for 1993, 2.4 million square feet for 1992 and 1.8 million square feet for 1992) lead to a downward trend in the overall vacancy rate through 1994 (16.5% as of December, 1992, 15.5% as of December, 1993 and 13.5% as of December, 1994).

The overall vacancy rate increased to 14.2% at the end of December, 1995, as sublet space continued to become available and the market waited for sustained economic growth in order to justify further expansion.

The overall vacancy rate has subsequently declined to 13.5% at the end of December, 1996 and 12.8% at the end of February, 1997 as improving economic conditions are evident and the amount of sublet space has declined. Sublet space has historically ranged up to 20% of the existing vacant space. Current availabilities by sub-market are summarized as follows.

                                     MIDTOWN AVAILABILITIES BY SUB-MARKET (SQUARE FEET)
------------------------------------------------------------------------------------------------------------------------------
                               Total          Total          Total          Total          Total          Total          Total
                        Availability   Availability   Availability   Availability   Availability   Availability   Availability
                               As of          As of          As of          As of          As of          As of          As of
                             2/28/97       12/31/96       12/31/95       12/31/94       12/31/93       12/31/92       12/31/91
                         In Millions    In Millions    In Millions    In Millions    In Millions    In Millions    In Millions
 No  Sub-Market              Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
 1.  West Side                   1.4            1.6            2.2            2.1            2.8            4.1            5.0
 2.  Sixth Avenue, Rock Ctr.     3.3            3.4            4.2            4.2            5.1            5.0            6.9
 3.  Fifth/Madison Ave.          3.8            4.0            3.0            3.7            3.0            3.6            3.8
 4.  Park Avenue                 2.6            2.9            3.2            2.1            3.5            3.7            4.2
 5.  East Side                   1.8            1.9            1.5            1.4            2.2            2.7            2.2
 6.  Grand Central               5.1            5.2            6.4            7.0            7.3            7.2            6.5
 7.  Murray Hill                 1.4            1.6            1.2            0.8            0.9            0.8            0.7
 8.  Penn Station/Gar. Ctr.      5.5            5.4            6.0            4.5            4.9            4.9            4.7
                                 ---            ---            ---            ---            ---            ---            ---

     Total                      24.9           26.1           27.7           25.8           29.7           32.2           34.0
------------------------------------------------------------------------------------------------------------------------------

Source: Gordon Report; compiled by KTR

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 57

                       OFFICE MARKET OVERVIEW (Continued)

                                   MIDTOWN AVAILABILITIES BY SUB-MARKET (AS A %)
------------------------------------------------------------------------------------------------------------------------------
                               Total          Total          Total          Total          Total          Total          Total
                        Availability   Availability   Availability   Availability   Availability   Availability   Availability
                               As of          As of          As of          As of          As of          As of          As of
                             2/28/97       12/31/96       12/31/95       12/31/94       12/31/93       12/31/92       12/31/91
                         In Millions    In Millions    In Millions    In Millions    In Millions    In Millions    In Millions
 No  Sub-Market              Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.        Sq. Ft.
------------------------------------------------------------------------------------------------------------------------------
 1.   West Side                  8.0%           9.2%          12.6%          11.7%          15.7%          22.5%         27.3%
 2.   Sixth Avenue/Rock Ctr.     8.5%           8.9%          10.8%          10.9%          13.3%          13.2%         19.3%
 3.   Fifth/Madison Ave.        18.4%          19.3%          14.5%          18.0%          14.5%          17.6%         18.6%
 4.   Park Avenue               10.2%          11.4%          12.5%           8.2%          13.9%          14.6%         16.6%
 5.   East Side                 11.2%          11.8%           9.8%           8.8%          14.3%          17.4%         14.1%
 6.   Grand Central             15.0%          15.3%          18.7%          20.6%          21.3%          21.0%         19.2%
 7.   Murray Hill               22.0%          25.6%          18.9%          14.1%          16.0%          14.7%         12.9%
 8.   Penn Station/Gar. Ctr.    15.5%          15.2%          16.7%          13.4%          14.5%          14.8%         13.9%

      Total                     12.8%          13.4%          14.2%          13.5%          15.5%          16.8%         18.0%
------------------------------------------------------------------------------------------------------------------------------

Source: Gordon Report; compiled by KTR

The highest square foot vacancies are evident in the Penn Station/Garment Center sub-market (5.5 million square feet) followed by the Grand Central sub-market (5.1 million square feet), the Fifth/Madison Avenue sub-market (3.8 million square feet) and the Sixth Avenue/Rockefeller Center sub-market (3.3 million square feet). The lowest square foot vacancies are evident in the Murray Hill, East Side and West Side sub-markets at 1.4, 1.4 and 1.8 million square feet, respectively.

The highest percentage vacancies are evident in the Murray Hill sub-market (22.2%) followed by the Fifth/Madison Avenue (18.4%), Penn Station/Garment Center sub-market (15.5%) and the Grand Central sub-market (15.0%). The lowest percentage vacancies are evident in the West Side (8.0%), Sixth Avenue/Rockefeller Center (8.5%), Park Avenue (10.2%) and East Side (11.2%) sub-markets.

The highest concentration of available space (as a percentage of total availabilities) is centered in the Grand Central, Penn Station/Garment Center and Fifth/Madison Avenue sub-markets which account for 58.2% (14.5 million square feet) of total availabilities. Availabilities within the Grand Central submarket represents 20.6% (5.1 million square feet) of total availabilities.

          Koeppel Tener Real Estate Services. Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 58

                       OFFICE MARKET OVERVIEW (Continued)

Declining availability rates during 1996 and 1997 have been most evident in the West Side, Grand Central, Sixth Avenue/Rockefeller Center and Park Avenue sub-markets. The Grand Central sub-market has been the most active sub-market during 1996 and 1997.

Increasing availability rates have been evident in the Fifth/Madison Avenue, East Side and Murray Hill sub-markets which have experienced the loss of several large space users (Avon, J. P. Morgan, Blue Cross/Blue Shield, Chemical Bank, Bank of America, Credit Suisse and First Boston). These large space users have consolidated and relocated to other locations within the Midtown, Midtown South and Downtown office markets.

The decline in the overall vacancy rate has been attributed to strong leasing activity by both large (over 50,000 square feet) and small space users (under 50,000 square feet) within the Grand Central, Sixth Avenue/Rockefeller Center, West Side, Penn Station/Garment Center and Park Avenue sub-markets.

Between 1991 and 1996, there was a 25% to 35% decline in the supply of large contiguous floor plates (over 50,000 square feet). This type of space has been in demand by large corporate users attempting to secure space for future expansion at very attractive rents. Recent reports indicate, however, that the supply of large blocks of space has stabilized while the availability of small blocks of space between 10,000 and 25,000 square feet has begun trending downward.

Large space leases are evidenced in the following recent activity: 660,000+ square feet to Viacom in 1500 and 1633 Broadway, 300,000 square feet to Morgan Guaranty at 345 Park Avenue, 300,000 square feet to B.M.W. Motor Car at 555 West 57th Street, 150,000 square feet to Pfizer and 82,000 square feet to Heller Financial at 150 East 42nd Street, 58,000 square feet to R.H. Donnelley at 220 East 42nd Street, 202,000 square feet to the N.F.L. at 280 Park Avenue, 226,000 square feet to Deutsche Bank at 1251 and 1301 Sixth Avenue, 90,000 square feet to Sony at 555 Madison Avenue

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 59

                       OFFICE MARKET OVERVIEW (Continued)

and 75,000 square feet to Fleet Bank at 1185 Sixth Avenue.

A recently published article (New York Times) quoted several leading brokers stating that the current availability rate is 3% within the top 65 buildings within the Midtown office market. Further, there are several large space users with a potential demand for 9 million square feet which are looking at only 4 million square feet of eligible office space. These companies (Bear Stearns, Reuters, Standard & Poors, Citibank, Ziff-Davis Publishing, Grey Advertising and Paul, Weiss, Rifkind, Wharton & Garrison) are looking for large open floors with state-of-the-art features for power and communications.

Vacancy rates should continue a downward trend from an expanding economy and a relatively small amount of space projected to enter the market over the next few years. Current office market surveys suggest that the overall vacancy rate would be further reduced by an estimated 1.0 to 1.5 million square feet, however, sub-lease space has continued to influence overall availabilities.

Major space additions (vacancy and sub-lease) are reflected in the decisions by Avon to vacate 700,000 square feet in 9 West 57th Street, Credit Suisse First Boston to vacate 200,000+ feet in Tower 49, First Chicago to vacate 98,000 square feet in 787 Seventh Avenue and Arthur Anderson to vacate 77,000 square feet in 1345 Sixth Avenue.

Also influencing Midtown availabilities is a renewed exodus to the Midtown South and suburban office markets where current occupancy costs are 50% lower than Midtown Manhattan. Equitable Life Assurance was strongly considering a partial relocation to a former I.B.M. Class "A" office building in Purchase, New York, however, management (August, 1995) negotiated a 530,000 square foot lease in 1290 Sixth Avenue and has consolidated several of its midtown offices. Conversely, Swiss Bank Corp. and Swiss Re America have committed to build-to-suit Class "A" buildings in Stamford, Connecticut

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 60

                       OFFICE MARKET OVERVIEW (Continued)

and Armonk, New York, respectively.

MONY (215,000 square feet) at 1740 Broadway and Paine Webber (585,000 square feet) at 1285 Sixth Avenue also decided to stay in Midtown after receiving financial incentives from the city.

Further, MetLife signed the largest lease (August, 1995) in Manhattan over the last decade with CS First Boston Corp which will occupy 1.6 million square feet (20 year term) and consolidate 4,000 employees from several midtown locations into its landmark 50-story office building (2.3 million square feet) in the Park Avenue South office sub-market of Midtown South. The lease involves $50 million in tax incentives as well as federal tax credits related to the $300 million renovation of this designated federal landmark.

Further analysis, according to a KTR market survey, reveals that the Class "A" inventory of Madison Avenue between East 40th Street and East 50th Street currently reflects a vacancy rate of 13.4% which equates to approximately 900,000 square feet (rounded). Overall vacancy is primarily concentrated in 335 Madison Avenue (325,000 square feet, 31%) and 444 Madison Avenue (280,000 square feet, 70%). The office component of the subject property is generally consistent with the immediate area and the overall office market (13.6% occupancy of its office component).

The subject property represents a conveniently located modern commercial office building on the northern and southern boundaries of the Grand Central and Fifth/Madison Avenue office sub-markets. It should remain competitive in the future considering its excellent location, physical layout and condition and competitively priced lease packages (reference Market Rent Analysis).

MIDTOWN ABSORPTION TRENDS: Absorption of office space in Midtown Manhattan between 1980 and the 1994 (15 years) totaled approximately 15.5 million square feet or an average of 1.0 million square feet per year (rounded). While the office inventory grew by 37.2 million square feet

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 61

                       OFFICE MARKET OVERVIEW (Continued)

(154.3 million to 191.5 million square feet in 1994, averaging 2.5 million square feet per year), occupancy only increased on a net basis by 15.5 million square feet (150.1 million to 165.6 million square feet).

The 1,000,000 square feet per year of average historical absorption reflects the lateral moves within Midtown buildings, relocation to a less expensive Midtown South and the mergers and consolidations made by existing companies within Midtown versus new companies entering the market. During the 1990 to 1992 recession, modern class "A" buildings, constructed between 1987 and 1992, and older class "B" buildings realized the highest vacancy as compared to many of the newer facilities built prior to 1987-1988.

Negative absorption within the Midtown office market peaked in 1991 as the worst of the recession passed and a new real estate cycle had begun. This transition period was evidenced in 3 years of declining availability and 8.2 million square feet in net absorption between 1992 and 1994.

Negative absorption of 1.9 million square feet was evident for 1995, subsequently improving to 1.6 and 1.2 million square feet of positive net absorption for 1996 and 1997, respectively, as the city and national economies continued to expand. Overall, positive net absorption has totaled 9.1 million square feet between January 1, 1992 and February 28, 1997.

Cumulative and annual net absorption per sub-market is summarized as follows based on the previously summarized historical availabilities.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 62

                                           OFFICE MARKET OVERVIEW (Continued)

                                  CUMULATIVE NET ABSORPTION SINCE 1/1/92 BY SUB-MARKET
                                                    (IN SQUARE FEET)
---------------------------------------------------------------------------------------------------------------------
                                        Cum Net       Cum Net       Cum Net       Cum Net       Cum Net       Cum Net
                                     Absorption    Absorption    Absorption    Absorption    Absorption    Absorption
                                        Through       Through       Through       Through       Through       Through
                                           2/97         12/96         12/95         12/94         12/93         12/92
No.  Sub-Market                     In Millions   In Millions   In Millions   In Millions   In Millions   In Millions
---------------------------------------------------------------------------------------------------------------------
1.   West Side                        3,552,600     3,340,200     2,738,400     2,839,200     2,111,200       873,600
2.   Sixth Ave Rock Ctr.              3,645,400     3,491,800     2,762,200     2,756,500     1,842,100     1,880,200
3.   Fifth/Madison Ave.                 (51,200)     (239,300)      763,900        68,400       792,900       151,200
4.   Park Avenue                      1,595,000     1,298,000     1,016,400     2,133,600       685,800       508,000
5.   Fast Side                          430,000       335,200       651,200       818,000       (45,500)     (532,200)
6.   Grand Central                    1,417,200     1,314,600       151,800      (477,400)     (716,100)     (613,800)
7.   Murray Hill                       (615,800)     (839,000)     (423,600)      (69,600)     (179,800)     (104,400)
8.   Penn Station/Garment Ctr.         (892,500)     (785,100)   (1,322,100)      167,500      (201,000)     (301,500)

     Total                            9,080,700     7,916,400     6,338,200     8,236,200     4,289,600     1,861,100
---------------------------------------------------------------------------------------------------------------------

Negative number indicates negative net absorption
Source: Gordon Report; compiled by KTR

                                    ANNUAL NET ABSORPTION SINCE 1/1/92 BY SUB-MARKET
--------------------------------------------------------------------------------------------------------------------------
                                                 Net           Net           Net           Net           Net           Net
                                          Absorption    Absorption    Absorption    Absorption    Absorption    Absorption
                                            1/1-2/97     1/1-12/96     1/1-12/95     1/1-12/94     1/1-12/93     1/1-12/92
No.   Sub-Market                             Sq. Ft.       Sq. Ft.       Sq. Ft.       Sq. Ft.       Sq. Ft.       Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------
1.    West Side                              212,400       601,800      (100,800)      728,000     1,237,600       873,600
2.    Sixth Ave./Rock Ctr.                   153,600       729,600         5,700       914,400       (38,100)    1,880,200
3.    Fifth/Madison Ave.                     188,100    (1,003,200)      695,500      (724,500)      641,700       151,200
4.    Park Avenue                            297,000       281,600    (1,117,200)    1,447,800       177,800       508,000
5.    East Side                               94,800      (316,000)     (166,800)      863,500       486,700      (532,200)
6.    Grand Central                          102,600     1,162,800       629,200       238,700      (102,300)     (613,800)
7.    Murray Hill                            223,200      (415,400)     (354,000)      110,200       (75,400)     (104,400)
8.    Penn Station/Garment Ctr.             (107,400)      537,000    (1,489,600)      368,500       100,500      (301,500)

      Total                                1,164,300     1,578,200    (1,898,000)    3,946,600     2,428,500     1,861,100
--------------------------------------------------------------------------------------------------------------------------

Negative number indicates negative net absorption
Source: Gordon Report; compiled by KTR

          Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997

New York, New York                                                       Page 63

                       OFFICE MARKET OVERVIEW (Continued)

                 WEIGHTED AVG. ANNUAL NET ABSORPTION SINCE 1/1/92 BY SUB-MARKET
------------------------------------------------------------------------------------------------------
                     Average        Average       Average       Average        Average         Average
                      Annual         Annual        Annual        Annual         Annual          Annual
                         Net            Net           Net           Net            Net             Net
                  Absorption     Absorption    Absorption    Absorption     Absorption      Absorption
                     Through        Through       Through       Through        Through         Through
                        2/97          12/96         12/95         12/94          12/93           12/92
 Sub-Market           Sq. Ft.       Sq. Ft.       Sq. Ft.       Sq. Ft.        Sq. Ft.         Sq. Ft.
------------------------------------------------------------------------------------------------------
 West Side           687,596        668,040       684,600       946,400      1,055,600         873,600
 6th/Rock            705,557        698,360       690,550       918,833        921,050       1,880,200
 5th/Mad              (9,910)       (47,860)      190,975        22,800        396,450         151,200
 Park Ave.           308,708        259,600       254,100       711,200        342,900         508,000
 EaSt Side            83,225         67,040       162,800       272,667       (223,750)     (5,329,200)
 Grand Central       274,295        269,920        37,950      (159,133)      (358,050)       (613,800)
 Murray Hill        (119,186)      (167,800)     (105,900)      (23,200)       (89,900)       (104,400)
 P.S./Gar. Ctr.     (172,741)      (157,020)     (330,525)       55,833       (100,500)       (301,500)

 Total             1,757,543      1,583,280     1,584,550     2,745,400      2,144,800       1,861,100
------------------------------------------------------------------------------------------------------

Negative number indicates negative net absorption
Source: Gordon Report, compiled by KTR

The preceding compilation reveals that the West Side, Sixth Avenue/Rockefeller Center, Park Avenue and Grand Central sub-markets have experienced the most extensive reductions in available space due to a strong demand for space within modern buildings with large contiguous floor plates. Conversely, availabilities within the Fifth/Madison Avenue, East Side and Penn Station/Garment Center submarkets are only reflecting marginal improvement, and the Murray Hill sub-market is still experiencing negative net absorption.

The preceding office market statistics illustrate that market demand has shifted to the West Side, Sixth Avenue/Rockefeller Center and Park Avenue sub-markets at the expense of the other sub-markets. This shift has occurred due the growing need for large contiguous floor plates within modern buildings which are capable of offering "state-of-the art" power and communications capabilities.

The Midtown office market remains in a state of over-supply with 24.9 million square feet of space available. This level suggests a 14 year supply of available space based on the 1.76 million square feet (rounded) of average annual net absorption between January 1, 1992 and February 28, 1997 and assuming no new space is added or eliminated.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 64

                       OFFICE MARKET OVERVIEW (Continued)

The preceding statement is misleading since it contains obsolete office buildings which are at the end of their economic life as commercial office space. A typical vacancy rate ranging from 5.0% to 10.0% generally reflects stable market conditions within an established office market. As such, the availability rate, as adjusted, effectively reflects a supply of 3 to 9 years.

The Grand Central sub-market similarly remains in a state of over-supply with
5.1 million square feet of available space, however, it reflects a 19 year supply based on its historical net absorption of 275,000 square feet (rounded) per year since January 1, 1992. Further, it reflects a 6 to 12 year supply assuming a 5.0% to 10.0% stabilized vacancy.

The preceding analysis does not reflect the fact that the Grand Central sub-market is currently the most active sub-market within the Midtown Office Market. Effectively, the Grand Central sub-market reflects only a 2 to 3 year supply based on its historical net absorption between January 1, 1996 and February 28, 1997 (equivalent of 1.1 million square feet per year) and assuming a 5.0% to 10.0% stabilized vacancy.

The preceding data reflects a major improvement in market conditions since 1991, however, it also illustrates the need for an expanding "white collar" work force and a reduction in the office space inventory.

For net absorption to be sustained, new companies must be formed or attracted to the Midtown area. For this to occur, the economy will have to regain its strength as it did after the recessionary 1970s. In the early 1970s, vacancy rates were at levels similar to today and by the end of the decade most of the space was absorbed as the economy expanded.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 65

                       OFFICE MARKET OVERVIEW (Continued)

Real estate experts agree that well located class "A" and "B" buildings, in good condition and with competitive lease packages will recover and experience limited vacancy as the economy continues to expand. Currently, all categories of space users are upgrading their space in higher quality buildings as well as absorbing blocks of space for future expansion.

Conversely, insufficiently maintained Class "A" and "B" type buildings situated in inferior locations and which are experiencing high vacancy rates are representative of tomorrow's re-development parcels since current investment returns are not commensurate with the costs of achieving stabilized occupancy. This is evident in the recent re-development of the former Gulf and Western building into a super-luxury residential building and the pending re-development of a portion of the former MacMillan Publishing building at 866 Third Avenue into a business hotel.

The relationship between supply and demand of the overall office market should continue moving towards equilibrium as the decade moves forward considering the resiliency of the regional economy and scarcity of new office developments.

PROJECTION OF ABSORPTION OF REMAINING VACANT SPACE: The Grand Central office sub-market is considered to be moving towards equilibrium based on the current 15.0% vacancy rate, 1,100,000 square feet (rounded) in average net absorption per year since January 1, 1996, a 5.0% to 10.0% stabilized vacancy and an estimated 2 to 3 year supply of available office space. The demand for large contiguous floor plates within modern Class "A" office buildings has also been considered.

It is our opinion that the 104,358 square feet of available office space within the subject property is assumed to be leased over the next 24 months in 8 quarterly installments beginning October 1, 1997.

MIDTOWN ASKING RENTS: Midtown asking rents range from the $24.00 per square foot in the Penn Station/Garment Center to $45.00 per square foot along Park Avenue, averaging $32.99 per

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 66

                       OFFICE MARKET OVERVIEW (Continued)

square foot. The overall average asking rent reflects improving market conditions as evidenced by a 2.4% average annual increase since 1993.

Current average asking rents by sub-market are summarized as follows.

                                      MIDTOWN AVERAGE ASKING RENTS BY SUB-MARKET
-----------------------------------------------------------------------------------------------------------------------------------
                                 2/28/97       12/31/96       12/31/95        12/31/94      12/31/93        12/31/92       12/31/91
 No. Sub-Market             $ Per Sq.Ft.   $ Per Sq.Ft.    $ Per Sq.Ft.   $ Per Sq.Ft.   $ Per Sq.Ft.   $ Per Sq.Ft.   $ Per Sq.Ft.
-----------------------------------------------------------------------------------------------------------------------------------
 1.   West Side                   $28.60         $28.70          $27.50         $25.20        $26.90          $33.10         $36.10
 2.   Sixth Ave./Rock Ctr.         39.30          39.10           39.30          37.90         35.00           37.40          39.18
 3.   Fifth/Mad. Ave.              42.10          42.00           39.40          41.70         37.50           38.50          41.27
 4.   Park Avenue                  43.90          44.40           44.10          43.00         41.10           39.80          41.74
 5.   East Side                    34.80          34.80           35.30          32.20         30.50           31.30          34.87
 6.   Grand Central                31.40          31.30           30.40          29.80         28.86           29.40          31.74
 7.   Murray Hill                  24.30          24.20           25.20          23.70         25.00           25.20          25.47
 8.   Penn Station/Garment Ctr.    24.60          24.00           23.50          22.80         23.00           23.30          26.38
      Overall                     $33.57         $33.51          $32.47         $32.23        $31.10          $32.45         $35.51
-----------------------------------------------------------------------------------------------------------------------------------

Source: Gordon Report; compiled by KTR

The low end of the spectrum is reflective of the Penn Station/Garment Center, Murray Hill and West Side sub-markets, the high end is found along Park Avenue, Fifth/Madison Avenue, Sixth Avenue/Rockefeller Center and the East Side sub-markets. The average asking rent in the West Side sub-market has increased by an average annual rate of growth of 2.5% per year since January 1, 1994.

Midtown's historical change in average asking rents between 1978 and 1994 reflects a 5.2% average annual compound increase. While this is useful for cash flow projection purposes, it does not reflect Midtown real estate's wide cyclical swing over the last 16 years. This movement is evidenced by large percentage increases in the 1979 to 1981 period, followed by a sustained period of marginally static rents between 1982 and 1989, declining rents between 1990 and 1993 and now evidenced by an equivalent 2.4% annual increase since January 1, 1994.

PROJECTION OF MARKET RENT APPRECIATION: The evidence of an expanding regional economy and the emerging equilibrium within the influencing market has been considered relative to

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 67

                       OFFICE MARKET OVERVIEW (Continued)

future increases in market rates. Also considered is the fact that as the market approaches equilibrium property owners will be attempting to improve their net operating profit margin which has been seriously restricted due to declining effective contract rents but increasing operating expenses.

Considerate of the aforementioned, we have projected the following growth rates for use in the discounted cash flow analysis: 2.0% for calendar year 1997 (4.0% annualized), beginning July 1, 1997, and averaging 4.0% per calendar year thereafter. The preceding estimate equates to an average rate of growth of 4.0% for the fiscal year projection period. The preceding annual appreciation factor is consistent with investor expectations as reported by various surveys and identified in the Sales Comparison Approach.

CONCLUSIONS

It is recognized that the Midtown office market has been in a state of over-supply over the past decade as more space was available than the market could effectively absorb. The demand for space is expected to continue to increase over the next several years as the economy continues its sustained expansion. Conversely, the amount of new construction slated for completion over the next few years is nominal which will further allow the Midtown office market to move closer to equilibrium. As equilibrium is realized during the decade, rents will likely realize an increase, although probably not as dramatic as was realized in the late 1970s and early 1980s.

           Koeppel Tener Real Estate Services Inc., Valuation Division

                                                                   June 23, 1997
370-392 Madison Avenue
New York, New York                                                       Page 68

                       OFFICE MARKET OVERVIEW (Continued)

                          MAP OF MIDTOWN OFFICE MARKET










           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 69

                              MARKET RENT ANALYSIS

INTRODUCTION

Current market rents for office, retail, storage and garage space are compiled and analyzed for the purpose of establishing current economic rents for any vacant space and for the forecasting of economic rent levels for the existing occupied space upon lease expiration.

The following market rent analysis first addresses the office component of the subject property followed by the remaining components. The preceding analysis is then correlated into achievable current market rents. The individual market for each component are summarized at the end of each section.

The following analysis of will utilize an effective contract rent model which examines the impact of tenant workletters and free rent on the contract rent. The analysis is based on the opportunity costs of capital employing a partial payment factor.

Tenant workletters and free rent are amortized over the term of the lease. The contract rent less the amortized workletter and free rent is then converted to its present value. A partial payment factor is then applied to the sum of the discounted net contract rents which equates to its Effective Contract Rent.

OFFICE RENT

The decline in effective rental rates for primary and secondary office space throughout Manhattan between 1988 and 1993 is well documented as the market adjusted to declining office space demand and increasing supply and availability of Class "A" and "B" space. The signs of a new economic/real estate cycle are evident as the city economy slowly expands and vacancy rates trend downward. Currently, all categories of space users are upgrading their space in higher quality buildings as well as absorbing blocks of space for future expansion.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 70

                        MARKET RENT ANALYSIS (Continued)

The most recent lease activity within the subject property is first examined followed by our analysis of office rental activity.

CURRENT OFFERING AND NEW LEASES WITHIN THE SUBJECT PROPERTY

A KTR market survey reports that the current asking rents range from $30.00 per square foot for a sub-lease on floor no. 2 to $38.50 per square foot for a direct lease of vacant space on the lower floors to $46.50 per square foot for a direct lease of vacant space on the upper floors. Tenant workletters, free rent and lease term are negotiable with real estate tax and operating expense contributions payable over a base year.

There was 1 new major lease signed in October, 1996 which is summarized as follows.

INVESTMENT TECHNOLOGY (Effective Rent - $28.33 per square foot): This is a new 16 year (rounded) lease, dated October, 1996, for floor no. 4 (44,704 square feet).

The contract rent equates to $37.00 per square foot, increasing to $40.00 per square foot in year no. 7 and $43.00 per square foot in year no. 12. The lease contains real estate and operating expense contributions over a base year and direct metered electricity. The lease contains a tenant workletter of $45.00 per square foot and 15 months of free rent.

The most recent leasing activity within the subject property is now compared with the influencing market.

COMPARABLE LEASE DATA

Our survey, summarized at the end of this section, identified 12 actual leases within 10 buildings which were signed between May, 1997 and March, 1996. Contract rents range from $28.50 to $50.00 per square foot with a weighted average of $39.46 per square foot. The floors under lease range from floors no. 2 through 36.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 71

                        MARKET RENT ANALYSIS (Continued)

The leased areas, which represent full and multi-floor users, range in size from 6,200 to 135,000 square feet, averaging 54,576 square feet. Lease terms range from 5 to 15 years, averaging 10 years (rounded). Most of the leases contain rent step-ups ranging from $2.00 to $5.00 per square foot, adjusted every 3 to 5 years.

All of the leases provide for a pro-rata share contribution in both real estate tax and operating expense increases above the base year of the lease. The Porters Wage Index is not evident in any of the comparable leases.

Tenant workletters are evident in all of the leases at costs ranging from $10.00 to $52.50 per square foot with a weighted average of $43.51 per square foot (rounded). On a unit cost basis (tenant workletter per square foot divided by lease years), tenant workletters range from $2.00 to $5.25 per square foot per lease year with a weighted average of $4.00 per square foot per lease year (rounded).

Free rent is evident in all of the leases at costs ranging from none to 13 months, averaging 8.5 months (rounded). On a unit cost basis (number of months of free rent divided by lease years), free rent ranges from none to 1.3 months of free rent per lease year, averaging 0.8 months per lease year.

Employing our effective rent model, the comparable data reflects effective rents ranging from $22.95 to $41.07 per square foot with a weighted average of $30.87 per square foot.

The comparables are now individually analyzed and then correlated into market rental estimates for the subject property.

COMPARABLE NO. 1 A & B (280 Park Avenue, Effective Rent - $30.16 to $32.71 per square foot): Located on the west side of Park Avenue, between East 48th and 49th Streets, 280 Park Avenue (Bankers Trust Building) is a 30-story Class "A" office building constructed in 1961

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 72

                        MARKET RENT ANALYSIS (Continued)

containing 1.1 million square feet.

Comparable No. 1A is a 15-year lease, dated May, 1997, of 135,000 square feet on a floors no. 9-11 to Xerox.. The contract rent equates to $40.00 per square foot, increasing to $44.00 per square foot in year no. 6 and $48.00 per square foot in year no. 11. The space was leased with a tenant workletter of $45.00 per square foot and 12 months of free rent.

Comparable No. 1B is a 15-year lease, dated 4th quarter, 1996, of 111,000 square feet on a floors no. 12-17 to the National Football League. The contract rent equates to $37.00 per square foot, increasing to $41.00 per square foot in year no. 6 and $43.00 per square foot in year no. 11. The space was leased with a tenant workletter of $50.00 per square foot and 9 months of free rent.

Comparable No. 1 is considered to be superior in location, but inferior in overall building systems.

Comparable No. 1 is considered to be relevant to the rental value of the subject property after our adjustments.

COMPARABLE NO. 2 (520 Madison Avenue, Effective Rent - $41.07 per square foot):
Located on the west side of Madison Avenue, between East 53rd and 54th Streets, 520 Madison Avenue is a 43-story Class "A" office building constructed in 1982 containing 960,000 square feet.

Comparable No. 2 is a 10-year lease, dated February, 1997, of 50,000 square feet on a floors no. 36 and 37 to CIC International. The contract rent equates to $50.00 per square foot, increasing to $55.00 per square foot in year no. 6. The space was leased with a tenant workletter of $30.00 per square foot and 10 months of free rent.

Comparable No. 2 is considered to be slightly superior in location and upper floor views, but equal in overall building systems. Comparable No. 2 is considered to be relevant to the rental value of the subject property after a downward adjustment.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 73

                        MARKET RENT ANALYSIS (Continued)

COMPARABLE NO. 3 (535 Madison Avenue, Effective Rent - $38.20 per square foot):
Located on the northeast corner of East 54th Street, 535 Madison Avenue (Dillon Read Building) is a 37-story Class "A" office building constructed in 1982 containing 443,000 square feet.

Comparable No. 3 is a 5-year lease, dated January, 1997, of 12,000 square feet on a floor no. 19 to Cambridge Capital. The contract rent equates to $44.50 per square foot for the entire term. The space was leased with a tenant workletter of $10.00 per square foot and 4 months of free rent.

Comparable No. 3 is considered to be slightly superior in location, but equal in overall building systems. Comparable No. 3 is considered to be relevant to the rental value of the subject property after a downward adjustment.

COMPARABLE NO. 4 (100 Park Avenue, Effective Rent - $24.90 per square foot):
Located on the west side of Park Avenue, between East 40th and 41st Streets, 100 Park Avenue is a 36-story Class "A" office building constructed in 1950 and renovated during the l990s containing 745,000 square feet.

Comparable No. 4 is a 10-year lease, dated January, 1997, of 110,000 square feet on a floors no. 4, 14 and 17 by Philip Morris. The contract rent will average $35.00 per square foot for the entire term.

The space was leased with a tenant workletter of $40.00 per square foot and 9 months of free rent.

Comparable No. 4 is considered to be slightly inferior in location and overall building systems.

Comparable No. 4 is considered to be relevant to the rental value of the subject property after an upward adjustment.

COMPARABLE NO. 5 (540 Madison Avenue, Effective Rent - $34.46 per square foot):
Located on the southwest corner of East 55th Street, 540 Madison Avenue (Finland House) is a 38-story Class

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 74

                        MARKET RENT ANALYSIS (Continued)

"A" office building constructed in 1970 containing 259,100 square feet.

Comparable No. 5 is a 5-year lease, dated May, 1997, of 6,200 square feet on a floor no. 26 to Wilson McHenry. The contract rent equates to $37.00 per square foot for the entire term. The space was leased with a tenant workletter of $10.00 per square foot and no free rent.

Comparable No. 5 is considered to be slightly superior in location, but inferior in overall building systems. Comparable No. 5 is considered to be relevant to the rental value of the subject property after our adjustments.

COMPARABLE NO. 6 A & B (590 Madison Avenue, Effective Rent - $30.31 to $35.74 per square foot): Located on the southwest corner of Madison Avenue and East 57th Street, 590 Madison Avenue (IBM Tower) is a 43-story Class "A" office building constructed in 1982 containing 1.03 million square feet.

Comparable No. 6A is a 10-year lease, dated first quarter 1996, of 24,547 square feet on a floor no. 23 to Paine Webber. The contract rent equates to $41.50 per square foot, increasing to $46.50 per square foot in year no. 6. The space was leased with a tenant workletter of $52.50 per square foot and 13 months of free rent.

Comparable No. 6B is a 10-year lease, dated December, 1995, of 24,547 square feet on a floor no. 24 to Credit France. The contract rent equates to $50.00 per square foot, increasing to $55.00 per square foot in year no. 6. The space was leased with a tenant workletter of $52.50 per square foot and 13 months of free rent.

Comparable No. 6 is considered to be superior in location, but equal in overall building systems. Comparable No. 6 is considered to be relevant to the rental value of the subject property after our adjustments.

          Koeppel Tener Real Estate Services. Inc., Valuation Division

370-392 Madison Avenue                                              June 23,1997
New York, New York                                                       Page 75

                        MARKET RENT ANALYSIS (Continued)

COMPARABLE NO. 7 (320 Park Avenue, Effective Rent - $33.98 per square foot):
Located on the west side of Park Avenue, between East 50th and 51st Streets, 320 Park Avenue is a 34-story Class "A" office building constructed in 1960 and redeveloped in 1995 containing 694,000 square feet.

Comparable No. 7 is a 10-year lease, dated April, 1996, of 50,000 square feet on a floors no. 11 and 12 by Fleming Capital. The contract rent equates to $40.00 per square foot, increasing to $44.00 per square foot in year no. 6. The space was leased with a tenant workletter of $50.00 per square foot and no free rent.

Comparable No. 7 is considered to be superior in location, but equal in overall building systems.

Comparable No. 7 is considered to be relevant to the rental value of the subject property after a downward adjustment.

COMPARABLE NO. 8 (330 Madison Avenue, Effective Rent - $22.95 per square foot):
Located on the east side of Madison Avenue, between East 42nd and 43rd Streets, 330 Madison Avenue is a 39-story Class "A" office building constructed in 1963 containing 665,000 square feet.

Comparable No. 8 is a 15-year lease, dated during April, 1996, of 8,696 square feet on floor no. 8 by Dean Witter. The contract rent equates to $28.50 per square foot, increasing to $32.50 per square foot in year no. 6 and $36.50 per square foot in year no. 11. The space was leased with a tenant workletter of $42.00 per square foot and 12 months of free rent.

Comparable No. 8 is considered to be equal in location, but inferior in building systems. Comparable No. 8 is considered to be relevant to the rental value of the subject property after an upward adjustment.

COMPARABLE NO. 9 (375 Park Avenue, Effective Rent - $33.45 per square foot):
Located on

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 76

                        MARKET RENT ANALYSIS (Continued)

the east side of Park Avenue, between East 52nd and 53rd Streets, 375 Park Avenue is a 38-story Class "A" office building constructed in 1958 containing 859,000 square feet.

Comparable No. 9 is a 10-year lease, dated March, 1996, of 22,196 square feet on a floor no. 17 by Beacon Group. The contract rent equates to $45.00 per square foot, increasing to $45.00 per square foot in year no. 6. The space was leased with a tenant workletter of $45.00 per square foot and 11 months of free rent.

Comparable No. 9 is considered to be superior in location, but equal in overall building systems. Comparable No. 9 is considered to be relevant to the rental value of the subject property after a downward adjustment.

COMPARABLE NO. 10 (335 Madison Avenue, Effective Rent - $27.04 per square foot):
Located on the east side of Madison Avenue, between East 43rd and 44th Streets, 335 Madison Avenue (Bank of America Plaza) is a 28-story Class "A" office building containing 1,048,000 square feet. The building was originally constructed during the 1920s as a hotel and then completely redeveloped into a Class "A" office building in 1982. All floors are constructed around a vertical atrium.

Comparable No. 10 is a 10-year lease, dated during the first quarter of 1995, of 100,000 square feet on floors no. 18-20 by Towers Perrin. The contract rent equates to $37.00 per square foot, increasing to $41.00 per square foot in year no. 6. The space was leased with a tenant workletter of $45.00 per square foot and 10 months of free rent.

Comparable No. 10 is considered to be equal in location and building systems, but inferior as to floor layout. Comparable No. 10 is considered to be relevant to the rental value of the subject property after an upward adjustment.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 77

                        MARKET RENT ANALYSIS (Continued)

CORRELATION

The most recent leasing activity within the subject property (effective rent $28.33 per square foot) is consistent with current market parameters within the influencing market (effective rents ranging from $22.95 to $41.07 per square foot). The comparable data, as sorted by floor, reflects upwardly trending rents by proceeding to the higher floors. As such, comparable data is analyzed for floors no. 2 through 12 and floors no. 13 through 25

LOW FLOORS (FLOORS NO. 2-12): The compilation of comparable market rents on the lower floors reflect effective rents ranging from $22.95 to $33.98 per square foot.

The most recent lease within the subject property (Investment Technology, Floor No. 4 $28.33 per square foot) along with Comparable No. 1 A & B (280 Park Avenue, $30.16 to $32.71 per square foot), Comparable No. 7 (320 Park Avenue, $33.98 per square foot) and Comparable No. 8 (330 Madison Avenue, $22.95 per square foot) are considered to be most relevant to the rental value of the lower floors of the subject property.

After our adjustments, an average effective market rent in the range of $28.00 to $29.00 per square foot (base contract rents of $28.50 to $40.00 per square foot) is considered to be a reasonable estimate of the investment qualities of the lower floor space within the subject property.

Our estimated effective rent is achieved assuming a 12 year average lease term, a contract rent of $37.00 per square foot, rent step-ups of $3.00 per square foot every 4 years, a tenant workletter of $4.00 per square foot per lease year ($48.00 per square foot), and free rent equivalent to 0.8 months per lease year (10 months total).

A 12 year average lease term (rounded) is estimated under the assumption that 50% of the leases are for 10-years and 50% are for 15-years.

          Koeppel Tener Real Estate Services. Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 78

                        MARKET RENT ANALYSIS (Continued)

UPPER FLOORS (FLOORS NO. 13-25): The compilation of comparable market rents on the upper floors reflect effective rents ranging from $24.90 to $41.07 per square foot.

Comparable No. 3 (535 Madison Avenue, $38.20 per square foot), Comparable No. 4 (100 Park Avenue, $24.90 per square foot), Comparable No. 5 (540 Madison Avenue, $34 46 per square foot), Comparable No. 6 (590 Madison Avenue, $30.31 to $35.74 per square foot), Comparable No. 9 (375 Park Avenue, $33.45 per square foot) and Comparable No. 10 (335 Madison Avenue, $27.04 per square foot).

After our adjustments, an average effective market rent in the range of $30.00 to $31.00 per square foot (contract rents of $35.00 to $50.00 per square foot) is considered to be a reasonable estimate of the investment qualities of the upper floor space within the subject property.

Our estimated effective rent is achieved assuming a 12 year average lease term, a contract rent of $39.00 per square foot, rent step-ups of $3.00 per square foot every 4 years, a tenant workletter of $4.00 per square foot per lease year ($48.00 per square foot), and free rent equivalent to 0.8 months per lease year (10 months total).

FUTURE CONTRIBUTIONS: All future office leases for all categories of space are assumed to contain a real estate tax contribution and a direct operating expense contribution based on a pro-rata share of increases over a base year. Further, all space is assumed to be direct metered. The preceding estimates are clearly supported by the comparable data and most recent leasing activity within the subject property.

FUTURE FREE RENT: It is our opinion that lower amounts of free rent will be required on new leases (all office floors) in the future as the office market continues moving towards equilibrium.

Consequently, free rent is projected to decline to 50% (6 months total) of the current level after 1999

          Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 79

                        MARKET RENT ANALYSIS (Continued)

as the supply and demand for office space will be at/near equilibrium.

RENEWAL OFFICE LEASES: An estimated base year tenant workletter equivalent to 40% of the cost of a new tenant workletter is estimated based on conversations with local brokers and our experience with this expense category.

SUMMARY OF MARKET OFFICE RENT ASSUMPTIONS

The subject property, is a conveniently located primary office building in excellent condition. A desirable avenue location in proximity of Grand Central Station, large windows and functional floor layouts make this a desirable building for large, full floor space users. The future leasing activity of the subject property should be consistent with overall market levels since it is certainly competitive within the Midtown office market and the influencing sub-markets.

Market Rent (Average)
     Low Floors (Nos. 2-12):                   $37.00 per square foot
     Middle Floors (Nos. 13-25):               $39.00 per square foot
Lease Term:                                    12 years average (50% at 10-years
                                               and 50% at 15 years)
Rent Step-ups:                                 $3.00 per square foot step-ups in
                                               years no. 5 and 9.

Real Estate Tax and Operating
Expense Contributions:                         Pro-rata share of increases over
                                               a base year.
Tenant Workletter- New Leases:                 $48.00 per square foot total
                                               ($4.00 per square foot per
                                               lease year).

Tenant Workletter-Renewal Leases:              40% of a new lease.
Free Rent-New Leases:                          10 months total (0.8 months per
                                               lease year); declining to 5
                                               months total (0.4 months per
                                               lease year) after 12/3 1/99.

Free Rent-Renewal Leases:                      None

          Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 80

                                       MARKET RENT ANALYSIS (Continued)

                                            370-392 MADISON AVENUE
                                     SUMMARY OF MOST RECENT LEASE ACTIVITY



-----------------------------------------------------------------------------------------------------------------
Summary of Most Recent Leases within Subject Property (Office)
370-392 Madison Avenue       Rentable                                   (A) Effective
New York, New York               Area                     Lease Date    Contract Rent    Step-up    Contract Rent
No.           Tenant         (Sq.Ft.)     Level/Floor   Lease Expiry   ($ Per Sq.Ft.)     (Year)    ($ Per Sq.Ft.)
-----------------------------------------------------------------------------------------------------------------
1   Investment Technology      44,704          4          Oct-96           $37.00          1-6         $28.33
                                                          Jan-13            40.00          7-11
                                                            16.3            43.00         12-16

1   Investment Technology     Tenant and Landlord Contributions
                              Real Estate Taxes:  Pro-rata share of increases over a base year
                              Operating Expenses: Pro-rata share of increases over a base year
                              Tenant Electricity: Direct
                              Tenant Workletter:  $45.00 per square foot
                              Rent Concessions:   15 months free rent
-----------------------------------------------------------------------------------------------------------------

(A) Effective rent model based on cost of capital employing a partial payment factor.
Source: RREEF Funds; compiled by KTR


          Koeppel Tener Real Estate Services Inc., Valuation Division



370-392 Madison Avenue                                                                                                June 23, 1997
New York, New York                                                                                                          Page 81

                                                  MARKET RENT ANALYSIS (Continued)

                                                       370-392 MADISON AVENUE
                                              SUMMARY OF COMPARABLE OFFICE MARKET RENTS

===================================================================================================================================
Office Market Rents - Page No.1
370-392 Madison Avenue                      R.A. (Sq.Ft.)/                                                      (A) Effective
New York,  New York                               Floors/       Lease Date      Contract Rent                   Contract Rent
No.            Address/Location                   Tenant      Term (Years)     ($ Per sq.Ft.)      Step-Up      ($ Per Sq. Ft.)

===================================================================================================================================
1    Bankers Trust                                 135,000          May-97             $40.00          1-5             $32.71
     Building                    A                   Xerox              15              44.00         6-10
     280 Park Avenue                  Floors no. 9,10 & 11                              48.00        11-15
     W/S, bet East 48th & 49th Sts.
     Constructed: 1961
     Stories: 30
     Rentable Area: 1.1 Million sq.ft.


                                 B                 111,000    4th Qtr 1996             $37.00          1-5             $30.16
                                  National Football League              15              41.00         6-10
                                          Floors no. 12-17                              43.00        11-15


2    520 Madison Avenue                             50,000          Feb-97             $50.00          1-5             $41.07
     W/S, bet East 53rd & 54th           CIC International              10              55.00         6-10
     Sts.                               Floors no. 36 & 37
     Constructed: 1982
     Stories: 43
     Rentable Area: 996,000 sq.ft.


3    Dillon Read Building                           12,000          Jan-97             $44.50          1-5             $38.20
     535 Madison Avenue                  Cambridge Capital               5
     N/E/C of East 54th Street                Floor No. 19
     Constructed:1982
     Stories: 37
     Rentable Area: 443,000 sq.ft.


4    100 Park Avenue                               110,000          Jan-97             $35.00         1-10             $24.90
     W/S East 40th & 41st Sts.               Philip Morris              10                           Average
     Constructed: 1950/1990s            Floors No. 4, 14 &
     Stories: 36                                        17
     Rentable Area: 745,000 sq.ft.


5    Finland House                                   6,200          May-96             $37.00          1-5             $34.46
     540 Madison Avenue                     Wilson McHenry               5
     S/W/C of East 55th Street                Floor No. 26
     Constructed: 1970
     Stories: 38
     Rentable Area: 259,100 sq.ft.
===================================================================================================================================






===================================================================================================================================
Office Market Rents - Page No.1
370-392 Madison Avenue
New York,  New York
No.            Address/Location                           Tenant and Landlord Contributions
===================================================================================================================================

1    Bankers Trust                                        Real Estate Taxes:     Pro-rata share of increases over a base year
     Building                    A                        Operating Expenses:    Pro-rata share of increases over a base year
     280 Park Avenue                                      Electricity:           Direct
     W/S, bet East 48th & 49th Sts.                       Tenant Workletter:     $45.00 per square foot
     Constructed: 1961                                    Rent Concession:       12 months free rent
     Stories: 30
     Rentable Area: 1.1 Million sq.ft.


                                 B                        Real Estate Taxes:     Pro-rata share of increases over a base year
                                                          Operating Expenses:    Pro-rata share of increases over a base year
                                                          Electricity:           Direct
                                                          Tenant Workletter:     $50.00 per square foot
                                                          Rent Concession:       9 months free rent


2    520 Madison Avenue                                   Real Estate Taxes:     Pro-rata share of increases over a base year
     W/S, bet East 53rd & 54th                            Operating Expenses:    Pro-rata share of increases over a base year
     Sts.                                                 Electricity:           Direct
     Constructed: 1982                                    Tenant Workletter:     $30.00 per square foot
     Stories: 43                                          Rent Concession:       10 months free rent
     Rentable Area: 996,000 sq.ft.


3    Dillon Read Building                                 Real Estate Taxes:     Pro-rata share of increases over a base year
     535 Madison Avenue                                   Operating Expenses:    Pro-rata share of increases over a base year
     N/E/C of East 54th Street                            Electricity:           Direct
     Constructed:1982                                     Tenant Workletter:     $10.00 per square foot
     Stories: 37                                          Rent Concession:       4 months free rent
     Rentable Area: 443,000 sq.ft.


4    100 Park Avenue                                      Real Estate Taxes:     Pro-rata share of increases over a base year
     W/S bet East 40th & 41st Sts.                        Operating Expenses:    Pro-rata share of increases over a base year
     Constructed: 1950/1990s                              Electricity:           Direct
     Stories: 36                                          Tenant Workletter:     $40.00 per square foot
     Rentable Area: 745,000 sq.ft.                        Rent Concession:       9 months free rent


5    Finland House                                        Real Estate Taxes:     Pro-rata share of increases over a base year
     540 Madison Avenue                                   Operating Expenses:    Pro-rata share of increases over a base year
     S/W/C of East 55th Street                            Electricity:           $3.00 per square foot
     Constructed: 1970                                    Tenant Workletter:     $10.00 per square foot
     Stories: 38                                          Rent Concession:       None
     Rentable Area: 259,100 sq.ft.
===================================================================================================================================


370-392 Madison Avenue                                                                                     June 23, 1997
New York, New York                                                                                               Page 82



                                               MARKET RENT ANALYSIS (Continued)

                                                   370-392 MADISON AVENUE
                                           SUMMARY OF COMPARABLE OFFICE MARKET RENTS
------------------------------------------------------------------------------------------------------------------------
Office Market Rent - Page No. 2
370-392 Madison Avenue                       R.A. (Sq. Ft.)/                                             (A) Effective
New York, New York                                   Floors/    Lease Date   Contract Rent               Contract Rent
No. Address/Location                                  Tenant   Term(Years)   ($ Per Sq.Ft.)   Step-Up    ($ Per Sq.Ft.)
------------------------------------------------------------------------------------------------------------------------
6   IBM Building                     A                24,547  1st Qtr 1996          $41.50        1-5            $30.31
    590 Madison Avenue                          Paine Webber            10           46.50       6-10
    S/W/C of East 57th Street                   Floor No. 23
    Constructed: 1982
    Stories: 43
    Rentable Area: 1,030,000 sq.ft.
                                     B                24,547        Dec-95          $50.00        1-5            $35.74
                                               Credit France            10           55.00       6-10
                                                Floor No. 24



7   Mutual of America Building                        50,000        Apr-96          $40.00        1-5            $33.98
    320 Park Avenue                          Fleming Capital            10           44.00       6-10
    W/S, bet East 50th & 51st Sts.         Floor No. 11 & 12
    Constructed: 1960/1995
    Stories: 34
    Rentable Area: 694,000 sq.ft.

8   330 Madison Avenue                                 8,696        Apr-96          $28.50        1-5            $22.95
    W/S, bet East 42nd & 43rd Sts.               Dean Witter            15           32.50       6-10
    Constructed: 1963                            Floor No. 8                         36.50      11-15
    Stories: 39
    Rentable Area: 665,000 sq.ft.

9   Seagrams Building                                 22,916        Mar-96          $45.00        1-5            $33.45
    375 Park Avenue                             Beacon Group            10           49.00       6-10
    E/S bet East 52nd & 53rd Sts.               Floor No. 17
    Constructed: 1958
    Stories: 38
    Rentable Area: 859,000 sq.ft

10  Bank of America Plaza                            100,000  1st Qtr 1995          $37.00        1-5            $27.04
    335 Madison Avenue                          Towers Perin            10           41.00       6-10
    E/S, bet East 43rd & 44th Sts.           Floor No. 18-20
    Constructed: 1920s/1982
    Stories 28
    Rentable Area: 1,048,000 sq.ft.
------------------------------------------------------------------------------------------------------------------------


No. Address/Location                       Tenant and Landlord Contributions
------------------------------------------------------------------------------------------------------------------------
6   IBM Building                     A     Real Estate Taxes:      Pro-rata share of increases over a base year
    590 Madison Avenue                     Operating Expenses:     Pro-rata share of increases over a base year
    S/W/C of East 57th Street              Electricity:            Direct
    Constructed: 1982                      Tenant Workletter:      $45.00 per square foot
    Stories: 43                            Rent Concession:        12 months free rent
    Rentable Area: 1,030,000 sq.ft.
                                     B     Real Estate Taxes:      Pro-rata share of increases over a base year
                                           Operating Expenses:     Pro-rata share of increases over a base year
                                           Electricity:            Direct
                                           Tenant Workletter:      $52.50 per square foot
                                           Rent Concession:        13 months free rent

7   Mutual of America Building             Real Estate Taxes:      Pro-rata share of increases over a base year
    320 Park Avenue                        Operating Expenses:     Pro-rata share of increases over a base year
    W/S, bet East 50th & 51st Sts.         Electricity:            Sub-metered
    Constructed: 1960/1995                 Tenant Workletter:      $50.00 per square foot
    Stories: 34                            Rent Concession:        None
    Rentable Area: 694,000 sq.ft.

8   330 Madison Avenue                     Real Estate Taxes:      Pro-rata share of increases over a base year
    W/S, bet East 42nd & 43rd Sts.         Operating Expenses:     Pro-rata share of increases over a base year
    Constructed: 1963                      Electricity:            Sub-metered
    Stories: 39                            Tenant Workletter:      $42.00 per square foot
    Rentable Area: 665,000 sq.ft.          Rent Concession:        12 months free rent

9   Seagrams Building                      Real Estate Taxes:      Pro-rata share of increases over a base year
    375 Park Avenue                        Operating Expenses:     Pro-rata share of increases over a base year
    E/S bet East 52nd & 53rd Sts.          Electricity:            $2.75 per square foot
    Constructed: 1958                      Tenant Workletter:      $45.00 per square foot
    Stories: 38                            Rent Concession:        11 months office rent
    Rentable Area: 859,000 sq.ft

10  Bank of America Plaza                  Real Estate Taxes:      Pro-rata share of increases over a base year
    335 Madison Avenue                     Operating Expenses:     Pro-rata share of increases over a base year
    E/S, bet East 43rd & 44th Sts.         Electricity:            Sub-metered
    Constructed: 1920s/1982                Tenant Workletter:      $45.00 per square foot
    Stories 28                             Rent Concession:        10 months free rent
    Rentable Area: 1,048,000 sq.ft.
------------------------------------------------------------------------------------------------------------------------

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 83

                        MARKET RENT ANALYSIS (Continued)

                                [GRAPHIC OMITTED]

                         MAP OF OFFICE RENT COMPARABLES


          Koeppel Tener Real Estate Services, Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 84

                        MARKET RENT ANALYSIS (Continued)

RETAIL MARKET OVERVIEW

Retailers generally occupy grade level stores on Madison Avenue and its side streets, between East 38th and 50th Streets, with a wide variety of national and local retailers, serving area office workers and commuters walking to and from Grand Central Station. A tour of the immediate area reveals limited retail space available for lease.

RETAIL/COMMERCIAL COMPONENT

The retail component is comprised of 6 individual units which contain a total of 51,213 square feet of rentable storage (1,859 square feet) and selling area (49,354 square feet) encompassing 5-levels.

The retail/commercial component is summarized as follows.

-----------------------------------------------------------------------------------------------------------------
                                                 370-392 MADISON AVENUE
                                               RETAIL/COMMERCIAL COMPONENT

                                                             Basement
 Unit                                            Storage Selling Area   Grade    Mezzanine    2nd Fl.      Total
 No.    Tenant                Location             (Sq.)     (Sq.Ft.) (Sq. Ft.)   (Sq.Ft.)   (Sq.Ft.)    (Sq.Ft.)
-----------------------------------------------------------------------------------------------------------------
 1.     Chase Manhattan Bank  N/W C of E 46th St.  7,314       12,860     6,396          0          0     29,570
 2.     Travel 2000           Madison Ave.             0            0     1,590          0          0      1,590
 3.     Omni NYC              Madison Ave.           300            0     1,105          0          0      1,405
 4.     Sprint USA            S/W C of E47th St.   1,259            0     1,560          0          0      2,819
 5.     Baci Delicatessen     East 47th Street       300            0     2,107          0          0      2,407
 6.     TSI Madison Fitness   East 46th Street         0            0         0      8,447      4,975     13,422

        Total                                      9,173       12,860    15,758      8,447      4,975     51,213
-----------------------------------------------------------------------------------------------------------------

The 3-level Chase unit is interconnecting through private stain, elevator and escalator, The basement storage space is included in the total rentable area. The 2-level TSI Madison Fitness is interconnecting
Source: Spartan Madison Corp.; compiled by KTR

Unit No. 1 is a 3-level interconnecting unit with private stairs, elevator and escalator. Located on the northwest corner of Madison Avenue and East 46th Street; it enjoys very good visibility on Madison Avenue.

Units No. 2-4, which also enjoy very good visibility from Madison Avenue, are typical retail stores. Unit No. 5 is located on East 47th Street which has an extensive inventory of occupied retails stores; it

           Koeppel Tener Real Estate Services. Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 85

                        MARKET RENT ANALYSIS (Continued)

enjoys good visibility from Madison Avenue.

Unit No. 6 is a 2-level interconnecting unit which is located on East 46th Street, immediately west of the entrance to the parking component. It enjoys good visibility from Madison and Fifth Avenues.

MOST RECENT RETAIL LEASING ACTIVITY: Four new leases have been signed between June, 1996 and March, 1997. Contract rents range from $30.00 to $208.33 per square foot. The low end reflects a June, 1996 expansion lease (7 years) into 4,975 square feet on floor no. 2 by TSI Madison Fitness. The upper end reflects a March, 1997 lease (7 years) of a 653 square foot unit at grade (Unit No. 4) to Sprint U.S.A. Lease terms range from 5 to 11 years with 2 of the 4 leases containing rent step-ups of 10% ($14.00 to $17.00 per square foot) adjusted every 2 to 5 years.

Real estate tax contributions based on a pro-rata share of increases over a base year are evident in all of the new leases. The lease of the space on floor no. 2 contains an operating expense contribution based on a pro-rata share of increases over a base year. Tenant electricity is direct metered.

The space was leased as is in all of the leases, however, 3 of the 4 leases contain free rent ranging from 2 to 5 months.

The most recent leasing activity within the subject property equates to effective rents ranging from $27.56 to $208.33 per square foot employing our effective rent model. The new leases are individually addressed as follows.

The individual leases are summarized as follows.

TRAVEL 2000(Effective Rent-$158.71 per square foot): This is a new 11-year lease, dated January, 1997, for a 1,590 square foot grade level unit (Unit No.
2) with frontage on Madison Avenue.

           Koeppel Tener Real Estate Services. Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 86

                        MARKET RENT ANALYSIS (Continued)

The contract rent equates to $141.51, increasing to $155.66 per square foot in year no. 3, $171.23 per square foot in year no. 6 and $188.35 per square foot in year no. 9. The lease contains a real estate tax contribution based on a pro-rata share of increases over a base year. The space was leased as is with 2 months of free rent.

0MNI NYC (Effective Rent-$138.46 per square foot): This is a new 6-year lease, dated July, 1997, for a 1,105 square foot grade level unit (Unit No. 3) with frontage on Madison Avenue. The contract rent equates to $140.00, increasing to $154.00 per square foot in year no. 4. The lease contains a real estate tax contribution based on a pro-rata share of increases over a base year. The space was leased as is with 3 months of free rent.

SPRINT USA. (Effective Rent-$208.33 per square foot): This is a new 5-year lease, dated March, 1997, for a 1,560 square foot grade level unit (Unit No. 4) with frontage on Madison Avenue and East 47th Street. The contract rent equates to $208.33 for the entire term. The lease contains a real estate tax contribution based on a pro-rata share of increases over a base year. The space was leased as is with no free rent.

TSI MADISON (Effective Rent-$27.56 per square foot): This is a new 5-year expansion lease, dated June, 1996, for 4,975 square feet of space (part of Unit No. 6) on floor no. 2. The contract rent equates to $30.00 for the entire term. The lease contains both a real estate tax and an operating expense contribution based on a pro-rata share of increases over a base year. The space was leased as is with 5 months of free rent.

UNIT NO. 1 (CHASE MANHATTAN): Our survey, summarized at the end of this section, identified 3 leases which are relevant to the rental value of this unit. The individual comparable are summarized as follows.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 87

                        MARKET RENT ANALYSIS (Continued)

Comparable No. 1 (465 Park Avenue, $41.08 per square foot Effective Rent):
Comparable No. 1 is 21-year lease, dated March, 1997, of a 4-level unit containing 42,600 square feet of basement, grade, 2nd and 3rd floor space by Borders Books. It is located at the northeast corner of Park Avenue and East 57th Street. The blended contract rent equates to $37.55 per square foot, increasing by 10.0% every 3 years. The lease also contains a base year real estate tax contribution. Lastly, the unit was leased with a tenant workletter of $17.60 per square foot and 11 months of free rent.

Those involved with the transaction indicate that the grade level space was priced at $100.00 per square foot with the basement and upper floor space priced at 20% and 30% of the grade level rent, respectively. Comparable No. 1 is considered to be superior in location to the subject property, however, it is considered to be relevant to the rental value of the subject property after a downward adjustment.

Comparable No. 5 (425 Park Avenue, $91.03 per square foot Effective Rent):
Comparable No. 5 is 10-year lease, dated May, 1995, of a grade level unit containing 4,520 square feet on the east side of Park Avenue, between East 54th and 55th Streets, by Sterling National Bank. The contract rent equates to $94.59 per square foot, increasing to $97.70 per square foot in year no. 6. The lease also contains a base year real estate tax contribution. The unit was leased as is with 4 months of free rent.

Comparable No. 5 is considered to be superior in location to the subject property, however, it is considered to be relevant to the rental value of he subject property after a downward adjustment.

Comparable No. 6 (575 Lexington Avenue, $88.32 per square foot Effective Rent):
Comparable No. 6 is a 10-year lease, dated May, 1995, of a grade level unit containing 6,101 square feet on the northeast corner of Lexington Avenue and East 51st Street by Staples. The contract rent equates to 586.32 per square foot, increasing to $91.32 per square foot in year no. 6. The lease also contains a base year real estate tax contribution. The unit was leased as is with no free rent.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 88

                        MARKET RENT ANALYSIS (Continued)

Comparable No. 6 is considered to be inferior in location to the subject property, however, it is considered to be relevant to the rental value of the subject property after an upward adjustment.

Unit No. 1 Correlation: Comparables No. 5 and 6, after our adjustments, indicate an effective rent of $90.00 per square foot as reflective of the investment qualities of the grade level space within Unit No. 1. The preceding effective rent is achieved assuming a 15 year average lease term, a contract rent of $95.00 per square foot, a step-up of 10.0% every 5 years, a tenant workletter of $5.00 per square foot total and 12 months of free rent.

The pricing of non-grade retail space is typically expressed as a percentage of the rent of the grade level space of the unit. Based on conversations with leasing agents and our understanding of the retail market, the approximate range between grade (being 100%) and non-grade space is as follows:

 Area                                        % of Grade Rent
 Sub-Basement/Basement (Storage)             0% to 20%
 Selling Basement                            20% to 60%
 Mezzanine/Second Floor                      30% to 80%

The rent for non-grade space is affected by the proximity and accessibility to grade level and street visibility. The value of non-grade space diminishes with the distance from the street level entrance. The strength of the credit of a retailer further impacts rental value. Further, the ratios typically decline for the more expensive grade level retail stores of Madison, Park and Fifth Avenues.

It is our opinion that ratios of 15% and 25% for the storage basement and selling basement, respectively, are reflective of the investment qualities of this interconnecting unit. Market rents of

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 89

                        MARKET RENT ANALYSIS (Continued)

$14.25 per square foot for the storage basement ($95.00 per square foot x 15.0%) and $23.75 per square foot for the selling basement ($95.00 per square foot x 25.0%) are estimated. A weighted average market rent of $44.00 per square foot is estimated.

                              UNIT NO. 1 (CHASE MANHATTAN)
                                  BLENDED MARKET RENT

-------------------------------------------------------------------------------------------------
                            Area          Est. Market Rent       Estimated    Blended Market Rent
         Level             Sq.Ft.           $ Per Sq.Ft.        Market Rent    $ Per Square Foot
-------------------------------------------------------------------------------------------------
         Grade              9,396    x         $95.00            $892,620
   Storage Basement         7,314    x         $14.25             104,225

   Selling Basement        12,860    x         $23.75             305,425
                           ------
         Total             29,570                               $1,320,270          $44.00
-------------------------------------------------------------------------------------------------

Source: KTR projections

UNITS NO. 2-4: Our survey, summarized at the end of this section, identified 3 leases which are relevant to the rental value of this unit. The individual comparables are summarized as follows.

Comparable No. 2A (400 Madison Avenue, $165.18 per square foot Effective Rent):
Comparable No. 2A is 15-year lease, dated November, 1996, of a grade level unit containing 1,650 square feet by the Eurostar Cafe. It is located opposite the subject property on the northwest corner of Madison Avenue and East 47th Street.

The contract rent equates to $150.00 per square foot, increasing to $165.00 per square foot in year no. 4, $181.50 per square foot in year no. 7 and $200.00 per square foot in year no. 10. The lease also contains a base year real estate tax contribution. The unit was leased as is with 11 months of free rent.

Comparable No. 2A is considered to be relevant to the rental value of Unit No. 4 within the subject property.

            Koeppel Tener Real Estate Service Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 90

                        MARKET RENT ANALYSIS (Continued)

Comparable No. 2B (400 Madison Avenue, $152.41 per square foot Effective Rent):
Comparable No. 2B is 10-year lease, dated June, 1995, of a grade level unit containing 500 square feet by the Colortek Photo. Located opposite the subject property, the comparable contains direct frontage on Madison Avenue.

The contract rent equates to $185.00 per square foot, increasing to $203.50 per square foot in year no. 4, $223.85 per square foot in year no. 7 and $246.23 per square foot in year no. 10. The lease also contains a base year real estate tax contribution. The unit was leased as is with 6 months of free rent.

Comparable No. 2B is considered to be relevant to the rental value of the Retail Units No. 2 and 3 within the subject property.

Comparable No. 3 (450 Park Avenue, $158.97 per square foot Effective Rent):
Comparable No. 3 is 15-year lease, dated March, 1996, of a grade level unit containing 1,875 square feet by J. S. Saurez. Located within a building at the southwest corner of East 57th Street, it contains direct frontage on Park Avenue.

The contract rent equates to $140.00 per square foot, increasing to $154.00 per square foot in year no. 4, $169.00 per square foot in year no. 7, $186.34 per square foot in year no. 10 and $204.97 per square foot in year no. 13. The lease also contains a base year real estate tax contribution. Lastly, the unit was leased as is with 3 months of free rent.

Comparable No. 3 is considered to be relevant to the rental value of Units No. 2 and 3 within the subject property after a downward adjustment due to its superior location.

Units No. 2 and 3 Correlation: The recent lease of Unit No. 2 (Travel 2000, $158.61 per square foot) and Unit No. 3 (Omni NYC, $138.46 per square foot) are directly supported, after our

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 91

                        MARKET RENT ANALYSIS (Continued)

adjustments, by Comparable No. 2B (400 Madison Avenue, $152.41 per square foot) and Comparable No. 3 (450 Park Avenue, $158.97 per square foot).

An effective rent in the range of $150.00 per square foot is considered to be reflective of the investment qualities of the grade level space within Units No. 2 and 3. The preceding effective rent is achieved assuming a 10 year average lease term, a contract rent of $140.00 per square foot, a step-up of 10.0% in years no. 4 and 7, a tenant workletter of $5.00 per square foot total and 3 months of free rent.

Units No. 4 Correlation: The recent lease of Unit No. 4 (Sprint USA, $208.33 per square foot) is approximately 25% higher than Comparable No. 2A (400 Madison Avenue, $165.18 per square foot) which directly faces it from the northwest corner of East 47th Street.

The recent lease of Unit No. 4 is considered to reflect premium pricing since the tenant was granted a short lease term of 5 years (rounded) as compared to market parameters which suggest 10- to 15-year terms. Consequently, Comparable No. 2A is given most weight in estimating an effective rent in the range of $165.00 per square foot for Unit No. 4 based on its proximity and investment qualities.

The preceding effective rent is achieved assuming a 10 year average lease term, a contract rent of $160.00 per square foot, a step-up of 10.0% in years no. 4 and 7, a tenant workletter of $5.00 per square foot total and 3 months of free rent.

UNIT NO. 5: The recent leases of Units No. 2 and 3 and Comparables No. 2B and 3 are also used in estimating a market rent for this unit. The data is considered to be relevant based on its proximity to and visibility from Madison Avenue. An effective rent in the range of $75.00 to $80.00 per square foot is estimated based on its investment qualities and also considering its size.

            Koeppel Tener Real Estate Services Inc Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 92

                        MARKET RENT ANALYSIS (Continued)

The preceding effective rent is achieved assuming a 10 year average lease term, a contract rent of $75.00 per square foot, a step-up of 10.0% in years no. 4 and 7, a tenant workletter of $5.00 per square foot total and 3 months of free rent.

UNIT NO. 6: As previously discussed, Unit No. 6 is a 2-level above grade unit with 8,447 square feet of mezzanine space and 4,975 square feet on floor no. 2. The recent expansion lease of the 2nd floor ($27.56 per square foot), Comparable No. 4 (575 Lexington Avenue, $23.53 per square foot) and the pricing of Unit No. 1 are considered to be relevant to the rental value of this unit.

Comparable No. 4 (575 Lexington Avenue, $23.53 per square foot): Comparable No. 4 is a lease, dated January, 1996, of 18,290 square feet of second floor space by a fitness center. The property is located on East 51st. Street with visibility from Lexington Avenue.

The contract rent equates to $21.00 per square foot, increasing annually by $1.00 per square foot for years no. 2-5, increasing to $26.00 per square foot in year no. 6 and $32.00 per square foot in year no. 12. The lease also contains a base year real estate tax and operating expense contribution. Lastly, the unit was leased as is with 10.5 months of free rent. Comparable No. 4 is considered to be relevant to the rental value of Units No. 6 after an upward adjustment due to its inferior location.

An effective rent in the range of $27.00 to $28.00 per square foot is estimated for this unit. Our estimate considers the recent expansion lease, Comparable No. 4, the indicated ratio of 30% between grade level space and above grade retail space ($27.00 per square foot /$90.00 per square foot), and our estimated effective rent of $28.00 to $29.00 per square foot for the lower floor office space.

The preceding effective rent is achieved assuming a 10 year average lease term, a contract rent of $27.00 per square foot, a step-up of 10.0% in years no. 4 and 7, a tenant workletter of $5.00 per square foot total and 3 months of free rent.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                              June 23,1997
New York, New York                                                       Page 93

                        MARKET RENT ANALYSIS (Continued)

RENEWALS: Future renewal leases are assumed to be leased as is with no free rent for the entire projection period.

The preceding analysis is summarized as follows.

SUMMARY OF RETAIL/COMMERCIAL MARKET RENT ASSUMPTIONS

Market Rent
     Unit No. 1 (Chase Manhattan):      $44.00 per square foot
     Unit No. 2 (Travel 2000):          $140.00 per square feet
     Units No 3 (Omni NYC)              $140.00 per square foot
     Unit No. 4 (Sprint USA):           $160.00 per square foot
     Unit No. 5 (Baci Deli),            $75.00 per square foot
     Unit No. 6 (TSI Fitness):          $27.00 per square foot

Lease Term
     Unit No. 1:                        15 years
     Units No. 2-6:                     10 years

Rent Step-ups
     Unit No. 1:                        10% in years no. 6 and 11.
     Units No. 2-6:                     10% in years no. 4 and 7.

Real Estate Tax Contribution:           Pro-rata share of increases over a base
                                        year.

Operating Expense Contribution:         None

Work Letter - New Leases:               $5.00 per square foot (total)

Work Letter - Renewal Leases:           None

Free Rent
     Unit No. 1:                        12 months total.
     Units No. 2-6:                     3 months total.

Free Rent - Renewal Leases:             None

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                                                              June 23, 1997
New York, New York                                                                                        Page 94


                                       MARKET RENT ANALYSIS (Continued)

                                            370-392 MADISON AVENUE
                                      SUMMARY OF MOST RECENT RETAIL LEASES
-----------------------------------------------------------------------------------------------------------------
Summary of Most Recent Leases within Subject Property (Retail)
370-392 Madison Avenue        Rentable                                                             (A) Effective
New York, New York                Area                     Lease Date    Contract Rent   Step-up   Contract Rent
No.   Tenant                 (Sq. Ft.)     Level/Floor   Lease Expiry    ($ Per Sq.Ft.)   (Year)   ($ Per Sq.Ft.)
-----------------------------------------------------------------------------------------------------------------
1     Travel 2000                1,590        Grade            Jan-97       $141.51        1-2        $158.71
      Retail Unit No. 2                                        Dec-07        155.66        3-5
                                                                 11.0        171.23        6-8
                                                                             188.35       9-11


2     Omni NYC                   1,105        Grade            Jul-97       $140.00        1-3        $138.46
      Retail Unit No. 3                                        Jun-03        154.00        4-6
                                                                  6.0


3     Sprint USA                 1,560        Grade            Mar-97       $208.33        1-5        $208.33
      Retail Unit No. 4                                        Dec-01
                                                                  4.8


4     TSI Madison                4,975            2            Jun-96        $30.00        1-7         $27.56
      P/O Retail Unit No. 6                                    Apr-03
                                                                  6.9


-----------------------------------------------------------------------------------------------------------------


No.   Tenant                   Tenant and Landlord Contributions
-----------------------------------------------------------------------------------------------------------------
1     Travel 2000              Real Estate Taxes:        Pro-rata share office increase over a base year
      Retail Unit No. 2        Operating Expenses:       None
                               Tenant Electricity:       Direct
                               Tenant Workletter:        As Is
                               Rent Concessions:         2 months free rent

2     Omni NYC                 Real Estate Taxes:        Pro-rata share office increase over lease year
      Retail Unit No. 3        Operating Expenses:       None
                               Tenant Electricity:       Direct
                               Tenant Work letter:       As Is
                               Rent Concessions:         3 months free rent

3     Sprint USA               Real Estate Taxes:        Pro-rata share of increases over a base year
      Retail Unit No. 4        Operating Expenses:       None
                               Tenant Electricity:       Direct
                               Tenant Workletter:        As Is (Broom Clean)
                               Rent Concessions:         None

4     TSI Madison              Real Estate Taxes:        Pro-rata share of increases over a base year
      P/O Retail Unit No. 6    Operating Expenses:       Pro-rata share of increases over a base year
                               Tenant Electricity:       Direct
                               Tenant Workletter:        As Is (Broom Clean)
                               Rent Concessions:         5 months free rent
-----------------------------------------------------------------------------------------------------------------

(A) Effective rent model based on cost of capital employing a partial payment factor.
Source: RREEF Funds; compiled by KTR

370-392 Madison Avenues                                                                                                June 23, 1997
New York, New York                                                                                                           Page 95

                                                  MARKET RENT ANALYSIS (Continued)


                                                       370-392 MADISON AVENUE
                                                       COMPARABLE RETAIL RENTS
------------------------------------------------------------------------------------------------------------------------------------
Retail Market Rents
370-392 Madison Avenue                                                                                               (A) Effective
New York, New York                      R.A.                   Lease Date      Contract Rent        Step-Up          Contract Rent
No.   Address/Location/Tenant         (Sq. Ft.)      Level    Term (Years)      (Per Sq. Ft)        (Years)          ($ Per Sq. Ft.)
1  465 Park Avenue                     13,800      Basement      Mar-97              $100.00         Grade                   $41.08
   NE/C of East 57th Street             8,000        Grade           21                30.00         Upper
   Borders Books                       10,400      2nd Floor                           20.00        Basement
                                       10,400      3rd Floor                          $37.55    Weighted Average (1-3)
                                       ------
                                       42,600        Total                      10% step-ups
                                                                               every 3 years

2  400 Madison Avenue             A     1,650        Grade       Nov-96               150.00           1-3                  $165.18
   N/W//C of East 47th Street                                        15               165.00           4-6
   Eurostar Cafe                                                                      181.50           7-9
                                                                                      200.00         10-15


   Coltek Photo                   B       500        Grade       Jun-95               185.00           1-3                  $152.41
                                                                     10               203.50           4-6
                                                                                      223.85           7-9
                                                                                      246.23            10


3  450 Park Avenue                      1,875        Grade       Mar-96              $140.00           1-3                  $158.97
   SWC of East 57th Street                                           15               154.00           4-6
   J.S. Saurez                                                                        169.00           7-9
                                                                                      186.34         10-12
                                                                                      204.97         13-15

4  575 Lexington Avenue                18,290      2nd Floor     Jan-96               $21.00             1                   $23.53
   NEC of East 51st Street                                           16    $1.00 per sq. ft.           2-5
   New York Sports Club                                                                               6-11
                                                                                                     12-16

5  425 Park Avenue                      4,520        Grade       May-95               $94-59           1-5                   $91.03
   E/S, bet East 54th & 55th Sts.                                    10                97.70          6-10
   Sterling National Bank



6  575 Lexington Avenue                 6,101        Grade       May-95               $86.32           1-5                   $88.32
   N/E/C of East 51st Street                                         10                91.32          6-10
   Staples




No.   Address/Location/Tenant             Tenant and Landlord Contributions
------------------------------------------------------------------------------------------------------------------
1  465 Park Avenue                        Real Estate Taxes:          Pro-rata share of increases over a base year
   NE/C of East 57th Street               Operating Expenses:         None
   Borders Books                          Electricity                 Sub-metered
                                          Tenant Workletter:          $17.60 per square foot of total area
                                          Rent Concession             11 months free rent


2  400 Madison Avenue             A       Real Estate Taxes:          Pro-rata share of increases over a base year
   N/W//C of East 47th Street             Operating Expenses:         None
   Eurostar Cafe                          Electricity                 Sub-metered
                                          Tenant Workletter:          As Is
                                          Rent Concession             5 months free rent

   Coltek Photo                   B       Real Estate Taxes:          Pro-rata share of increases over a base year
                                          Operating Expenses:         None
                                          Electricity                 Sub-metered
                                          Tenant Workletter:          As Is
                                          Rent Concession             6 months free rent

3  450 Park Avenue                        Real Estate Taxes:          Pro-rata share of increases over a base year
   SWC of East 57th Street                Operating Expenses:         None
   J.S. Saurez                            Electricity                 Direct
                                          Tenant Workletter:          As Is
                                          Rent Concession             3 months free rent
                                          Space includes storage basement

4  575 Lexington Avenue                   Real Estate Taxes:          Pro-rata share of increases over a base year
   NEC of East 51st Street                Operating Expenses:         Pro-rata share of increases over a base year
   New York Sports Club                   Electricity                 Direct
                                          Tenant Workletter:          As Is
                                          Rent Concession             10.5 months free rent

5  425 Park Avenue                        Real Estate Taxes:          Pro-rata share of increases over a base year
   E/S, bet East 54th & 55th Sts.         Operating Expenses:         None
   Sterling National Bank                 Electricity                 Direct
                                          Tenant Workletter:          As Is
                                          Rent Concession             4 months free rent
                                          Space includes storage basement

6  575 Lexington Avenue                   Real Estate Taxes:          Pro-rata share of increases over a base year
   N/E/C of East 51st Street              Operating Expenses:         None
   Staples                                Electricity                 Direct
                                          Tenant Workletter:          As Is
                                          Rent Concession             None


(A) Effective rent model based on cost of capital employing a partial payment factor
Source: [ILLEGIBLE]
------------------------------------------------------------------------------------------------------------------------------------


          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 96


                        MARKET RENT ANALYSIS (Continued)


                       MAP OF RETAIL LEASE COMPARABLES


                               [GRAPHIC OMITTED]


           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New, York, New York                                                      Page 97

                        MARKET RENT ANALYSIS (Continued)

OFFICE STORAGE COMPONENT

The subject property contains 32,572 square feet of office storage space in the sub-basements of which 21,040 is currently occupied under multi-year leases and 11,532 square feet is vacant and available for lease.

Two renewal leases with Sipser Weinstock and Edward Issacs were signed in the subject property in July, 1996 and April, 1995, respectively. In addition, 3 comparable rents from the influencing market have also been compiled.

The data reflects contract rents ranging from $13.00 to $17.00 per square foot. Lease terms range from 5 to 16 years with rent step-ups of $2.00 to $3.00 per square foot in most of the leases in excess of 5 years. Real estate tax and operating expense contributions, based on a pro-rata share of increases over a base year, were identified in only 1 of the comparables.

The space was leased as is, however, free rent of 3 months was evident in 1 of the leases.

Comparable No. 1A (370-392 Madison Avenue) is a 3-year lease, dated July, 1996, of 361 square feet of storage space to Sipser, Weinstock, Harper & Dorn. The lease reflects a contract rent of $15.00 per square foot and no tenant contributions.

Comparable No. 1B (370-392 Madison Avenue) is a 7.5-year lease, dated April, 1995, of 1,368 square feet of storage space to Edward Issacs. The lease reflects a contract rent of $15.00 per square foot, increasing to $17.50 per square foot after 2.5 years. The lease contains no tenant contributions.

Comparable No. 2 (10 East 53rd Street) reflects a 10-year, dated March, 1996, of 9,727 square feet of storage space to Versace. The lease reflects a contract rent of $17.00 per square foot, increasing to $20.00 per square foot in year no.
6. It contains no real estate tax or operating expense contributions.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 98

                        MARKET RENT ANALYSIS (Continued)

Comparable No. 3 (1633 Broadway) is a 5-year renewal lease, dated October, 1995, of 2,000 square feet by the Power Authority of the State of New York. The lease is fixed at $16.00 per square foot for the entire term. It contains real estate tax and operating expense contributions based on a pro-rata share of increases over a base year and $0.75 per square foot for electricity. The space was leased as is with no free rent.

Comparable No. 4 (1141 Sixth Avenue) is a 16-year lease, dated February, 1995, of 2,376 square feet by Dow Jones & Co. The contract rent equates to $15.00 per square foot, increasing to $17.00 per square foot in year no. 7 and $20.00 per square foot in year no. 12. It contains no real estate tax and operating expense contributions but electricity is provided at $0.50 per square foot. The space was leased as is with 3 months of free rent.

CORRELATION

The most recent leasing activity within the subject property is generally consistent with the comparable data developed from the influencing market. As such, it is given most weight in estimating a base year contract rent of $15.00 per square foot.

In addition, a 12 year average lease term is projected along with rent step-ups of $2.00 per square foot every 4 years. The space is assumed to be leased as is with no free rent. Further, all future office storage leases are not assumed to contain real estate tax or operating expense contributions.

The preceding estimates are clearly supported by the comparable data and most recent leasing activity within the subject property.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Page 99

                        MARKET RENT ANALYSIS (Continued)

SUMMARY OF OFFICE STORAGE MARKET RENT ASSUMPTIONS

Market Rent:                         $15.00 per square foot average

Lease Term:                          12 years

Rent Step-ups:                       $2.00 per square foot every 4 years (Years
                                     No. 5 and 9).

Real Estate Tax Contributions:       None

Operating Expenses:                  None

Work Letter:                         Space leased As Is; none on renewal

Free Rent:                           None; none on renewal

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 100


                                     MARKET RENT ANALYSIS (Continued)

                                          370-392 MADISON AVENUE
                                          COMPARABLE GARAGE RENTS
---------------------------------------------------------------------------------------------------------
Summary - Storage Market Rents
370-392 Madison Avenue
New York, New York                             R.A. (Sq.Ft.)          Lease Date          Contract Rent
No.            Address                                Tenant        Term (Years)          ($ Per Sq.Ft.)
---------------------------------------------------------------------------------------------------------
1     370-392 Madison Avenue    A                        361              Jul-96               $15.00
                                           Sipser, Weinstock                   3
                                               Harper & Dorn



                                B                      1,368              Apr-95               $15.00
                                               Edward Issacs                 7.5                17.50




2     10 East 53rd Street                              9,727              Mar-96               $17.00
                                                     Versace                  10                20.00


3     1633 Broadway                                    2,000              Oct-95               $16.00
                                             Power Authority                   5
                                           State of New York

4     1141-1155 Sixth Avenue                           2,376              Feb-95               $15.00
      W/S, bet West 44th and                       Dow Jones                16.2                17.00
      West 45th Streets                                                                         20.00


No.   Address                              Step-Up Tenant and Landlord Contributions
------------------------------------------------------------------------------------------------------------------------
1     370-392 Madison Avenue    A              1-3 Real Estate Taxes:      None
                                                   Operating Expenses:     None
                                                   Tenant Electricity:     Direct
                                                   Tenant Workletter:      As Is
                                                   Rent Concession:        None

                                B            1-2.5 Real Estate Taxes:      None
                                             2.6-7 Operating Expenses:     None
                                                   Tenant Electricity:     Direct
                                                   Tenant Workletter:      As Is
                                                   Rent Concession:        None

2     10 East 53rd Street                      1-5 Real Estate Taxes:      None
                                              6-10 Operating Expenses:     None
                                                   Tenant Electricity:     N.A.

3     1633 Broadway                            1-5 Real Estate Taxes:      Pro-rata share of increases over a base year
                                                   Operating Expenses:     Pro-rata share of increases over a base year
                                                   Tenant Electricity:     $0.75 per square foot (Inclusion)

4     1141-1155 Sixth Avenue                   1-6 Real Estate Taxes:      None
      W/S, bet West 44th and                  7-11 Operating Expenses:     None
      West 45th Streets                      12-16 Tenant Electricity:     $0.50 per square foot (Inclusion)
                                                   Tenant Workletter:      As Is
                                                   Rent Concession:        3 months free rent
------------------------------------------------------------------------------------------------------------------------

Source: KTR market research



          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 101

                        MARKET RENT ANALYSIS (Continued)

GARAGE COMPONENT

As previously discussed, the subject property contains an underground parking garage containing 44,452 square feet of rentable area which equates to 150 licensed spaces. The garage component is accessed via curb cuts on East 46th Street.

It is currently encumbered under a long term lease (November, 1989 dated; October, 2004 expiration) to Meyers Parking Systems. The current contract rent equates to $6,833.33 per space which further equates to $23.06 per square foot of rentable area. The lease also contains a real estate tax contribution based on a 3.5% share of increases over a base year.

Five current market leases, signed between May, 1995 and November, 1996. A scarcity of current rental data was evident from the immediate area. Consequently, our search was expanded. to include the residential and commercial office markets of Manhattan.

The comparable data ranges from $3,000 to $4,500 per space. The low end reflects a November, 1996 lease of a 150 space garage within a luxury residential building at the northwest corner of Third Avenue and East 94th Street. The upper end reflects an early 1996 lease of a 100 space garage within a 20-story luxury residential condominium which is located on the southwest corner of Park Avenue and East 39th Street.

Lease terms range from 10 to 20 years. Rent step-ups, as available, range from 7% to 12% adjusted every 2 to 6 years. The upper end of the range does not contain any real estate tax contribution, however, the remaining leases all contain a pro-rata share of increases over a base year.

CORRELATION

The current contract rent within the subject property ($6,833.33 per space) is well above the range of comparable data ($3,000 to $4,500 per space). The parking component within the subject property

            Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 102

                        MARKET RENT ANALYSIS (Continued)

garage appears to be operating at full capacity based on our cursory inspection. Further, we have no knowledge that the lease payments are not being paid as stipulated. In conclusion, it is our opinion that a contract rent of $5,000 per space reflects the investment qualities of the garage component within a prime Midtown Manhattan location.

In addition, a 10 year average lease term is projected along with a rent step-up of 10% in year no. 6. The space is assumed to be leased as is with no free rent. Lastly, the future lease of the garage component is assumed to contain a real estate tax contribution based on a pro-rata share of increases over a base year, but no operating expense contributions.

SUMMARY OF GARAGE MARKET RENT ASSUMPTIONS

Market Rent:                                 $5,000.00 per licensed space

Lease Term:                                  10 years

Rent Step-ups:                               10% in year no. 6.

Real Estate Tax Contributions:               Pro-rata share of increases over a
                                             base year.

Operating Expenses:                          None

Work Letter:                                 Space leased As Is; none on renewal

Free Rent:                                   None, none on renewal

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 103


                        MARKET RENT ANALYSIS (Continued)

                             370-392 MADISON AVENUE
                             COMPARABLE GARAGE RENTS
--------------------------------------------------------------------------------
Summary - Garage Market Rents
370-392 Madison Avenue
New York, New York               Licensed      Lease Date     Contract Rent
No.            Address             Spaces    Term (Years)    ($Per Sq. Ft.)
--------------------------------------------------------------------------------
1    Carnegie Park                   150        Nov-96           $3,000
     200 East 94th Street                        12.0             3,360
     N/W/C of 3rd Avenue

2    101 West 56th Street            196        Mar-96           $3,061
     N/W/C of 6th Avenue                         10.0              N.A.


3    80 Park Avenue                  100      Early 1996         $4,500
     S.\/W/C of East 39th St.                    15.0              N.A.


4    13-17 East 54th Street          350        Oct-95           $3,500
     N/S, bet Fifth & Madison                    20.0              N.A.
     Avenues

5    One New York Plaza              210        May-95           $4,286
     S/W/C of Water &                            13.0             4,690
     Whitehall Streets                                            5,000


Step-Up  Tenant and Landlord Contributions
--------------------------------------------------------------------------------
    1-6  Rent Estate Taxes:      Pro-rata share of increase over a base year
   7-12  Operating Expenses:     None
         Tenant Electricity:     Direct

      1  Rent Estate Taxes:      Pro-rata share of increase over a base year
   2-10  Operating Expenses:     None
         Tenant Electricity:     Direct

      1  Rent Estate Taxes:      Pro-rata share of increase over a base year
   2-15  Operating Expenses:     None
         Tenant Electricity:     Direct

      1  Rent Estate Taxes:      Pro-rata share of increase over a base year
   2-20  Operating Expenses:     None
         Tenant Electricity:     Direct

      1  Rent Estate Taxes:      None
    2-3  Operating Expenses:     None
   4-13  Tenant Electricity:     Direct
--------------------------------------------------------------------------------

Source:  KTR market research



          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 104

                              HIGHEST AND BEST USE

Highest and Best Use is defined by the Appraisal Institute in The Dictionary of Real Estate Appraisal, Third Edition, Chicago, Illinois, 1993, as:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the Highest and Best Use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

There are typically two Highest and Best Use scenarios: The Highest and Best Use of the property as improved and the Highest and Best Use of the site as if vacant. In each case, the use must pass four "tests"; it must be physically possible, legally permissible, financially feasible and maximally productive.

HIGHEST AND BEST USE AS VACANT

The site can physically accommodate most uses: residential, commercial and industrial. The subject property is located in a zoning district that permits a wide range of commercial uses, including mixed-use residential and commercial buildings. The maximum developable building area is limited to 533,220 square feet of rentable area before any available bonuses

The subject site represents a large irregular building site located on the west side of Madison Avenue between East 46th and East 47th Streets. Its size and configuration suggests that a number of alternative developments could be physically accommodated on the site. Further, the subject property is conveniently situated on the northern and southern boundaries of a Grand Central and Fifth/Madison Avenue office sub-market, respectively within a Midtown Office Market.

Based upon the surrounding uniformity of commercial office uses, the Highest and Best Use of the subject site as if vacant would be for its eventual development into a first-class office building. The development of the site will most likely not occur until market rents increase to a level justifying new construction.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 105

                        HIGHEST AND BEST USE (Continued)

HIGHEST AND BEST USE AS IMPROVED

The subject property is improved with a 25-story Class "A" office building containing 798,545 square feet of above grade rentable area. The existing total above grade area exceeds that as allowed by current zoning before bonuses by 49.8% (265,325 square feet).

The hypothetical value of the site would be $441 per square foot of total lot area assuming the entire year no. I stabilized net operating income of the subject property from existing short term leases and contractual obligations was available to the land at an estimated rate of 8.0% ($18,828,777 / 0.08/ 533,220 square feet). We believe that the value of the underlying land of the subject property is less than $441 per square foot of allowable buildable area., based on our knowledge of local land values, thus indicating a fair return to the land.

The improvements are in very good condition and the subject property is well suited to meet the demands of the Class "A" office market. As improved, the development of the subject property is consistent with the Highest and Best Use of the property as though vacant. Since the improvement makes a contribution to value, the continuation of the existing use is justified and there is no alternative that would economically justify the demolition of the existing improvements. Therefore, the Highest and Best Use of the subject property, as improved, is for its continued use as a multi-tenanted commercial office building.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 106

                             WE VALUATION PROCEDURE

There are 3 traditional approaches which can be employed in establishing the market value of the subject property. These approaches and their applicability to our valuation are summarized as follows:

THE INCOME CAPITALIZATION APPROACH

The theory of the Income Capitalization Approach is based on the premise that present value is the value of the net income and reversionary value the property will produce for the remainder of its productive life or over a reasonable holding (ownership) period. We have utilized the Discounted Cash Flow Analysis technique to process this income stream.

In our Discounted Cash Flow Analysis, we will convert equity cash flows (including cash flows and equity reversion) into value utilizing a discount rate (or internal rate of return). The discount rate will be derived from a comparative analysis of rates used by recent buyers of major office buildings. We have appraised the subject property, free and clear of financing, subject to existing short term contractual leases and obligations.

The results of the Discounted Cash Flow Analysis are usually the primary value indicator for properties such as the subject property. "Investor-purchasers" expect a reasonable rate of return on their equity investment based on the ownership risks involved; this approach closely parallels the investment decision process.

The direct capitalization method is a secondary method in which the net operating income is divided a market derived capitalization rate into value. The direct capitalization method is not employed considering the complexity of the underlying lease terms encumbering the subject property.

           Koeppel Tener Real Estate Services, Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 107

                       THE VALUATION PROCEDURE (Continued)

THE SALES COMPARISON APPROACH

The Sales Comparison Approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in this approach is the principle of substitution which is central to this approach.

The application of this approach consists of comparing the subject property with similar properties of the same general type which have been sold recently or currently are available for sale in competing areas. This comparative process involves judgment as to the similarity of the subject property and the comparable sale with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, among others. The estimated value through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing and knowledgeable buyer as of the date of value.

A search of recent sales within the Midtown office market has identified 6 current Leased Fee and 1 Leasehold Interest sales. Employing this data, the Sales Comparison Approach is utilized in our valuation.

THE COST APPROACH

The application of the Cost Approach is based on the principle of substitution. This principle may be stated as follows: no one is justified in paying more for a property than that amount by which he or she can obtain, by purchase of a site and construction of a building, without undue delay, a property of equal desirability and utility. In the case of a new building, no deficiencies in the building should exist.

In the case of income-producing real estate, the cost of construction plays a minor and relatively insignificant role in determining market value. The Cost Approach is typically only a reliable indicator of value for: (a) new properties; (b) special use properties; and (c) where the cost of reproducing the improvements is easily and accurately quantifiable and there is no economic obsolescence.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 108

                       THE VALUATION PROCEDURE (Continued)

In all instances, the issue of an appropriate entrepreneurial profit - the reward for undertaking the risk of construction, remains a highly subjective factor. Further, the determination of accrued depreciation within income producing real estate is a highly subjective process. Considerate of such, this approach would lend little insight into the valuation of the subject property and has been excluded.

RECONCILIATION

The valuation procedure is concluded via a review of the approaches to value employed. The reliability of the market data utilized and the overall applicability of each approach are re-examined. Based upon this analysis, the value indications are reconciled and a final estimate is concluded.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 109

                       THE INCOME CAPITALIZATION APPROACH

METHODOLOGY

Investors in income producing real estate typically make a forecast of net operating income and cash flow over a period of time typically ranging from 10 to 15 years. The investor will then determine a purchase price which will provide a return on and of the asset and justify the degree of risk inherent in the proposed investment.

The aforementioned is developed through 2 methods: the Discounted Cash Flow Analysis and the Direct Capitalization Method.

DISCOUNTED CASH FLOW ANALYSIS: The major tasks involved in such an approach to valuing the subject property are enumerated as follows:

1. Analysis of the projected contract rental income stream, based upon the current rent roll; establishing the market rent levels for the types of space, projection of future annual revenues for a period coinciding with major lease roll-overs, probable lease renewals at market rates, and probable vacancy and credit losses.

2. Analysis of projected other income including operating expense and real estate tax contributions.

3. A projection of future operating expenses, real estate taxes, and management fees, based upon the analysis of the subject property's actual operating history and the experience at other comparable buildings.

4. A derivation of the most probable annual net operating income to be generated by the property over the projection period by subtracting all property expenses from the effective gross income.

5. Projection of costs for tenant workletters, leasing commissions and capital improvements considered necessary throughout the projection period.

6. Conversion of the projected net operating income to annual cash flow by deducting, if applicable, tenant workletters, leasing commissions and capital improvements.

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 110

                   INCOME CAPITALIZATION APPROACH (Continued)

7. Estimation of a re-sale price at the end of the investment period by applying an appropriate overall capitalization rate to the forecasted next year net operating income and deducting the appropriate selling costs which include recording taxes and brokerage fees.

8. Determination of a discount rate (yield rate or internal rate of return) which would attract a prudent investor to invest in a similar situation with comparable degrees of risk, non-liquidity, and management burden.

9. Conversion of the pre-tax cash flows into a present value by discounting at the proper yield rate.

The results of this analysis provide an estimate of the value of the property, free and clear of financing. The resultant pre-tax cash flows are contained in the accompanying cash flow pro forma

DIRECT CAPITALIZATION: A stabilized single year's forecast of Net Operating Income is converted into a value estimate by use of an overall capitalization rate developed from the improved sales data. The Direct Capitalization method is not employed based on the complexity of the existing leases and obligations within the subject property.

The Income Capitalization Approach to value is now processed based upon investment considerations and a methodology already discussed and our first year revenue and expense projections through a defined projection period. Projections are made in conformance with the standard accounting methods for office buildings, thereby enabling comparison with other properties.

ASSUMPTIONS UTILIZED IN DISCOUNTED CASH FLOW PROJECTIONS

The following assumptions and definitions are employed in our analysis of the subject property.

PROJECTION PERIOD: The estimated value of the subject property by a discounted cash flow analysis is based on a cash flow projection over a specified number of years. Since a typical investor is concerned not only with the return on capital but also with the return of capital, our analysis takes into

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370-392 Madison Avenue                                             June 23, 1997
New, York, New York                                                     Page 111

                   INCOME CAPITALIZATION APPROACH (Continued)

account the re-sale of the property at the termination of the investment holding period.

Two cash flow projections are presented at the client's request.

CASH FLOW NO. 1: Cash Flow No. 1 is the projected calendar year cash flow subject to the existing long term master lease. It represents a 16.5 year holding period, beginning July 1, 1997, with the net operating income of the 18th calendar year (C.Y.E. 12/31/14) used in developing the future reversionary value.

This holding period is selected because the master lease will have expired and the Leasehold Interest will have reverted to the Leased Fee Interest. Further, the entire portfolio of existing short term leases and contractual obligations (100%) will have expired and been subsequently re-leased at the then current market rents.

CASH FLOW NO. 2: Cash Flow No. 2 is the projected fiscal year cash flow subject to existing short term leases and contractual obligations, but exclusive of the master lease. It represents a 10 year holding period, beginning July 1, 1997, with the net operating income of the 11th fiscal year (F.Y.E. 6/30/08) used in developing the future reversionary value.

This holding period is selected because 92% of the existing portfolio of pre-1996 leases will have expired and been subsequently re-leased at the then current market rents. The impact on value of the leases expiring subsequent to our projection period is addressed in our selection of a terminal capitalization rate.

RENTABLE AREA: The individual rentable areas reported in the subject property are accepted and processed accordingly. The total rentable area equals 897,602 square feet of which 818,719 square feet encompasses the retail and office components, 44,452 square feet encompasses the garage

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 112

                   INCOME CAPITALIZATION APPROACH (Continued)

component, 1,859 square feet encompasses the retail storage component and 32,572 square feet encompasses the office storage component.

PRO-RATA SHARES: The pro-rata shares indicated in the leases are processed accordingly. The equivalent denominator equates to 762,940 square feet for real estate taxes and 692,198 square feet for operating expense contributions.

The total retail, office and garage rentable area (863,171 square feet) is the assigned denominator for computing real estate tax contributions on all future leases. The total of the office component (769,365 square feet) is the assigned denominator for computing operating expense contributions on all future office leases.

MASTER LEASE: As previously discussed in the Summary of Existing Leases, the existing lease encumbering the subject property represents a contractual obligation which is processed in accordance with existing lease terms.

CONTRACT RENT FROM EXISTING SHORT TERM LEASES: As previously discussed in the Summary of Existing Leases, the existing leases encumbering the subject property represent contractual obligations which are consistent with current market parameters. The existing contract rents are processed in accordance with existing lease terms.

The existing office lease to U.S. Sprint (70,000 square feet on floors no. 6 and 7) will be partially surrendered with 25,520 square feet on floor no. 7 vacated as of December 31, 1997. This is processed accordingly within the discounted cash flow analysis.

The lease to Varig Brazillian Airlines contains 2 step-ups based on the greater of the ending rent or 95% and 85% of the Fair Market Rental Value as of September, 2000 and September 2005,

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 113

                   INCOME CAPITALIZATION APPROACH (Continued)

respectively. The estimated market rent, which is well below the total of current contract rent and tenant contributions ($51.00 per square foot), will not outgrow the current total income during the remaining years of the lease. As such, the existing contract rent and current base years are processed for the remainder of the lease.

RENEWAL OPTIONS: As mentioned in the Summary of Existing Leases, renewal options are reported in many of the leases at the greater of the ending contract rent plus tenant contributions or the "Fair Market Rental Value". There are no existing leases with pre-determined rents.

Since the options are at Fair Market Value we have not assumed that the tenant will exercise any option at that time. The impact of this option is assumed to be reflected in our estimated renewal probability and downtime between leases which discussion follows.

LEASE-UP OF VACANT SPACE: The following lease-up scenario is projected for the subject property based upon our analysis of market conditions within the influencing retail and office markets.

Office Component: It is our opinion that the 104,358 square feet of available office space is assumed to be leased over the next 24 months in quarterly installments beginning October 1, 1997.

Retail Component: There is no retail space currently available.

Storage Component: It is our opinion that the 21,040 square feet of available storage space is also assumed to be leased over the next 24 months in quarterly installments beginning October 1, 1997.

MARKET RENTAL RATES: The following is a summary of the market rental rates assumed in our analysis. The following rents are expressed in present value dollars.

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370-392 Madison Avenue                                              June 23,1997
New York, New York                                                      Page 114

                   INCOME CAPITALIZATION APPROACH (Continued)

Office Component
     Low Floors (Nos. 2-12):            $37.00 per square foot
     Upper Floors (Nos. 13-25):         $39.00 per square foot

Retail/Commercial Component
     Unit No. 1 (Chase Manhattan):      $44.00 per square foot
     Unit No. 2 (Travel 2000):          $140.00 per square feet
     Unit No. 3 (Omni NYC):             $140.00 per square foot
     Unit No. 4 (Sprint USA):           $160.00 per square foot
     Unit No. 5 (Baci Deli):            $75.00 per square foot
     Unit No. 6 (TSI Fitness):          $27.00 per square foot

Storage Component:                      $15.00 per square foot (average)

Garage Component:                       $5,000.00 per space (average) which
                                        equates to $16.87 per square foot.

FUTURE LEASE TERMS AND RENT STEP-UPS: The following future lease terms and rent step-ups are assumed within this analysis.

Office Component:                        12 years (average) with step-ups of
                                         $3.00 per square foot in years no. 5
                                         and 9.

Retail Component
     Unit No. 1 (Chase Manhattan):       15 years with a 10.0% step-up in years
                                         no. 6 and 11.
     Units No. 2-6:                      10 years with a 10.0% step-up in years
                                         no. 4 and 7.

Storage Component:                       12 years with $2.00 per square foot
                                         step-ups in years no. 5 and 9.

Garage Component:                        10 years with a 10.0% step-up in year
                                         no. 6.

APPRECIATION FACTORS: The following appreciation factors are projected based on the extensive net absorption within the Grand Central office sub-market, the emerging equilibrium of the Midtown office market and improving overall economic conditions.

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 115

                   INCOME CAPITALIZATION APPROACH (Continued)

Market Rents:                            2.0% for calendar year 1997
                                         (7/1-12/31/97) and 4.0% per calendar
                                         year thereafter. The average annual
                                         rate of growth for the fiscal year
                                         projection period equates 4.0%.

Other Income:                            4.0% per year beginning 1/1/97.

Operating Expenses:                      4.0% per year beginning 1/1/97.
(Inclusive of Tenant Workletters)

Real Estate Taxes:                       Variable based on Transitional/Target
                                         phase-in.

REAL ESTATE TAX Contributions: All office, retail and garage tenants, exclusive of Southeast Research Partners, are required to pay an additional charge based on the tenant's pro-rata share of increases in real estate taxes over a base year. Escalation income is computed in accordance with existing lease terms. All future leases are projected to include a pro-rata share of increases in real estate taxes over the base year of the lease.

PORTER'S WAGE CONTRIBUTION: A limited number of office and retail leases within the subject property contain a provision which calls for an additional charge based on increases in the "porter's wage rate without fringe". This technique is one of the methods used in lieu of a pro-rata share of direct operating expenses over a base year and/or annual rent step-ups.

The Porter's Wage is an hourly wage rate negotiated between the New York City Real Estate Board's Realty Advisory Board on Labor Relations and the Building Employees Union. Porter's Wage has five classifications: Handyperson, Foreperson, Starter, Others, and Guards. Each classification is treated separately for Class "A", "B", and "C" office buildings.

The porter's wage index has been an accepted index in the New York Metropolitan area for recovering increases in a building's operating expenses, however, it is now rarely used within current leases within

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 116

                   INCOME CAPITALIZATION APPROACH (Continued)

modern Class "A" office buildings due to market competition.

The formula used is as follows:

(1) The appropriate porter's wage rate is selected. The subject property uses the "Class A Others" rate without fringe. The actual 1997 wage rate is $15.15 per hour, increasing to $15.61 for calendar year 1998.

(2)  The current wage rate is deducted from the base year's wage rate.

(3) The difference is applied to a multiple which has been negotiated in the individual lease which is then multiplied by the tenant's rentable area. The subject property uses primarily a 1.00 to 1.00 multiple which is referred to as a "penny to penny".

Escalation income is computed in accordance with existing lease terms, however, the porter's wage method of contribution is not used on any future leasing activity.

OPERATING EXPENSE CONTRIBUTION: All office tenants, exclusive of those tenants with Porter's Wage contributions and Southeast Research Partners, are required to make operating expense contributions. These individual contributions are based on a pro-rata share of increases over a base year in the direct operating expenses of the building.

This technique is an accepted method within the Manhattan office market and is used as an alternative to the Porter's Wage Contribution and/or annual rent step-ups. A direct operating expense contributions is the prevalent means of recovering increases in operating expenses within the subject property.

Escalation income is computed in accordance with existing lease terms. Further, operating expense contributions are processed accordingly on all future office leases.

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 117

                   INCOME CAPITALIZATION APPROACH (Continued)

TENANT ELECTRIC CONTRIBUTION: Electricity is distributed throughout Manhattan office buildings in either of 3 ways: (1) by a direct meter between Con Edison and the tenant for electric consumption; (2) by a sub-meter between the landlord and the tenant for electric consumption with a small add-on (up to 15% for administration); (3) and last, by rent inclusion. By rent inclusion, the landlord bills the tenant, in addition to contract rent, a specific amount for electric consumption. This is a common practice within the Manhattan office market since a building owner can acquire electricity from Con Edison at a favorable price due to bulk purchase.

Tenant electricity is primarily distributed within the subject property through a direct meter, however, 140,293 of space is distributed electricity on an inclusionary basis at rates ranging from $2.00 to $4.00 per square foot. Tenant electricity on an inclusionary basis is not processed since the submitted financial statements reflect the historical costs of common area electricity only.

All future leases are assumed to be direct metered for electric service.

OTHER INCOME: Miscellaneous income includes the use of drop box locations for United Parcel Service and Federal Express and miscellaneous landlord services. Miscellaneous income reportedly equates to approximately $95,000 per year. Base year other income of $95,000 is processed accordingly.

TENANT WORKLETTER ALLOWANCE: Future new office leases are assumed to contain tenant workletters equivalent to $4.00 per square foot per lease year. This estimate equates to individual tenant workletters of $48.00 per square foot for a new 12 year lease. Renewal office leases are processed with a tenant workletter equivalent to 40% of the cost of a new lease. This additional estimate equates to $19.20 per square foot.

New future retail leases are assumed to include a tenant workletter of $5.00 per square foot, however,

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 118

                   INCOME CAPITALIZATION APPROACH (Continued)

no tenant workletter is assumed for renewal.

All new and renewal storage leases and garage leases are assumed to be leased as is.

RENT CONCESSIONS: Future new office leases through December 31,1999 are assumed to contain free rent of 0.8 months per lease year which equates to 10 months total for a 12-year lease.

After 1999, a 50% reduction in free rent is assumed for the remainder of the projection period as the supply and demand for commercial office space within the Midtown office market will be/at near equilibrium. Office renewals are not afforded any free rent.

The future lease of retail/commercial Unit No. l is assumed to contain 12 months of free rent. The remaining units are assumed to contain 3 months of free rent. None of the retail/commercial leases are assumed to contain free rent on renewal.

All new and renewal storage and garage leases are assumed to contain no free rent.

LEASE RENEWAL PROBABILITY: Renewal probabilities upon lease expiration are assigned as follows:

1. A 65% renewal probability is assigned to the individual retail stores (Units No. 2-6) and the garage component based on the high occupancy within the subject property and considering the dynamics of the Grand Central office and retail trade area.

     A 0% renewal probability is assigned to Unit No. 1 (Chase Manhattan Bank) based on the likelihood that the space will be vacated upon expiration since Chase Manhattan has closed its retail banking branch. A 65% renewal probability is assigned on all subsequent leases.

2. A 60% renewal probability is assigned to all office and storage space. This estimate considers the long standing commitment of several large space users to the subject property and the declining supply of large contiguous floors with modern Class "A" office space with "state of the art" building systems.

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 119

                   INCOME CAPITALIZATION APPROACH (Continued)

MONTHS VACANCY BETWEEN LEASES: This analysis assumes the following vacancy upon lease expiration for the entire cash flow. This lost income is identified in the cash flow as Lag Vacancy.

1. A 4 month actual vacancy between leases is assigned to Units No. 2-6 of the retail/commercial component and the garage component. This estimate equates to a 12 month vacancy for a new lease and 0 month vacancy for a renewal lease based on the previously estimated renewal probability (12 months x (1-65%)).

2. A 6 month actual vacancy between leases is assigned to the retail/commercial unit no. 1. This estimate equates to a 17 month vacancy for a new lease and 0 month vacancy for a renewal lease based on the previously estimated renewal probability (17 months x (1-65%)).

     A 6 month actual vacancy between leases is assigned to all office space and office storage space. This estimate equates to a 15 month vacancy for a new lease and 0 month vacancy for a renewal lease based on the previously estimated renewal probability (15 months x (1-60%)).

CREDIT LOSS: A 1.5% credit loss is assumed for all income throughout the cash flow projection. This estimate is consistent with investor surveys and reflective of the concentration in income from 6 prominent tenants.

LEASING COMMISSIONS: The standard Manhattan leasing commissions for office and retail space are as follows: 5.0% for year 1, 4.0% for year 2, 3.5% for years 3 to 5, 2.5% for years 6 to 10 and 2.0% for years 11 to 20. The standard leasing commission equates to 19.5% for a new 5-year lease, 32.0% for new 10-year leases, 42.0% for new 15-year leases and 52.0% for new 20-year leases. Further, renewal commissions are calculated at 50% of the new lease rate, and commissions are assumed paid in the first year of all new and renewal leases.

Conversations with local brokers and building managers reveal that office brokers require an additional 50% of the standard leasing commission when an office tenant has retained its own broker. As such, an additional 25% commission (a/k/a over-ride) is included because leasing

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 120

                   INCOME CAPITALIZATION APPROACH (Continued)

commissions are negotiable and because there are several resourceful managing/leasing agents which area directly capable of generating interest in the subject property. Our estimate also considers the fact that office tenants in today's market will typical retain the use of an independent broker.

The following leasing commissions are assumed to be paid on all future retail and office leases.

Future leases for storage space and the garage component are assumed to be exclusive of any leasing commissions.

     Retail Lease (15 years):         42.0% (Standard 42.0% x 0.0% override).
     Retail Lease (10 years):         32.0% (Standard 32.0% x 0.0% override).
     Office Lease (12 years):         45.0% (Standard 36.0% x 25% override).

OPERATING EXPENSES

Operating expenses are projected based upon an analysis of the reported operating history of the subject property and a comparison with other similar office buildings. The actual operating expenses of the subject property for the calendar years 1994 and 1995 and budget 1996 are summarized, discussed and analyzed with operating expenses of similar properties. The data is then correlated into a stabilized expense. The compilation of the historical expenses for the subject property and the comparables are summarized at the end of this section.

The level of operating expenses are generally in direct relationship to the occupancy rate of an income-producing property. Consequently, we have utilized the variable expense feature of the Project+Plus software program in our estimates of tenant cleaning.

Tenant cleaning will be impacted since cleaning costs are based on contracted manpower requirements in cleaning occupied office units. Lastly, it is our opinion that the actual costs of the other expenses of

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 121

                   INCOME CAPITALIZATION APPROACH (Continued)

the subject property will not decline unless a significantly higher percentage of the building is to be vacated.

The historical operating expenses of the subject property are analyzed on the basis of its reported rentable office and retail area of 818,719 square feet. The operating expenses for the calendar year are subsequently converted to a fiscal year basis by the Project+Plus software program.

ESTIMATE OF FIRST YEAR OPERATING EXPENSES

Stabilized operating expenses are estimated as follows based upon our review of the actual operating history of the subject property with that of similar Manhattan office buildings. The estimated expenses reflect stabilized occupancy.

INSURANCE: This category covers the cost of annual premiums for fire and liability insurance for the real estate. The historical expense of the subject property equates to $0.21 per square foot for 1994 and 1995 and $0.22 per square foot for budget 1996, averaging $0.21 per square foot.

The historical expense of the subject property is consistent with the comparable data which ranges from $0.16 to $0.28 per square foot, averaging $0.23 per square foot. It is difficult to reconcile the subject property with the comparable data since the scope and dollar liability of the coverage varies, and since premium payments are sometimes spread out over successive years. In addition, multiple buildings under single ownership are also able to obtain a blanket policy at a discounted rate.

The historical expense of the subject property is given equal weight in estimating a calendar year 1997 stabilized expense of $0.23 per square foot which equates to $188,305 per year.

WATER AND SEWER: This cost represents water and sewer service from the City of New York. The historical expense of the subject property equates to $0.07 per square foot for 1994 and $0.04 per

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 122

                   INCOME CAPITALIZATION APPROACH (Continued)

square foot for 1995 and budget 1996, averaging S0 05 per square foot.

The historical expense of the subject property is consistent with the low end of the comparable data which ranges from $0.05 to $0.08 per square foot, averaging $0.07 per square foot. The actual 1995 and budget 1996 expense of the subject property are given weight in estimating a calendar year 1997 stabilized expense of $0.05 per square foot, which equates to $40,936 per year.

FUEL: The unit cost of the subject property's Con Ed steam system equates to $0.14 per square foot for 1994, $0.11 per square foot for 1995 and $0.16 per square foot for budget 1996, averaging $0.14 per square foot.

The historical expense is consistent with the low end of the comparable data (all steam systems) which ranges from $0.17 to $0.58 per square foot, averaging $0.39 per square foot. The subject property is at the low end of the range due to its "state of the art" HVAC distribution system. The historical expense of the subject property is given most weight in estimating a calendar year 1997 stabilized expense of $0.16 per square foot which equates to $130,995 per year.

ELECTRICITY: Electricity is comprised of tenant electricity and common area electricity. All tenanted space within the subject property is direct metered, exclusive of Floors no. 15 and 18 which are provided electricity on an inclusionary basis. The submitted financial statements reflect the net expense of common area electricity only.

The historical expense of the subject property equates to $0.11 per square foot for 1994, $0.27 per square foot for 1995 and $0.34 per square foot for budget 1996, averaging $0.24 per square foot. The historical expense is below the low end of the range, which ranges from $0.88 to $2.71 per square foot. This disparity is due to the fact that the electric expense of the subject property reflects the cost of electrifying the common area expense as compared to the comparables which also include tenant

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 123

                   INCOME CAPITALIZATION APPROACH (Continued)

electricity.

The historical expense of the subject property for budget 1996 is given most weight in estimating a calendar year 1997 stabilized expense of $0.35 per square foot which equates to $286,552 per year.

PAYROLL: This category includes the salary and related benefits for the staff in the daily operation and security of the subject property. The costs of the unionized labor are based on a negotiated contract between the union (Local 94 and Local 32 B and J) and Manhattan Office Building Owners; current wages are covered under a contract effective January 1, 1996.

The historical expense of the subject property equates to $1.04 per square foot for 1994, $1.09 per square foot for 1995 and $1.14 per square foot for budget 1996, averaging $1.09 per square foot. The historical expense of the subject property is consistent with the low end of the comparable data which ranges from $1.14 to $1.65 per square foot, averaging $1.34 per square foot. The difference is attributed to the renovation of the subject property into an efficient "state-of-the-art" high technology building which requires fewer operating personnel.

The historical expense of the subject property for budget 1996 is given most weight in estimating a calendar year 1997 stabilized expense of $1.19 per square foot, which equates to $974,276 per year.

CONTRACT CLEANING: The office component and the common area are cleaned under a basic cleaning contract with an independent operator. The historical expense of the subject property equates to $1.65 per square foot for 1994, $1.57 per square foot for 1995 and $1.62 per square foot for budget 1996, averaging $1.61 per square foot. The preceding expense, according to the submitted financial statements, is based on 100% occupancy and does not reflect any credit for vacancy.

The historical expense of the subject property is consistent with the low end of the comparable data

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 124

                   INCOME CAPITALIZATION APPROACH (Continued)

which ranges from $1.48 to $2.78 per square foot, averaging $2.22 per square foot. The historical expense of the subject property is given most emphasis in estimating a stabilized expense.

Cleaning expense is further defined, for use in the discounted cash flow analysis, since tenant cleaning is considered to be a variable expense. The common area cleaning expense of the subject property is estimated to be 20% of the total expense based on our knowledge of this expense.

The cleaning expense is first allocated to common area cleaning (20.0%) with the balance accruing to tenant cleaning (80.0%). The preceding discussion is summarized as follows:

                             370-392 MADISON AVENUE
                           HISTORICAL CLEANING EXPENSE
                                 ($ PER SQ. FT.)
         ----------------------------------------------------------------
                                                1996       1995      1994
         ----------------------------------------------------------------
         Total Cleaning Expense                $1.62      $1.62     $1.65
         Less: Common Area Cleaning At 20%      0.32       0.31      0.33
                                                ----       ----      ----

         Balance To Tenant Cleaning            $1.30      $1.26     $1.32
         ----------------------------------------------------------------
         Total retail and office rentable area of 818,719 square feet
         Source: Spartan Madison; compiled by KTR

Common Area Cleaning: The historical expense of the subject property ranges from $0.31 to $0.33 per square foot, averaging $0.32 per square foot. The historical expense is given most weight in estimating a stabilized expense for calendar year 1997 of $0.32 per square foot, which equates to $261,990 per year.

Tenant Cleaning: The historical expense of the subject property ranges from $1.26 to $1.32 per square foot, averaging $1.29 per square foot. The historical expense for budget 1996 is given most weight in estimating a stabilized expense for calendar year 1997 of $1.34 per square foot, which equates to $1,097,083 per year.

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 125

                   INCOME CAPITALIZATION APPROACH (Continued)

Our total calendar year 1997 stabilized cleaning expense of $1.66 per square foot, which equates to $1,359,074, is consistent with the comparable data ($1.48 to $2.78 per square foot, averaging $2.22 per square foot).

REPAIRS AND MAINTENANCE: This represents the costs of cleaning and maintaining the building's common areas, elevator maintenance contract, fire alarm and security system, and the normal on-going items of repair including roof, periodic painting of the public areas, plumbing and electrical repairs. This account can fluctuate significantly from year to year.

The historical expense of the subject property equates to $1.13 per square foot for 1994, $0.94 per square foot for 1995 and $0.97 per square foot for budget 1996, averaging $1.01 per square foot. The preceding unit cost is below the low end of the comparable data which ranges from $1.20 to $2.39 per square foot, averaging $1.62 per square foot.

The historical cost of the subject property and the midpoint of the comparable data are given most weight in estimating a stabilized expense for calendar year 1997 of $1.25 per square foot, which equates to $1,023,399 per year.

ADMINISTRATIVE: This category includes the cost of legal, accounting and consulting services for the building. In addition, this account represents those general expenses, outside the primary categories, used in managing the asset (telephone, advertising etc.). This account typically fluctuates from year to year since accountants and lawyers base their fees on the time they are required to spend working with the building.

The historical expense of the subject property equates to $0.14 per square foot for 1994, $0.12 per square foot for 1995 and $0.13 per square foot for budget 1996, averaging $0.13 per square foot. The historical expense of the subject property is consistent with the low end of the comparable data which

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


370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 126

                   INCOME CAPITALIZATION APPROACH (Continued)

ranges from $0.08 to $0.86 per square foot, averaging $0.38 per square foot.

The historical expense of the subject property and the midpoint of the comparable data are given most weight in estimating a stabilized expense for calendar year 1997 of $0.25 per square foot which equates to $204,680 per year.

MANAGEMENT: Management fees of Manhattan office buildings are typically negotiated at either a fiat fee or a percentage of effective gross income. Typically, a management company will enter into a flat fee contract which also provides exclusive leasing rights to the building. The subject property is managed and leased by HRO International. The economic terms and conditions of the agreement are unknown, however, the historical expense equates to $0.55 per square for 1994, $0.58 per square foot for 1995 and $0.61 per square foot for budget 1996, averaging $0.58 per square foot.

Conversations with local brokers and owners reveals that the current cost of a fixed management agreement ranges from $0.20 to $0.50 per square foot, assuming that the management company retains the exclusive rights to the leasing activity. A fixed annual fee and an exclusive leasing arrangement is assumed to be implemented with an independent third party real estate company in the management and leasing of the subject property. This estimate reflects the investment qualities of the subject property and the potential for leasing activity.

A base year management expense of $0.35 per square foot is estimated for calendar year 1997 which equates to $286,552 per year. Our estimated management is assumed to increase at the same rate of growth as general expenses. Further, the cost of management is assumed to be a recoverable expense.

RESERVE FOR REPLACEMENTS: This allocation is comprised of a reserve for the future replacement of the building's components, i.e. roof, H.V.A.C. system. This non-cash charge is

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370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 127

                   INCOME CAPITALIZATION APPROACH (Continued)

considered a supplement to the Repairs and Maintenance budget and is non-recoverable; the general "rule of thumb" is typically 15% to 25% of the aforementioned budget. For calendar year 1997, a budget of $0.25 per square foot is estimated, which equates to $204,680 per year.

REAL ESTATE TAXES: The 1996/1997 real estate taxes equate to $6,384,946 based on a taxable assessed value of $62,280,000 and the actual tax rate of $10.252 per $100.00 of assessed value. The 1997/1998 real estate taxes equate to $6,347,374 based on a taxable assessed value of S63,020,000 and the actual tax rate of $10.072 per $100.00 of assessed value.

The 1997/1998 Transitional Assessed Value is assumed to increase by $196,000 per year over the next 5 fiscal tax years to $64,000,000.

The 1997/1998 tax rate is appreciated by 4.0% per year during the phase-in period. Fiscal year real estate taxes are assumed to increase by 4.0% per year, subsequent to the completion of the assessed value phase-in.

The B.I.D. payments for the 1996/1997 and 1997/1998 fiscal tax years are reported to be $97,942 and $102,999, respectively. Future B.I.D. payments are assumed to increase by 4.0% per year thereafter.

Calendar year 1997 real estate taxes and B.I.D. payment are estimated to be $6,466,631 which equates to $7.90 per square foot. Real estate taxes are converted to a fiscal year basis within the discounted cash flow analysis.

TOTAL OPERATING EXPENSES AND REAL ESTATE TAXES: Total operating expenses for the 1997 calendar year have been projected at $11,166,078 ($13.64 per square foot).

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 128

                   INCOME CAPITALIZATION APPROACH (Continued)

CAPITAL IMPROVEMENTS: The Repairs and Maintenance budget and Reserves for Replacement budget are considered to be satisfactory for the projection period.

FINANCING: None, the subject property is being valued free and clear of financing.

The preceding expenses are summarized as follows.

                                          370-392 MADISON AVENUE
                                HISTORICAL AND PROJECTED OPERATING EXPENSES
                                            (PER SQ. FT. BASIS)
-------------------------------------------------------------------------------------------------
Calendar Year Ending                   KTR - 1997    KTR - 1997    (3) 1996     1995         1994
-------------------------------------------------------------------------------------------------
Insurance                             $   188,305     $ 0.23       $ 0.22      $ 0.21      $ 0.21
Water and Sewer                            40,936       0.05         0.04        0.04        0.07
Steam                                     130,995       0.16         0.16        0.11        0.14
Electricity(l)                            286,552       0.35         0.34        0.27        0.11
Labor                                     974,276       1.19         1.14        1.09        1.04

Common Area Cleaning                      261,990       0.32         0.32        0.31        0.33
Tenant Cleaning                         1,097,083       1.34         1.30        1.26        1.32
                                        ---------       ----         ----        ----        ----
Total Cleaning                          1,359,074       1.66         1.62        1.57        1.65

Repairs and Maintenance                 1,023,399       1.25         0.97        0.94        1.13
Alteration                                204,680       0.25         0.13        0.12        0.14
Management                                286,552       0.35         0.61        0.58        0.55
                                          -------       ----         ----        ----        ----

Total Operating Expenses              $ 4,494,767     $ 5.49       $ 5.23      $ 4.94      $ 5.03
Plus:
Reserves For Replacement                  204,680       0.25
Real Estate Taxes (2)                   6,466,631       7.90
                                        ---------       ----

Total General Operating Expenses      $11,166,078     $13.64
-------------------------------------------------------------------------------------------------

(1) Common Area Electricity
(2) Estimated 1997 calendar year real estate taxes
(3) Owner's Budget
Source: Spartan Madison. Corp.; compiled by KTR; projections by KTR

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


370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 129

                   INCOME CAPITALIZATION APPROACH (Continued)

                                                 370-392 MADISON AVENUE
                                           OFFICE BUILDING EXPENSE COMPARABLES
                                                 (PER SQUARE FOOT BASIS)

-----------------------------------------------------------------------------------------------------------------
Comparable No.:                      1                     2                3                 4                 5
Name:                        IBM Tower   International Plaza     Colgate Palm
Address:              590 Madison Ave.    750 Lexington Ave.    300 Park Ave.   1155 Sixth Ave.   1325 Sixth Ave.
Stories:                            43                    31               25                40                34
Constructed:                      1982                  1989             1955              1984              1988
Rentable Area (Sq. Ft.)        969,748               384,759          717,752           639,867           719,000
Period                            1997                  1996             1996              1995              1995
(A) Trended Foward To:            1997                  1997             1997              1997              1997
-----------------------------------------------------------------------------------------------------------------

Insurance                        $0.16                 $0.20            $0.26             $0.24             $0.28
Water and Sewer                   0.07                  0.08             0.07              0.05              0.07
Fuel                              0.58                  0.24             0.55              0.17              0.40
Electricity                       2.47                  0.88             2.19              2.71              1.07
Labor                             1.24                  1.14             1.65              1.49              1.16
Contract Cleaning                 1.98                  1.48             2.78              2.23              2.63
Repairs and Maintenance           2.39                  1.20             1.66              1.58              1.27
Administration                    0.86                  0.19             0.38              0.08              0.38
                                  ----                  ----             ----              ----              ----

Total                            $9.75                 $5.41            $9.54             $8.55             $7.26
-----------------------------------------------------------------------------------------------------------------

(A) Trended forward by 4.07% per year.
Source: Compiled by KTR

INVESTMENT CRITERIA

The following data is a compilation of a number of investor surveys, and is based upon interviews conducted among many of the nation's leading life insurance companies, commercial banks, investment banking firms, thrift institutions, and syndicators. These surveys provide guidelines currently being utilized in the market.

Following are highlights of these reports for the category of office buildings.

                       SUMMARY OF CURRENT INVESTMENT RATES
                     -------------------------------------------
                     10.0% to 18.0% Internal Rate of Return
                      7.0% to 12.0% Overall Capitalization Rate
                      7.0% to 11.5% Terminal Capitalization Rate
                      0.0% to 10.0% Annual Revenue Growth Rate
                      3.0% to  5.0% Annual Expense Growth Rate
                     -------------------------------------------

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 130

                   INCOME CAPITALIZATION APPROACH (Continued)

The Sales Comparison Approach is also an excellent source of information on current investment rates for income producing realty.

                                                370-392 MADISON AVENUE
                                   SUMMARY OF INVESTMENT RATES FROM COMPARABLE SALES
---------------------------------------------------------------------------------------------------------------------------
       Address/                                          Year            R.A                                   "Going-In"
       Location/                       Sale      Constructed/        Sq.Ft./                     Terminal    Capitalization
 No.   Sub-Market                      Date      # of stories      Occupancy      Yield Rate         Rate         Rate
---------------------------------------------------------------------------------------------------------------------------
 1.   540 Madison Avenue              U.C.          1948/1987         198,690            11.0%        9.0%             9.1%
      N W/C of East 59th St.                               22             97%
      Park Avenue Sub-Market

 3.   540 Madison Avenue              9/96               1970         259,190            11.0%        9.0%      10.6%(Yr.1)
      S/WlC of East 55th St.                               38             58%               to          to
      5th/Mad. Ave. Sub-Market                                                           11.5%        9.5%

 5.   1412-1416 Sixth Ave.            6/96         1924/1970s         110,266            11.5%        9 5%       9.7%(Yr.1)
      S/E/C of West 58th St.                               17             94%               to          to
      6th /Rock Ctr. Sub-Market                                                          12.0%       10.0%

 7.   420 Fifth Avenue(Condo)         6/95               1989         115,700            9.75%        9.0%      11.3%(Yr.l)
      W/S, bet W 37/38th Sts.                     4 within 28          within               to          to
      Penn Station/Garment                           Fls. 4-7         560,000            10.0%        9.5%
      Center Sub-Market.                                                 100%
---------------------------------------------------------------------------------------------------------------------------

  Source: KTR market research; Compiled by KTR

SELECTION OF A DISCOUNT RATE

Value is calculated by discounting the projected net operating income plus the net proceeds from the reversionary sale of the property at an appropriate discount rate. The discount rate is defined by the Appraisal Institute, The Appraisal of Real Estate Appraisal, Tenth Edition, Chicago, Illinois, 1992 as "a yield rate used to convert future payments or receipts into present value".

The yield rate is further defined by as "a rate or return on capital; it is usually expressed as a compound annual percentage rate". The use of this rate results in a net present value of a particular property when it is applied to a given income stream and reversion.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 131

                   INCOME CAPITALIZATION APPROACH (Continued)

This rate is determined by investors based upon the relative risk of a particular investment in relation to other investment vehicles. Recent published surveys of major investors' criteria have indicated desired IRRs generally range from 10% to 15% for investment grade office buildings.

The consensus of those actively engaged in the marketplace for major office buildings is that internal rates of return (based upon forecasting techniques and assumptions similar to those utilized herein) fall within a broad range, depending upon numerous risk factors including, among others:

(a)  LOCATION: the better the location the lower the IRR;

(b) PHYSICAL CHARACTERISTICS OF THE PROPERTY: the newer the property, the higher the quality of materials and finishes, and the better the design and layout of the physical plant, the lower the IRR;

(c) DEGREE OF FORECASTED CASH FLOW GROWTH: the greater the growth forecasted, the higher the IRR;

(d) AMOUNT OF EQUITY INVESTMENT REQUIRED: the greater the required equity investment (that portion of the total acquisition cost not typically funded by conventional financing), the higher the IRR; and

(e) LENGTH OF PROJECTION PERIOD: the longer the projection period, the higher the IRR.

The previously mentioned compilation of surveys of major investors indicates internal rates are generally ranging from 10.0% to 18.0% for commercial office properties. A review of current sales activity reveals a range in internal rates from 9.75% to 12.0% in 4 of sales identified in the Sales Comparison Approach.

SALE NO. 1 (505 Park Avenue, IRR 11.0%): Sale No. 1 is a pending sale to an international buyer of a 100% Leased Fee Interest in a 22-story multi-tenanted Class "A" office building constructed in 1948 and renovated in 1987 containing 198,690 square feet of retail and office rentable area.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 132

                   INCOME CAPITALIZATION APPROACH (Continued)

Located on the northwest corner of East 59th Street in the Park Avenue office sub-market, the building will be acquired with a current occupancy of 97% under leases to "boutique" type tenants (small law and consulting firms). The quality, quantity and durability of the leases, which expire over the next decade, is reported to be good based on a mix of non-credit but successful privately owned companies.

The investment qualities of the sale reflect the risks in acquiring a high occupancy building on the northern boundary of the Midtown office market. It is considered to be informative as to current investment rates since it represents a current "arms-length" sale of a small Class "A" office building in a desirable Park Avenue location with good future growth prospects.

SALE NO. 3 (540 Madison Avenue, IRR 11.0% to 11.5%): Sale No. 3 is a September, 1996 sale to the Macklowe Organization of a 100% Leasehold Interest in a 38-story multi-tenanted Class "A" office building constructed in 1970 containing 259,190 square feet of retail and office rentable area.

Located on the southwest corner of East 55th Street in the Fifth/Madison Avenue office sub-market, the building was acquired with a current occupancy of 88.7% and the immediate need of $2.5 million in capital improvements. Occupancy is expected to decline to 58% by year end due to the loss of 2 major tenants (Sterling National Bank and Ladenburg Thalman). The quality, quantity and durability of the remaining leases, which expire within 8 years, is reported to be good based on a mix of credit and noncredit tenants. Further, the Leasehold Interest benefits from a favorable ground rent, which is not subject to re-negotiation until 2004, with 2 long term renewal options.

The investment qualities of the sale reflect the risks in acquiring a building with deferred maintenance and the near term loss of its major tenants. Nonetheless it is still considered to be an excellent indicator of current investment rates since it represents a current "arms-length" sale of a Leasehold Interest in a Class "A" office building in a desirable Madison Avenue location with very good future growth

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 133

                   INCOME CAPITALIZATION APPROACH (Continued)

prospects.

SALE NO. 5 (1412 Sixth Avenue, IRR 11.5% to 12.0%): Sale No. 5 is a September, 1996 sale to S. L. Green, a local investor, of a 100% Leased Fee Interest in a 17-story Class "B" multi-tenanted commercial office building originally constructed in 1924 as a hotel and subsequently renovated during the 1970s into a Class "B" office building.

Located at the southwest corner of West 58th Street in a Sixth
Avenue/Rockefeller Center office submarket, the building contains 110,266 square feet of rentable office and retail area. The property was acquired with a current occupancy of 94% by non-credit tenants under leases expiring over the next 10 years.

The investment qualities of the sale are quite inferior as compared to the subject property. Nonetheless it is still considered to be an excellent indicator of current investment rates since it represents a current "arms-length" sale of a Leased Fee Interest in a Class "B" office building in a desirable Sixth Avenue location with very good future growth prospects.

SALE NO. 7 (420 Fifth Avenue, IRR 9.75% to 10.0%): Sale No. 7 is a June, 1995 sale, to an investment group from Germany. The sales reflects a 100% Leased Fee Interest in 4 full lower floors (floor nos. 4-7) within a 28-story Class "A" commercial condominium office building. Located on the west side of Fifth Avenue, between West 37th and West 38th Streets in the Penn Station/Garment Center office sub-market, the building was constructed in 1989 containing 560,000 square feet of rentable area and 2 retail units. The building was converted to condominium ownership subsequent to the collapse of the city real estate market in 1990. Major condominium owners include The Girl Scouts and the Rockefeller Foundation.

The subject property (floor nos. 4-7) is 100% occupied under an above market net lease with Turner

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 134

                   INCOME CAPITALIZATION APPROACH (Continued)

Broadcasting which expires in August, 2006. Tumer Broadcasting was not considered to be a "credit tenant" at the time of sale, however, the buyers reportedly considered the quality, quantity and durability of the existing cash flow of the property to be very good. Further, the high quality construction features of the building, the 29,000 square feet floor plates and improving market conditions were major factor influencing the buyers.

The investment qualities of the sale are somewhat similar to the subject property in that its income is primarily derived from a limited number of tenants. The sale is unique from the subject property, however, it is nonetheless considered to be an excellent indicator of current investment rates since it represents a current "arms-length" sale of a leased fee interest in a class "A" office building with a positive cash flow and very good future growth prospects.

DISCOUNT RATE CORRELATION: A discount rate of 10.5% is selected for the Leased Fee Interest subject to existing leases and contractual obligations based on our research of the local markets and considering the quality, quantity and durability of the existing cash flow and the investment qualities of the subject property. Our decision reflects the annuity like characteristics of the cash flow since approximately 75% of the contractual income is attributed to 6 tenants under short to long term leases. Further, our rate selection is consistent with recent sales activity and current investment criteria.

A discount rate of 10.0% is selected for the Leased Fee Interest subject to the master lease. The underlying quality, quantity and durability of the cash flow under the master lease is based on the cash flow from the existing leases and the significant financial investment of the Leasehold Interest in the subject property.

The financial commitment of the Leasehold Interest is critical during the projection period as the coverage of the net cash flow to the master lease payment falls below 1.0 due to the lease-up of vacant space in year no. 2 and the expiration of existing leases in years no. 6, 12, 14 and 15. As indicated

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 135

                   INCOME CAPITALIZATION APPROACH (Continued)

below, the coverage ratio ranges from -0.07 to 1.35 with a weighted average of
1.02 over the remaining term of the master lease.

The marginal coverage of the master lease payment suggests that the value of the leasehold interest is also marginal. The preceding relationship suggests that the level of risk to the Leased Fee Interest subject to the master lease is certainly lower than the Leased Fee Interest subject to existing leases, however, the differential is limited due to the marginal coverage between the master lease payment and the net cash flow. Our estimate also considers the fact that the Leasehold Interest decided against exercising its option to purchase the Leased Fee Interest.

                             370-392 MADISON AVENUE
         SUMMARY OF PROJECTED NET CASH FLOW VERSUS MASTER LEASE PAYMENT
--------------------------------------------------------------------------------
                      F.Y. Projectod    F.Y. Master         Excess  Master Lease
 No.    Fiscal Year    Net Cash Flow   Lease Paxwent     Cash Flow    Coverage
--------------------------------------------------------------------------------
 1      1997/1998        $16,012,301   $16,000,000        $12,308       1.00
 2      1998/1999         13,023,746    16,800,000     (3,776,254)      0.78
 3      1999/2000         21,723,065    17,600,000       4,123,065      1.23
 4      2000/2001         19,832,582    17,600,000       2,232,582      1.13
 5      2001/2O02         23,827,433    17,600,000       6,227,433      1.35
 6      2002/2003        (1,153,454)    17,600,000    (18,753,454)     (0.07)
 7      2003/2004         19,641,679    18,350,000       1,291,679      1.07
 8      2004/2005         21,076,701    19,100,000       1,976,701      1.10
 9      200/2006          23,980,065    19,100,000       4,880,065      1.26
 10     2006/2007         24,044,072    19,100,000       4,944,072      1.26
 11     2007/2008         25,119,399    19,100,000       6,019,399      1.32
 12     2008/2009         19,797,749    20,550,000       (752,251)      0.96
 13     2009/2010         24,580,315    22,000,000       2,580,315      1.12
 14     2010/2011         16,637,552    22,000,000     (5,362,448)      0.76
 15     2011/2012         19,588,425    22,000,000     (2,411,575)      0.89
 16     2012/2013         24,086,292    22,000,000       2,086,292      1.09
 17     2013/2014         11,752,769    11,000,000         752,769      1.07
                        ------------  ------------      ----------      ----

 Total                  $323,570,697  $317,500,000      $6,070,697      1.02
--------------------------------------------------------------------------------
Calendar year master lease payments converted to fiscal year.
(1) 6 months of income to reflect excoriation as of 12/31/2013

TERMINAL CAPITALIZATION RATE: Terminal, a/lc/a residual capitalization rates typically range from 7.5% to 11.0% depending on the type of real estate, its condition, geographic location, income growth potential, and overall level of interest rates.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 136

                   INCOME CAPITALIZATION APPROACH (Continued)

The terminal capitalization rates indicated in the preceding institutional rates (7.0% to 11.5%) and the market sales (9.0% to 10.0%) are given most weight in estimating a terminal capitalization rate since the institutional rates reflect current investor criteria and the sales reflect market derived investment criteria.

A terminal rate of 9.0% appears to be a reasonable for the Leased Fee Interest subject to existing leases estimate based on the recent sales activity within the Midtown office market and the competitive position of the subject property. However, the impact on value of the leases expiring subsequent to our holding period must be first gauged through a supplemental cash flow. This supplemental cash flow illustrates that a 9.5% terminal capitalization rate is required in order to correctly reflect the impact on value of the existing leases expiring subsequent to our holding period.

Consequently, a terminal capitalization rate of 9.5% is applied to the net operating income before reserves for the final year of our projection (F.Y.E.
2008) which represents the 11th year for our "as is" value. A buyer at that time might reasonably expect inflation driven increases in net operating income, as well as appreciation in property value over the holding period.

A terminal rate of 11.0% appears to be a reasonable for the Leased Fee Interest subject to the master lease based on the subjectiveness of long term projections and an inherent higher level of risk.

The net operating income used in the reversion of this cash flow is based on average of F.Y.E.'s 2014 and 2015 due to the expiration of the master lease as of December 31, 2013.

BROKERAGE COMMISSIONS: Current market criteria indicates a 2.0% selling commission upon sale is typically paid. The preceding estimate is debited against the gross future re-sale price.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 137

                   INCOME CAPITALIZATION APPROACH (Continued)

CITY AND STATE TRANSFER COSTS: New York State and New York City transfer taxes totaling 3.025% of the gross future re-sale price are deducted.

DISCOUNTED CASH FLOW ANALYSIS

The preceding analysis has been developed from computer software known as "Pro-Ject +1 plus" written by Financial Automation Ltd., Encinitas, California. The accuracy and reliability of this software has been tested and accepted by various segments of he real estate industry.

An Income Capitalization Approach to value utilizing the discounted cash flow technique is now processed based upon the investment considerations and methodology discussed and our projections for income and expenses.

A "stub year" analysis, presented for Cash Flow No. 1, reflects the remaining months income for 1997 which is then discounted at a factor equivalent to a partial year (n/12).

CASH FLOW NO. 1: The indicated Market Value of the Leased Fee Interest in the subject property subject to a master lease, as of June 10, 1997 by application of the discounted cash flow analysis technique is $197,136,287 which rounds to $197,000,000.

A cash-on-cash return of 8.1%, based on the projected year no. 1 net cash flow, is indicated, subsequently increasing over the ensuing years to a maximum annual return of 11.2% in C.Y. 2013. Overall, the cash-on-cash return averages 9.0% per year over our projected holding period which is considered to be a reasonable economic return in light of the investment qualities of the subject property.

The $197,000,000 value is comprised of two components: the present value of the sum of its future

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Page 138

                   INCOME CAPITALIZATION APPROACH (Continued)

cash flows and present value of the future reversion. The $146,164,363 present value of the future cash flows equates to 74% of the total value, the $50,971,924 present value of the net future reversion represents the remaining 26% of the estimated value.

INCOME CAPITALIZATION APPROACH- VALUE NO. 1: $197,000,000

CASH FLOW NO. 2: The indicated Market Value of the Leased Fee Interest in the subject property subject to existing leases and contractual obligations, but exclusive of the master lease, as of June 10, 1997 by application of the discounted cash flow analysis technique is $200,464,500 which rounds to $200,000,000.

A cash-on-cash return of 8.0%, based on the projected year no. 1 net cash flow, is indicated, subsequently increasing over the ensuing years to a maximum annual return of 12.0%. Overall, the cash-on-cash return averages 9.1% per year over our projected holding period which is considered to be a reasonable economic return in light of the investment qualities of the subject property.

In addition, the cash-on-cash return on the cumulative equity investment ("as is" market value plus capital deductions) in the subject property averages 8.2% per year over the projected holding period which is also a reasonable return.

The $200,000,000 value is comprised of two components: the present value of the sum of its future cash flows and present value of the future reversion. The $106,257,955 present value of the future cash flows equates to 53% of the total value, the $94,206,545 present value of the net future reversion represents the remaining 47% of the estimated value. The preceding relationship clearly indicates that the current market value of the subject property is weighted towards its current income.

INCOME CAPITALIZATION APPROACH- VALUE NO. 2: $200,000,000

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                             June 23, 1997
 New York, New York                                                     Page 139


                              INCOME CAPITALIZATION APPROACH (Continued)

                                        370-392 MADISON AVENUE
                                     SUMMARY OF FUTURE CASH FLOWS
----------------------------------------------------------------------------------------------------------
As Is Year Beginning 7/1/97                      1             2             3             4             5
Fiscal Year Ending June 30th                  1998          1999          2000          2001          2002
----------------------------------------------------------------------------------------------------------
INCOME
Minimum Contract Rent                  $26,168,630   $29,152,644   $31,323,724   $32,066,114   $31,745,998
Less: Lag Vacancy (Mos. Bet. Leases)         2,646       643,573       345,143       815,642       234,250
Less: Free Rent                          1,611,213     2,176,436     1,729,214     1,336,862       557,271
                                       -----------   -----------   -----------   -----------   -----------
Total Minimum Contract Rent            $24,554,771   $26,332,635   $29,249,367   $29,913,610   $30,954,477

TENANT CONTRIBUTIONS
Real Estate Tax Contributions            2,124,203     2,157,169     2,273,173     2,491,867     2,780,231
Porters Wage Contribution,               3,265,724     3,115,274     3,278,533     3,448,322     3,624,901
Operating Expense Contributions            189,282       307,469       427,462       488,154       511,489
                                       -----------   -----------   -----------   -----------   -----------
Total Tenant Contributions              $5,579,209    $5,579,912    $5,979,168    $6,428,343    $6,916,621

POTENTIAL GROSS INCOME                 $30,133,980   $31,912,547   $35,228,535   $36,341,953   $37,871,098
Less: Credit Loss Allowance               $452,010      $478,688      $528,429      $545,130      $568,068
Plus: Other lncome                          96,900       100,776       104,807       108,999       113,359
                                       -----------   -----------   -----------   -----------   -----------
EFFECTIVE GROSS INCOME                 $29,778,870   $31,534,635   $34,804,913   $35,905,822   $37,416,389

EXPENSES
Real Estate Taxes                       $6,528,139    $6,731,910    $7,022,547    $7,325,663    $7,641,793
Insurance                                  192,071       199,754       207,744       216,054       224,696
Water & Sewer                               41,755        43,425        45,162        46,968        48,847
Fuel                                       133,615       138,959       144,518       150,299       156,311
Electricity                                292,283       303,974       316,133       328,779       341,930
Labor                                      993,762     1,033,512     1,074,852     1,117,846     1,162,560
Common Area Cleaning                       267,230       277,919       289,036       300,597       312,621
Tenant Cleaning                            956,314     1,076,389     1,169,781     1,234,783     1,206,809
Repair & Maintenance                     1,043,867     1,085,622     1,129,046     1,174,208     1,221,177
Administration                             208,774       217,125       225,810       234,842       244,236
Management                                 292,283       303,974       316,133       328,779       341,930
                                       -----------   -----------   -----------   -----------   -----------
TOTAL EXPENSES                         $10,950,093   $11,412,563   $11,940,762   $12,458,818   $12,902,910

NET OPERATING INCOME                   $18,828,777   $20,122,072   $22,864,151   $23,447,004   $24,513,479
Alterations                             $l,928,426    $5,075,327      $677,514    $l,997,140      $263,477
Commissions                                679,269     1,805,874       237,762     1,382,440       178,333
Reserves For Replacement                   208,774       217,125       225,810       234,842       244,236
                                       -----------   -----------   -----------   -----------   -----------
Total Deductions                        $2,816,469    $7,098,326    $l,141,086    $3,614,422      $686,046
Cash Flow                              $16,012,308   $13,023,746   $21,723,065   $19,832,582   $23,827,433

----------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
As Is Year Beginning 7/1/97                      6             7             8             9            10            11
Fiscal Year Ending June 30th                  2003          2004          2005          2006          2007          2008
------------------------------------------------------------------------------------------------------------------------
INCOME
Minimum Contract Rent                  $34,189,736   $36,552,592   $37,006,948   $37,253,148   $37,810,136   $38,908,704
Less: Lag Vacancy (Mos. Bet. Leases)     6,921,214     1,096,126       828,116             0       116,128       188,504
Less: Free Rent                          2,191,665       415,419       249,524             0        39,213        47,891
                                       -----------   -----------   -----------   -----------   -----------   -----------
Total Minimum Contract Rent            $25,076,857   $35,041,047   $35,929,308   $37,253,148   $37,654,795   $38,672,309

TENANT CONTRIBUTIONS
Real Estate Tax Contributions            1,461,751     1,055,743     1,195,587     1,467,021     1,804,286     2,149,769
Porters Wage Contribution,               1,080,272        91,359             0             0             0             0
Operating Expense Contributions            503,804       633,102       920,751     1,162,706     1,389,350     1,610,996
                                       -----------   -----------   -----------   -----------   -----------   -----------
Total Tenant Contributions              $3,045,827    $l,780,204    $2,116,338    $2,629,727    $3,193,636    $3,760,765


POTENTIAL GROSS INCOME                 $28,122,684   $36,821,251   $38,045,646   $39,882,875   $40,848,431   $42,433,074
Less: Credit Loss Allowance               $421,841      $552,318      $570,685      $598,244      $612,726      $636,495
Plus: Other lncome                         117,894       122,609       127,514       132,614       137,919       143,436
                                       -----------   -----------   -----------   -----------   -----------   -----------
EFFECTIVE GROSS INCOME                 $27,818,737   $36,391,542   $37,602,475   $39,417,245   $40,373,624   $41,940,015

EXPENSES
Real Estate Taxes                       $7,965,247    $8,289,862    $8,621,456    $8,966,314    $9,324,967    $9,697,966
Insurance                                  233,684       243,031       252,752       262,862       273,377       284,312
Water & Sewer                               50,801        52,833        54,946        57,144        59,430        61,807
Fuel                                       162,563       169,065       175,828       182,861       190,176       197,783
Electricity                                355,607       369,831       384,624       400,009       416,010       432,650
Labor                                    1,209,063     1,257,425     1,307,722     1,360,031     1,414,432     1,471,009
Common Area Cleaning                       325,126       338,131       351,656       365,722       380,351       395,565
Tenant Cleaning                          1,138,070     1,236,116     1,373,472     1,442,182     1,498,358     1,536,912
Repair & Maintenance                     1,270,024     1,320,824     1,373,657     1,428,604     1,485,748     1,545,177
Administration                             254,005       264,165       274,732       285,721       297,150       309,036
Management                                 355,607       369,831       384,624       400,009       416,010       432,650
                                       -----------   -----------   -----------   -----------   -----------   -----------
TOTAL EXPENSES                         $13,319,797   $13,911,114   $14,555,469   $15,151,459   $15,756,009   $16,364,867

NET OPERATING INCOME                   $14,498,940   $22,480,428   $23,047,006   $24,265,786   $24,617,615   $25,575,148
Alterations                            $11,008,270    $l,744,518    $l,202,414            $0      $199,172        $9,960
Commissions                              4,390,119       830,066       493,159             0        77,221       136,753
Reserves For Replacement                   254,005       264,165       274,732       285,721       297,150       309,036
                                       -----------   -----------   -----------   -----------   -----------   -----------
Total Deductions                       $15,652,394    $2,838,749    $l,970,305      $285,721      $573,543      $455,749
Cash Flow                              ($l,153,454)  $19,641,679   $21,076,701   $23,980,065   $24,044,072   $25,119,399

------------------------------------------------------------------------------------------------------------------------

          Koeppel Tener Real Estate Services, Inc., Valuation Division


370-392 Madison Avenue                                                                                                 June 23, 1997
New York, New York                                                                                                          Page 140



                                             INCOME CAPITALIZATION APPROACH (Continued)

                                                       370-392 MADISON AVENUE
                                                    SUMMARY OF FUTURE CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------
As is Year Beginning 7/1/97                   12            13            14            15            16            17            18
Fiscal Year Ending June 30th                2000          2010          2011          2012          2013          2014          2015
------------------------------------------------------------------------------------------------------------------------------------
 INCOME
 Minimum Contract Rent               $40,167,192   $40,953,424    $3,135,688   $45,661,096   $47,119,620   $48,633,968   $50,665,080
 Less: Lag Vacancy (Mos. Bet. Leas     1,762,142     1,083,315     3,847,715     1,747,805     3,200,428       839,670     5,774,891
 Less: Free Rent                         587,865       134,824       957,846     1,038,345       329,460       964,734        44,946
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Total Minimum Contract Rent         $37,817,185   $39,735,285   $38,330,127   $42,874,946   $43,589,732   $46,829,564   $44,845,243

 TENANT CONTRIBUTIONS
 Rea1 Estate Tax Contributions         2,281,974     2,518,153     2,400,451     2,354,573     2,461,875     2,538,964     2,502,364
 Porters Wage Contributions                    0             0             0             0             0             0             0
 Operating Expense Contributions       1,642,565     1,765,820     1,602,184     1,587,277     1,660,417     1,734,360     1,608,007
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Total Tenant Contributions           $3,924,539    $4,283,973    $4,002,635    $3,941,850    $4,122,292    $4,273,324    $4,110,371

 POTENTIAL GROSS INCOME              $41,741,724   $44,019,258   $42,332,762   $46,816,796   $47,712,024   $51,102,888   $48,955,614
 Less: Credit Loss Allowance            $626,124      $660,286      $634,989      $702,249      $715,678      $766,541      $734,335
 Plus: Other Income                      149,173       155,140       161,346       167,799       174,511       181,492       188,751
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
 EFFECTIVE GROSS INCOME              $41,264,773   $43,514,112   $41,859,119   $46,282,346   $47,170,857   $50,517,839   $48,410,030

 EXPENSES
 Real Estate Taxes                   $10,085,884   $10,489,320   $10,908,892   $11,345,248   $11,799,058   $12,271,020   $12,761,861
 Insurance                               295,684       307,512       319,812       332,605       345,909       359,745       374,135
 Water & Sewer                            64,279        66,851        69,525        72,306        75,198        78,206        81,334
 Fuel                                    205,694       213,922       222,479       231,378       240,633       250,258       260,268
 Electricity                             449,956       467,954       486,673       506,139       526,385       547,440       569,338
 Labor                                 1,529,850     1,591,043     1,654,685     1,720,872     1,789,707     1,861,295     1,935,747
 Common Area Cleaning                    411,388       427,843       444,957       462,755       481,266       500,516       520,537
 Tenant Cleaning                       1,585,607     1,630,810     1,637,941     1,739,943     1,833,658     1,915,573     1,836,129
 Repairs & Maintenance                 1,606,985     1,671,264     1,738,114     1,807,639     1,879,944     1,955,142     2,033,348
 Administration                          321,397       334,253       347,623       361,528       375,989       391,029       406,670
 Management                              449,956       467,954       486,673       506,139       526,385       547,440       569,338
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
 TOTAL EXPENSES                      $17,006,680   $17,668,726   $18,317,374   $19,086,552   $19,874,132   $20,677,664   $21,348,705

 NET OPERATING INCOME                $24,258,093   $25,845,387   $23,541,744   $27,195,794   $27,296,725   $29,840,175   $27,061,325
 Alterations                          $2,985,942      $667,214    $4,687,172    $5,218,418    $l,946,650    $4,119,039            $0
 Commissions                           1,153,005       263,605     1,869,397     2,027,423       887,794     1,824,568             0
 Reserves For Replacement                321,397       334,253       347,623       361,528       375,989       391,029       406,670
                                     -----------   -----------   -----------   -----------   -----------   -----------   -----------
 Total Deductions                     $4,460,344    $l,265,072    $6,904,192    $7,607,369    $3,210,433    $6,334,636      $406,670
 Cash Flow                           $19,797,749   $24,580,315   $16,637,552   $19,588,425   $24,086,292   $23,505,539   $26,654,655
------------------------------------------------------------------------------------------------------------------------------------

Source: KTR Projections

          Koeppel Tener Real Estate Services, Inc., Valuation Division


370-392 Madison Avenue                                                                                                 June 23, 1997
York, New York                                                                                                              Page 141




                                             INCOME CAPITALIZATION APPROACH (Continued)

                                                       370-392 MADISON AVENUE
                                                    DISCOUNTED CASH FLOW SUMMARY

AS IS MARKET VALUE - VALUE NO. I (MASTER LEASE)

------------------------------------------------------------------------------------------------------------------------------------
As Is Cash Flow Value - Leased Fee Interest Subject to Master Lease
370-392 Madison Avenue                                     01:38 PM
New York, New York                                        23-Jun-97
------------------------------------------------------------------------------------------------------------------------------------
      Calendar Year             Yield                                                                                       Cash-On-
Per-    Ending  Master Lease     Rate                                                     Terminal                Year  C.Y Cash (1)
iod    31 -Dec    Payment       10.00%  Present Value       (2) Reversionary Year NOI        Rate    Future Value   No. Year  Return
------------------------------------------------------------------------------------------------------------------------------------
 1  (1)   1997  $8,000,000  x  0.95346 = $7,627,701                           $28,450,750 / 11.00% = $258,643,179    1  1997    8.1%
 2        1998  16,000,000  x  0.86678 = 13,868,547                                                                  2  1998    8.1%
 3        1999  17,600,000  x  0.78799 = 13,868,547  Sales Commission                       2.000%      5,172,864    3  1999    8.9%
 4        2000  17,600,000  x  0.71635 = 12,607,770  City and State Transfer Taxes          3.025%      7,823.956    4  2000    8.9%
                                                                                                    -------------
 5        2001  17,600,000  x  0.65123 = 11,461,609                                                                  5  2001    8.9%
 6        2002  17,600,000  x  0.59203 = 10,419,644  Total Sales Related Expenses                     $12,996,820    6  2002    8.9%
 7        2003  17,600,000  x  0.53820 =  9,472,404                                                                  7  2003    8.9%
 8        2004  19,100,000  x  0.48928 =  9,345,192  Reversion Net of Expenses                       $245,646,359    8  2004    9.7%
 9        2005  19,100,000  x  0.44480 =  8,495,629  Present Value Factor                                 0.20750    9  2005    9.7%
                                                                                                    -------------
10        2006  19,100,000  x  0.40436 =  7,723,299                                                                 10  2006    9.7%
11        2007  19,100,000  x  0.36760 =  7,021,181  Present Value of the Future Reversion     26%    $50,971,924   11  2007    9.7%
12        2008  19,100,000  x  0.33418 =  6,382,892  Present Value of the Cash Flows           74%    146,164,363   12  2008    9.7%
                                                                                                    -------------
13        2009  22,000,000  x  0.30380 =  6,683,656                                                                 13  2009   11.2%
14        2010  22,000,000  x  0.27618    6,076,051  Indicated Present Value           Per Sq.Ft.    $197,136,287   14  2010   11.2%
15        2011  22,000,000  x  0.25108    5,523,683                           (Rounded)   $240.62    $197,000,000   15  2011   11.2%
16        2012  22,000,000  x  0.22825    5,021,530                                                                 16  2012   11.2%
17        2013  22,000,000  x  0.20750    4,565,027                                                                 17  2013   11.2%
                                        ----------

Total Present Value of the Cash Flows  $146,164,363                                                                     Avg.    9.0%
                                                                                        (1) Net Cash Flow / Estimated Value
------------------------------------------------------------------------------------------------------------------------------------

(1)  Year No. 1 is a partial "stub" year (n/12) from 7/1/97

(2)  Based on 6 months of N.O.I. of F.Y.E 2014 and 2015

Source: KTR projections


          Koeppel Tener Real Estate Services, Inc., Valuation Division


370-392 Madison Avenue                                                                                                 June 23, 1997
New York, New York                                                                                                          Page 142

                                             INCOME CAPITALIZATION APPROACH (Continued)

                                                       370-392 MADISON AVENUE
                                                    DISCOUNTED CASH FLOW SUMMARY

AS IS MARKET VALUE - VALUE NO. 2 (EXISTING LEASES)
------------------------------------------------------------------------------------------------------------------------------------
As Is Value - Leased Fee Interest Subject to Existing Short Term Leases & Contractual Obligations

Discounted Cash Flow Analysis                   01:38 PM
370-392 Madison Avenue                         23-Jun-97
New York, New York

      Fiscal Year                Yield
 Per.   Ending      As Is         Rate                                                          Terminal
 iod    30-Jun    Cash Flow      10.50%    Present Value       Reversionary Year NOI                Rate        Future Value
------------------------------------------------------------------------------------------------------------------------------------
 1      1998    $16,012,308  x   0.90498  =   $14,490,777                            $25,575.148 /  9.50%   =   $269,212,087
 2      1999     13,023,746  x   0.81898  =    10,666,240
 3      2000     21,723,065  x   0.74116  =    16,100,311    Sales Commission                      2.000%          5,384,242
 4      2001     19,832,582  x   0.67073  =    13,302,404    City and State Tranfer Taxes          3.025%          8,143,666
                                                                                                                ------------
 5      2002     23,827,433  x   0.60700  =    14,463,249
 6      2003     (1,153,454) x   0.54932  =      (633,617)   Total Sales Related Expenses                        $13,527,908
 7      2004     19,641,679  x   0.49712  =     9,764,335
 8      2005     21,076,701  x   0.44989  =     9,482,097    Reversion Net of Expenses                          $255,684,179
 9      2006     23,980,065  x   0.40714  =     9,763,147    Present Value Factor                                    0.36845
                                                                                                                ------------
10      2007     24,044,072  x   0.36845  =     8.859.011
                                            -------------
                                                             Present Value of the Future Reversion    47%        $94,206,545

Total Present Value of the Cash Flows        $106,257,955    Present Value of the Cash Flows          53%         106,257,955
                                                                                                                 ------------
                                                             Indicated Present Value           Per Sq.Ft.        $200,464,500
                                                                               (Rounded)         $244.28         $200,000,000

------------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
      Fiscal Year                                                      Cumulative
 Per-   Ending        Year   Fiscal   Cash-On-Cash     Going-In      Cash-On-Cash
 iod    30-Jun         No.    Year      (1) Return    (2)Return         (3)Return
---------------------------------------------------------------------------------
 1      1998           1      1998         8.0%          9.4%              7.9%
 2      1999           2      1999         6.5%         10.1%              6.2%
 3      2000           3      2000        10.9%         11.4%             10.3%
 4      2001           4      2001         9.9%         11.7%              9.2%
 5      2002           5      2002        11.9%         12.3%             11.1%
 6      2003           6      2003        -0.6%          7.2%             -0.5%
 7      2004           7      2004         9.8%         11.2%              8.4%
 8      2005           8      2005        10.5%         11.5%              8.9%
 9      2006           9      2006        12.0%         12.1%             10.2%
10      2007          10      2007        12.0%         12.3%             10.2%

                            Avg.           9.1%         10.9%              8.2%

                          (1) Net Cash Flow / Estimated Value
                          (2) Net Operating Income / Estimated Value
                          (3) Net Cash Flow / Estimated  Value & Cumulative
                              Capital Deductions
---------------------------------------------------------------------------------

Source: KTR Projections


          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 143

                            SALES COMPARISON APPROACH

The Sales Comparison Approach is the process of comparing recent sales of competitive properties.

The estimated value derived through this approach represents the probable price at which the subject property would be sold by a willing seller to a willing buyer as of the date of value.

Six current sales of Leased Fee Interests and 1 sale of a Leasehold Interest in Class "A" and "B" office buildings in the Midtown office markets have been identified and selected for analysis. This comparable data is employed in the valuation of the subject property subject to existing short term leases and contractual obligations, but exclusive of the master lease. The sale price per square foot of rentable area is relied upon as the primary unit of comparison within this approach.

The comparative process involves judgment as to the similarity between the subject property and the comparable sale property with regard to a variety of factors affecting value, such as location, age and condition of the structure, rent levels, gross income multipliers, operational efficiencies and other factors. Among the specific adjustment factors, the following have been considered:

OWNERSHIP INTEREST: The indicated unit sale prices are adjusted to reflect a 100% ownership interest if a partial interest has been conveyed. Two sales, each representing a 50% interest, were conveyed. The sales are adjusted (sale price / 50%) to reflect the sale of a 100% interest.

FINANCING: The comparable sales were either all cash transactions or were financed at market oriented terms. No adjustments for any unusual or atypical financing are required.

TIME: Normally, upward adjustments to the sale price indicators would be made to reflect increasing values over time. However, in light of the well documented decline in all types of real estate, these time adjustments are adjusted downward to reflect a collapse of the regional economy and real estate market between 1990 and 1993. The city economy is currently at the beginning of a new economic and real estate cycle. Adjustments are not required since all of the sales have occurred since


           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 144

                      SALES COMPARISON APPROACH (Continued)

September, 1994.

LOCATION: Locational adjustments are based on our knowledge and observations of the market areas of the individual sales as compared to the subject property. The subject property is located on the northern and southern boundaries of a Grand Central and Fifth/Madison Avenue office sub-market within Midtown Manhattan.

PHYSICAL: Adjustments are made to reflect variations in the conditions of the comparable sales relative to the subject property. The subject property is a renovated Class "A" office building which is in very good condition and which has been very well maintained to date. Further, it contains average floor plates of 32,O00 (rounded).

RETAIL AND GARAGE COMPONENTS: Commercial office buildings containing retail and garage components are typically more valuable than a 100% office building due to the additional income from these sources and the amenities which are created. The subject contains 6 retail/commercial units and a garage component with 150 licensed spaces.

OCCUPANCY: The reported occupancy rate at the time of each sale is compared with the subject property which is currently 87+% occupied under multi-year leases (retail and office component only).

ECONOMIC: The quality, quantity and durability of the underlying lease portfolios of the individual sales are unique from the subject property. Adjustments, relative to the subject property, are made accordingly.

The following is a brief description of the relevant building sales considered pertinent in our valuation of the subject property. A summary of the comparable sales follows with full details of the individual sales is presented in the Addenda.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 145

                      SALES COMPARISON APPROACH (Continued)

SALE NO. 1 (505 Park Avenue, Leased Fee Interest, $236.55 per square foot): Sale No. 1 is a pending cash sale of a 100% Leased Fee Interest in a 26-story Class "A" multi-tenanted commercial office building. Located at the northeast corner of East 59th Street in a Park Avenue office submarket, the building was constructed in 1948 and extensively renovated in 1987. It contains 198,690 square feet of rentable area. The property is scheduled to be acquired by an international buyer with a current occupancy of 97%. The building is operated by boutique tenants at rents in the range of $35.00 per square foot.

Sale No. 1 is located in a superior sub-market within the Midtown office market, however, a downward adjustment is minimized in light of the proximity of the subject property to Grand Central Station. The building represents modern construction, however, its average floor plates of 9,000 square feet and building systems are inferior to the subject property, an upward adjustment is warranted. It contains a retail component but no garage component; an upward adjustment is warranted.

Sale No. 1 was acquired with a higher occupancy than the subject property; a downward adjustment is warranted. Lastly, the underlying leases of the sale are primarily to smaller non-credit tenants which is inferior to the credit tenancies within the subject property; an upward adjustment is required. Overall, a small upward adjustment is required.

SALE NO. 2 (527 Madison Avenue, Leased Fee Interest, $311.63 per square foot):
Sale No. 2 is a February, 1997 cash sale of a 100% Leased Fee Interest in a 26-story Class "A" multi-tenanted commercial office building. Located at the southeast corner of East 54th Street in a Fifth/Madison Avenue office sub-market, the building was constructed in 1986 and contains 215,000 square feet of rentable area. The property was acquired by Cornerstone Properties with a current occupancy of 98%. Sumitomo Bank is a major tenant within this building.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 146

                      SALES COMPARISON APPROACH (Continued)

Sale No. 2 is located in a superior section of Madison Avenue; however, a downward adjustment is tempered in light of the proximity of the subject property to Grand Central Station. The building represents modern construction, however, its average floor plates of 12,000 square feet are inferior to the subject property; an upward adjustment is warranted. It contains both retail and garage components; no adjustment is required.

Sale No. 2 was acquired with a higher occupancy than the subject property; a downward adjustment is warranted. Lastly, the underlying leases of the sale are primarily to smaller non-credit tenants which is inferior to the credit tenancies within the subject property; an upward adjustment is required. Overall, no adjustment is required.

SALE NO. 3 (540 Madison Avenue, Leasehold Interest, $144.68 per square foot):
Sale No. 3 is a September, 1996 conventionally financed sale of a 100% Leasehold Interest in a 38-story Class "A" multi-tenanted commercial office building. Located at the southwest corner of East 55th Street in a Fifth/Madison Avenue office sub-market, the building was constructed in 1970 and contains 259,190 square feet of rentable office and retail area.

The property was acquired by the Macklowe Organization with a current occupancy of 88.7%, however, the occupancy was expected to decline to 58% by year end due to the loss of its 2 major tenants (Ladenburg Thalman and Sterling National
Bank).

Sale No. 3 is not comparable to the subject property since it represents the conveyance of a Leasehold Interest, however, the current investment rates from the sale are considered to be informative as to current market criteria. The sale is included for information only.

SALE NO. 4 (Multiple floors within 30 Rockefeller Center, Leased Fee Interest, $275.00 per

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 147

                      SALES COMPARISON APPROACH (Continued)

square foot): Sale No. 4 is a July, 1996 cash sale of a 100% Leased Fee Interest to the National Broadcasting Company (N.B.C.) in 27 full floors (Floors no. 2-18, 22-23, 25-26, 46-49 and 51-52) containing 1,600,000 square feet of rentable area within a 52-story Class "A/B" commercial office building. The Leased Fee Interest in the condominium was acquired by the Leasehold Interest which exercised a purchase option in lieu of leasing the space at a contract rent in the range of $50.00 per square foot.

Located in the heart of Rockefeller Center, the building was constructed in 1932 and converted to condominium ownership in the mid-1980s. It contains 2,900,000 square feet of rentable area and is 100% occupied under multi-year leases.

Sale No. 4 is located in a very desirable office sub-market within Midtown Manhattan as the subject property; no adjustment is required. The building systems of the sale are inferior to the subject property, however, its average floor plates are superior; no adjustment is warranted. It contains a retail component but no garage component; an upward adjustment is required.

Sale No. 4 was acquired with an occupancy of 100%; a downward adjustment is considered warranted. Lastly, the economics of the underlying lease which brought about the sale is also considered to be superior to the subject property; a downward adjustment is required. Overall, a moderate downward adjustment is required.

SALE NO. 5 (1412 Sixth Avenue, Leased Fee Interest, $132.97 per square foot):
Sale No. 5 is a September, 1996 conventionally financed sale of a 100% Leased Fee Interest in a 17-story Class "B" multi-tenanted commercial office building. Located at the southwest corner of West 58th Street in a Sixth Avenue/Rockefeller Center office sub-market, the building was originally constructed in 1924 as a hotel and subsequently renovated during the 1970s into a Class "B" office building. It contains 110,266 square feet of rentable office and retail area. The property was acquired by a S. L. Green, a

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 148

                      SALES COMPARISON APPROACH (Continued)

local investor, with a current occupancy of 94%.

Sale No. 5 is not comparable to the subject property, however, its current investment rates are considered to be informative as to current market criteria. The sale is included for information only.

SALE NO. 6 (Heron Tower, 66-72 East 55th Street, Leased Fee Interest, $232.10 per square foot as adjusted): Sale No. 6 is a December, 1995 cash sale of a 50% Leased Fee Interest in a 25-story class "A" multi-tenanted office building constructed in 1989 containing 143,700 square feet of rentable office area. The property was 96% occupied at the time of sale by boutique type tenants at rents in the range of $40.00 per square foot.

Located on the south side of East 55th Street, between Park and Madison Avenues, in a Fifth/Madison Avenue office sub-market, East 55th Street L.P. consolidated its ownership by acquiring the 50% interest of its partner, Heron J.V. Acquisition, Inc. Published information indicated that the grantee had a purchase option on the interest of its partner.

Sale No. 6 is located in a superior section of Madison Avenue; however, a downward adjustment is negated in light of its mid-block location and considering the proximity of the subject property to Grand Central Station. The building represents modern construction, however, its average floor areas of 6,000 square feet are inferior to the subject property; no adjustment is warranted. It does not contain a retail or a garage component; an upward adjustment is required.

Sale No. 6 was acquired with a higher occupancy than the subject property; a downward adjustment is necessary. Lastly, the underlying leases of the sale are primarily to smaller non-credit tenants which is inferior to the credit tenancies within the subject property; an upward adjustment is required. Overall, a small upward adjustment is required.

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 149

                      SALES COMPARISON APPROACH (Continued)

COMPARABLE SALE NO. 7 (Floor Nos. 4-7 within 420 Fifth Avenue, $264.84 per square foot): Sale No. 7 is a June, 1995 conventionally financed sale of a 100% Leased Fee Interest to an investment group from Germany in 4 full lower floors (floor nos. 4-7 and 115,700 square feet of rentable area) within a 28-story Class "A" commercial condominium office building. The space is 100% occupied under an above market net lease with Turner Broadcasting which expires in August, 2006. Turner Broadcasting was subsequently acquired during 1996 by Time Warner.

Located on the west side of Fifth Avenue, between West 37th and West 38th Streets in the Penn Station/Garment Center office sub-market, the building was constructed in 1989 and converted to condominium ownership in 1990. It contains 560,000 square feet of rentable area and 2 retail units.

Sale No. 7 is located in an inferior sub-market within the Midtown office market; an upward adjustment is warranted. The physical characteristics of the sale are similar to the subject property considering its late 1980s construction and average floor plates of 29,000 square feet; no adjustment is required. It does not contain a retail or a garage component; an upward adjustment is required.

Sale No. 7 was acquired with an occupancy of 100%; a downward adjustment is considered warranted. Lastly, the underlying economics are considered to be similar to the limited number of credit and non-credit tenancies within the subject property; no adjustment is required. Overall, a small upward adjustment is required.

CORRELATION

Seven current sales of commercial office buildings in the Midtown office market were selected and then adjusted for location, size, physical condition, retail/garage components, occupancy and economics. The unit sales range from $132.97 to $311.63 per square foot with a weighted average of $254 per square foot (rounded).

           Koeppel Tener Real Estate Services Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 150

                      SALES COMPARISON APPROACH (Continued)

Sale No. 1 (505 Park Avenue, $236.55 per square foot), Sale No. 2 (527 Madison Avenue, $311.63 per square foot), Sale No. 4 (27 floors in 30 Rockefeller Center, $275.00 per square foot), Sale No. 6 (Heron Tower, 66-72 East 55th Street, $232.10 per square foot) and Sale No. 7 (4 floors within 420 Fifth Avenue, $264.84 per square foot) are all considered relevant based on their recent sale dates and similarities in construction features, occupancy and underlying economics. After our adjustments, a value range of $250.00 to $270.00 per square foot is estimated.

Leased Fee Interest($Per Square Foot Value        $250.00        $270.00
Times: Rentable Area                              818,719        818,719
Equals: Estimated Value No. 2 (Rounded)         $205,000,000   $221,000,000

Value No. 2 is Leased Fee Interest subject to existing leases and contractual obligations but exclusive of the master lease.

SALES COMPARISON APPROACH CONCLUSION: $205,000,000 to $221,000,000


           Koeppel Tener Real Estate Services Inc., Valuation Division


370-392 Madison Avenue                                                                                                 June 23, 1997
New York, New York                                                                                                          Page 151
                                                SALES COMPARISON APPROACH (Continued)

                                                       370-392 MADISON AVENUE
                                             SUMMARY OF COMPARABLE OFFICE BUILDING SALES


------------------------------------------------------------------------------------------------------------------------------------
                                                              Class/Constructed/  Sale Price
                                                                        Stories/   Per Sq. Ft.                            Retail &
                                                 Sale Date/       Rentable Area/     Rentable                               Garage
No.        Address/Location                      Sale Price            Occupancy         Area      Location   Physical   Component
------------------------------------------------------------------------------------------------------------------------------------
1.   505 Park Avenue                                   U.C.         A/1948/1987/     $236.55        Minus      Plus         Plus
     Park Avenue Sub-Market                     $47,000,000       22/198,690/97%

2.   527 Madison Avenue                                2/97              A/1986/     $311.63        Minus      Plus         None
     Fifth/Madison Avenue Sub-Market            $67,000,000       26/215,000/98%

3.   540 Madison Avenue                                9/96               A/1970     $144.68        N.A.       N.A.         N.A.
     Fifth/Madison Avenue Sub-Market            $37,500,000       38/259,190/58%

4.   30 Rockefeller Center (27 floors)                 7/96             A/B/1932     $275.00        None       None         Plus
     Sixth Avenue/Rock Ctr. Sub-Market         $440,000,000       52/1.6 million
                                                                    within a 2.9
                                                                    million/100%

5.   1412-1416 Sixth Avenue                            6/96        B/1924/1970s/     $132.97        N.A.       N.A.         N.A.
     Sixth Ave./Rock Ctr. Sub-Market            $14,662,500       17/110,266/94%

6.   66-72 East 55th Street                           12/95              A/1989/     $232.10        None       None         Plus
     Fifth/Madison Avenue Sub-Market             $33,353,00       25/143,700/96%

                                                As Adjusted
                                                    for 50%
                                                   interest

7.   420 Fifth Avenue (4 floors)                       6/95              A/1989/     $264.84        Plus       None         Plus
     Penn St/Garment Ctr. Sub-Market            $30,642,500       28/115,700 w/I
                                                                    560,000/100%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                                 Eco-
No.        Address/Location                     Occupancy      nomics      Composite
------------------------------------------------------------------------------------
1.   505 Park Avenue                               Minus        Plus         Plus
     Park Avenue Sub-Market

2.   527 Madison Avenue                            Minus        Plus         None
     Fifth/Madison Avenue Sub-Market

3.   540 Madison Avenue                            N.A.         N.A.         N.A.
     Fifth/Madison Avenue Sub-Market

4.   30 Rockefeller Center (27 floors)             Minus       Minus         Minus
     Sixth Avenue/Rock Ctr. Sub-Market



5.   1412-1416 Sixth Avenue                        N.A.         N.A.         N.A.
     Sixth Ave./Rock Ctr. Sub-Market

6.   66-72 East 55th Street                        Minus        Plus         None
     Fifth/Madison Avenue Sub-Market





7.   420 Fifth Avenue (4 floors)                   Minus        None         None
     Penn St/Garment Ctr. Sub-Market
------------------------------------------------------------------------------------


     (A) Immediate capital expenditures subsequent to purchase; Source:
Compiled by KTR

          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 152

                      SALES COMPARISON APPROACH (Continued)


                    LOCATION MAP OF COMPARABLE IMPROVED SALES
                                      [MAP]





          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 153


                   RECONCILIATION AND FINAL ESTIMATE OF VALUE

The purpose of this appraisal is to provide an estimate of the Market Values of the following Leased Fee Interests in the subject property as of June 10, 1997.

                                   Value No. 1              Value No. 2
                                   Master Lease          Existing Leases

Income Capitalization Approach     $197,000,000             $200,000,000
Sales Comparison Approach              -N.A.-      $205,000,000 to $221,000,000
Cost Approach                          -N.A.-

The Cost Approach relies on available current unit cost data (adjusted for time and type of building) required to produce a like structure. The value indicated is, in essence, a summation of land value and the depreciated value of the improvements.

While the cost to replace a property is considered an indication of value, there are variables inherent in estimating construction costs, depreciation and remaining physical/economic life. Certain steps in the appraisal process require the use of judgment (opinion factors); however, none more than the Cost Approach. This approach has specific application and relevance in the valuation of specific properties.

The Cost Approach to value was not performed because of the inherent inaccuracies in estimating accrued depreciation within the subject property.

The Sales Comparison Approach provides an estimate of value based upon the recent activities of buyers and sellers in the marketplace. This approach is generally considered to be reliable in active markets where the motivations of buyers and sellers are known and the underlying economics of the properties being transferred are available for scrutiny.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 154


             RECONCILIATION AND FINAL ESTIMATE OF VALUE (Continued)



The Sales Comparison Approach is considered to be a good indication of value when sufficient sales activity has occurred. The results of the Sales Comparison Approach were expressed as a range, correctly reflecting the wide range in sales prices as expressed in the price per square foot of rentable building area.

The Income Capitalization Approach seeks to view the value of the subject property from the perspective of the typical investor. Employing a discounted cash flow analysis as our primary means of value, this approach reflects the relationship between the income a property is capable of generating and its value in the marketplace.

Sophisticated investors judge the value of a property based upon the quality and quantity of the income generated, as well as the likely impact of market conditions on future income generating capacity. By considering these factors, the Income Capitalization Approach typically provides the greatest measure of credibility in estimating value for income producing real estate.

The investment qualities of the subject property have influenced our selections of a 10.0% and 10.5% discount rate and a 11.0% and 9.5% terminal rates in the discounted cash flow for the Leased Fee Interest subject to the master lease and the Leased Fee Interest subject to existing leases, respectively. The selected rates and concomitant cash yields are reasonable and reflective of basic criteria developed from our market analysis.

The discounted cash flow analysis is given most weight in concluding a final value. This approach is given most weight since it reflects current investment criteria and the related risks in acquiring a high occupancy multi-tenanted Class "A" commercial office building which is conveniently situated within a desirable office sub-market. It applies market derived assumptions and investor criteria in order to project future cash flows and desired yields.

          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                     Page 155


             RECONCILIATION AND FINAL ESTIMATE OF VALUE (Continued)


The estimated Market Value of the Leased Fee Interest reflects the realty's utility, conformity, current and future income generating capacity and risk factor as a Class "A" commercial office building within the Midtown Manhattan office market as of June 10, 1997.

VALUE NO.1: LEASED FEE INTEREST SUBJECT TO MASTER LEASE

                    ONE HUNDRED NINETY-SEVEN MILLION DOLLARS
                                 ($197,000,000)

VALUE NO. 2: LEASED FEE INTEREST SUBJECT TO EXISTING SHORT TERM LEASES AND CONTRACTUAL OBLIGATIONS

                           TWO HUNDRED MILLION DOLLARS
                                 ($200,000,000)

The value estimate rendered reflects a normal marketing period not exceeding 1 year.


          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda



                         EXHIBIT 1- LETTER OF ENGAGEMENT





           Koeppel Tener Real Estate Services,Inc., Valuation Division

                                [KTR LETTERHEAD]


Koeppel Tener Real Estate Services, Inc.
575 Lexington Avenue, New York, NY 10022-6102
212 906-9400 Fax 212 935-5935

Mr. Todd Eagle
Associate
Goldman, Sachs & Co.
85 Broad Street
New York. N.Y. 10004                                                June 3, 1997

Re:  380 Madison Avenue
     New York, N.Y.

Dear Mr. Eagle:

As requested, Koeppel Tener Real Estate Services, Inc. ("KTR") intends to prepare for Goldman Sachs Mortgage Company a complete self-contained appraisal of the above referenced property. Situated as noted, the subject property is a 900,000+/- square foot, Class A office building. The building is presently leased under a master lease dated January 1, 1989 for an initial term of 25 years.

The purpose of the appraisal is to estimate the current Market Value of the Leased Fee Interest in the real estate (value of the master lease) and the Market Value of the Leased Fee Interest assuming no master lease.

We understand that the appraisal is being used in connection with mortgage financing. If you request, we will address the report to a lender designated by Goldman Sachs Mortgage Company. We understand that the appraisal is to be utilized by a Goldman Sachs affiliate in its Grande Loan Program and that it may issue public and/or private securities. We hereby consent to the utilization of our appraisal in disclosure documents in connection with such securities. We also agree to cooperate in answering questions, communicated through the client, in connection with such securitization.

The appraisal report will be prepared in conformity with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and subject to the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. The report will contain all the recognized appraisal methods and techniques that materially contribute to a proper valuation of the real estate problem under consideration. The report will be prepared subject to the attached Basic Assumptions and Limiting Conditions.

In order to complete the assignment the following information is required:.
     three year income and expense history ('94,95'96) and 1997 budget; copies of service contracts;
     current rent roll;
     copy of most current tax bill;
     1996 statement of actual collections (tenant-by-tenant;
     lease abstracts (particularly of new tenants);
     master lease;
     descriptive data, as available (floor plans, engineering reports, etc.); name of contact for inspection;
     and name of contact for financial information and questions.

[KTR LOGO]

Koeppel Tener Real Estate Services, Inc.
Valuation Division

Mr. Todd Eagle                                                     June 3, 1997
Goldman, Sachs, and Company                                            Page Two


The preceding list states the information required for all office building appraisals. KTR's files will likely have the '94 and '95 expenses. The rent roll, '96 income statement, '97 budget, current tax bill, and statement of collections are absolutely required for a proper appraisal.

Assuming delivery of all required data in a timely manner, KTR will deliver to you three original reports by June 23, 1997. The fee for the appraisal report will be 510,000, payable at the time of delivery.

It is understood that payment of the fee is not contingent upon the appraised value nor any other prearranged condition. Within the contractual relationship, it is understood that we will not be required to prepare reports in anticipation of litigation, give testimony or appear in court unless agreed upon in advance.

We appreciate the opportunity to present this proposal. If it correctly states your understanding of the work to be performed, please sign one copy and return it to this office as your authorization to proceed.

Very truly yours,
KOEPPEL TENER REAL ESTATE SERVICES, INC.




/s/ Wayne A. Nygard
-------------------------
By: Wayne A. Nygard,
    Senior Vice President

Accepted By: [ILLEGIBLE]
             ------------------------
Title:       [ILLEGIBLE]
             ------------------------

Date:        [ILLEGIBLE]
             ------------------------

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda


                         EXHIBIT 2 - TYPICAL FLOOR PLAN





          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda

                                      [MAP]


                      380 Madison Ave - Typical Floor Plan



          Koeppel Tener Real Estate Services, Inc., Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda



                      EXHIBIT 3 - SUMMARY OF TENANT ROSTER



          Koeppel Tener Real Estate Services, Inc., Valuation Division

                                                            Tenant Roster

------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Page No. 1 (Storage)
370-392 Madison Avenue
New York, New York
------------------------------------------------------------------------------------------------------------------------------------
                                    Rentable
                                        Area                        Lease Date          Annualized          Contract Rent
No.   Tenant                       (Sq. Ft.)       Level/Floor    Lease Expiry        Contract Rent       ($ Per Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
1     Gary Seifert & Co.                100        Sub Bas-3 (C)        Feb-90     In Main Office Lease
      C-3-0                                                             Jan-00


2     Bachner, Tally, Polevoy           754        Sub Bas-3 (C)        Jun-87           $9,801.96               $13.00
      & Misher                                                          Sep-02           10,556.00                14.00
      C-3-2

3     LDDS Communications             3,814        Sub Bas-3 (C)        Oct-93          $57,210.00               $15.00
      C-3-4                                                             Aug-08           66,745.00                17.50
                                                                                         76,280.00                20.00
                                                                            (1) 5-year renewal option at FMRV

4     Bachner, Tally, Polevoy         2,049        Sub Bas-3 (C)        Sep-88          $24,588.00               $12.00
      & Misher                                                          Sep-02           26,637.00                13.00
      C-3-8

5     Greenfield, Stein &               400        Sub Bas-3 (C)        Sep-90           $3,600.00                $9.00
      Senior, LLP                                                       Dec-98
      C-3-10

6     Watson, Farley &                  100        Sub Bas-3 (C)        May-91           $1,749.96               $17.50
      Williams                                                          Dec-96
      C-3-11
------------------------------------------------------------------------------------------------------------------------------------


                                    Step-up
No.   Tenant                        (Year)         Tenant Contributions                    Project+Base
---------------------------------------------------------------------------------------------------------
1     Gary Seifert & Co.             None      Real Estate Taxes:           None
      C-3-0                                    Operating Expenses:          None
                                               Tenant Electricity:          Direct

2     Bachner, Tally, Polevoy                  Real Estate Taxes:           None
      & Misher                      May-99     Operating Expenses:          None
      C-3-2                                    Tenant Electricity:          Direct

3     LDDS Communications                      Real Estate Taxes:           None
      C-3-4                         Dec-97     Operating Expenses:          None
                                    Dec-02     Tenant Electricity:          Direct


4     Bachner, Tally, Polevoy                  Real Estate Taxes:           None
      & Misher                      Sep-97     Operating Expenses:          None
      C-3-8                                    Tenant Electricity:          Direct

5     Greenfield, Stein &                      Real Estate Taxes:           None
      Senior, LLP                              Operating Expenses:          None
      C-3-10                                   Tenant Electricity:          Direct

6     Watson, Farley &                         Real Estate Taxes:           None
      Williams                                 Operating Expenses:          None
      C-3-11                                   Tenant Electricity:          Direct
---------------------------------------------------------------------------------------------------------

Source RREEF Funds; compiled by KTR



            Koeppel Tener Real Estate Services, Inc., Valuation Division

------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Page No. 2 (Storage)
370-392 Madison Avenue
New York, New York
------------------------------------------------------------------------------------------------------------------------------------
                                    Rentable
                                        Area                              Lease Date          Annualized       Contract Rent
No.   Tenant                        (Sq. Ft.)       Level/Floor      Lease Expiry        Contract Rent      ($ Per Sq. Ft.)
------------------------------------------------------------------------------------------------------------------------------------
7     Gulf International            500            Sub Bas-3 (C)        Jun-90             $9,750.00              $19.50
      Bank                                                              Jun-00
      C-3-12

8     Metropolitan Fiber            168            Sub Bas-3 (C)        Mar-92             $2,520.00              $15.00
      Systems                                                           Feb-97 (2) 5-year renewal options at FMRV
      C-3-14


9     Bachner, Tally, Polevoy       730            Sub Bas-4 (D)        Jun-84             $8,760.00              $12.00
      &  Misher                                                         Apr-03              9,490.00               13.00
      D-4-5

10    Bachner, Tally, Polevoy       1,038          Sub Bas-4 (D)        Jun-83     In Main Office Lease
      & Misher                                                          Apr-98
      D-4-5.1

11    Edward Issacs                 1,368          Sub Bas-4 (D)        Apr-95            $20,520.00              $15.00
      D-4-6                                                             Sep-02             23,940.00               17.50


12    MCI Metro Access              150            Sub Bas-4 (C)        Dec-94             $3,750.00              $25.00
      D-4-1                                                             Sep-99


13    Sipser, Weinstock,            361            Sub Bas-4 (C)        Jul-96             $5,415.00              $15.00
      Harper & Dorn                                                     Jul-99
      D-4-9



                                         Step-up
No.   Tenant                             (Year)        Tenant Contributions                         Project+Base
----------------------------------------------------------------------------------------------------------------
7     Gulf International                            Real Estate Taxes:           None
      Bank                                          Operating Expenses:          None
      C-3-12                                        Tenant Electricity:          Direct

8     Metropolitan Fiber                            Real Estate Taxes:           None
      Systems                                       Operating Expenses:          None
      C-3-14                                        Tenant Electricity:          Direct


9     Bachner, Tally, Polevoy            May-99     Real Estate Taxes:           None
      & Misher                                      Operating Expenses:          None
      D-4-5                                         Tenant Electricity:          Direct

10    Bachner, Tally, Polevoy             None      Real Estate Taxes:           None
      & Misher                                      Operating Expenses:          None
      D-4-5.1                                       Tenant Electricity:          Direct

11    Edward Issacs                                 Real Estate Taxes:           None
      D-4-6                              Jan-98     Operating Expenses:          None
                                                    Tenant Electricity:          Direct

12    MCI Metro Access                              Real Estate Taxes:           None
      D-4-1                                         Operating Expenses:          None
                                                    Tenant Electricity:          $3.00 Per Square foot

13    Sipser, Weinstock,                            Real Estate Taxes:           None
      Harper & Dorn                                 Operating Expenses:          None
      D-4-9                                         Tenant Electricity:          Direct
----------------------------------------------------------------------------------------------------------------

Source RREEF Funds; compiled by KTR

            Koeppel Tener Real Estate Services, Inc., Valuation Division


                                                            Tenant Roster
------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Garage & Retail
370-392 Madison Avenue
New York, New York

                            Rentable
                               Area                     Lease Date      Annualized       Contract Rent        Step-up
No.   Tenant                 (Sq. Ft.)  Level/Floor    Lease Expiry    Contract Rent   ($ Per Sq. Ft.)          (Year)
------------------------------------------------------------------------------------------------------------------------------------
1. Meyers Parking                  150   Basement         Nov-89        $999,999.96       $6,666.67            Jan-96
                                Spaces                    Oct-04       1,025,000.00        6,833.33            Jan-97
                                44,452      R.A.                       1,050,000.00        7,000.00            Jan-99
                                                                       1,075,000.00        7,166.67            Jan-01
                                                                       1,100,000.00        7,333.33            Jan-03

2. Chase Manhattan Bank          7,314    SB-2  (B)       May-79        $320,000.04          $10.82
   SB-2 is storage area         12,860    SB-1  (A)       May-99
   SB-1 is a selling area        9,396   Grade  (1)
   Retail Unit No. 1            29,570     Total

3. Travel 2000                   1,590   Grade  (2)       Jan-97        $225,000.00         $141.51
   Retail Unit No. 2                                      Dec-07         247,500.00          155.66            Jan-99
                                                                         272,250.00          171.23            Jan-02
                                                                         299,475.00          188.35            Jan-05

4. Fredsam                       1,105   Grade  (4)       Jun-94        $132,000.00         $119.46
   Retail Unit No. 3                                      May-09         145,020.00          131.24            Jun-97
                       To vacate as of                    Jun-97         159,720.00          144.54            Jun-00
                                                                         175,690.00          159.00            Jun-03
                                                                         193,260.00          174.90            Jan-06

   Omni                          1,105   Grade  (4)       Jul-97        $154,700.00         $140.00
   Retail Unit No. 3                                      Jun-03         170,170.00          154.00            Jul-00





5. Sprint Spectrum               1,560                    Mar-97        $325,000.00         $208.33
   Retail Unit No. 4                                      Dec-01



6. BACI Delicatessin             2,107   Grade  (5)       Mar-92        $162,000.00          $76.89
   Retail Unit No. 5                                      Aug-07         180,000.00           85.43            Aug-98
                                                                         204,000.00           96.82            Aug-01
                                                                         228,000.00          108.21            Aug-04

7. TSI Madison                   8,447   Mezzanine        Mar-84        $135,152.04          $16.00
                                                          Apr-03


8. TSI Madison                   4,975       2            Jun-96        $149,250.00          $30.00
                                                          Apr-03
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.   Tenant                     Tenant & Landlord Contribution                                               Project + Base
------------------------------------------------------------------------------------------------------------------------------------
1. Meyers Parking              Real Estate Taxes:                     3.5% over $5,633,004
                               Common Area Exp:                       None
                               Tenant Electricity:                    $0.88 per  sq.ft. (Inclusion)                       $39,291.00
                               Other Income:                          $19,420 per year


2. Chase Manhattan Bank        Real Estate Taxes:                     4.21760% over  $1,732,500
   SB-2 is storage area        Common Area Exp:                       None
   SB-1 is a selling area      Tenant Electricity:                    $4.17 per sq.ft. (Inclusion)                       $123,305.64
   Retail Unit No. 1

3. Travel 2000                 Real Estate Taxes:                     .2214% over 1997/1998 base                          $6,450,374
   Retail Unit No. 2           Common Area Exp:                       None
                               Tenant Electricity:                    Direct


4. Fredsam                     Real Estate Taxes:                     .14% of increases over $6,585,062
   Retail Unit No. 3           Common Area Exp:                       None
                               Tenant Electricity:                    Direct
                               Storage Unit of 300 sq.ft. (part of C-3-9.1) in rent


   Omni                        Real Estate Taxes:                     .154% of increases over 1997/1998                   $6,450,374
   Retail Unit No. 3           Common Area Exp:                       None
                               Tenant Electricity:                    Direct
                               Storage Unit of 300 sq.ft. (part of C-3-9.1) in rent
                               Tenant Workletter:
                               Rent Concession:                       3 months free rent (7 + 8/97 and 1/98)

5. Sprint Spectrum             Real Estate Taxes:                    .22% of increases over 1997/1998                     $6,450,374
   Retail Unit No. 4           Common Area Exp:                       None
                               Tenant Electricity:                    Direct
                               Storage Unit of 1,259sq.ft (part of A-1-3) in rent

6. BACI Delicatessin           Real Estate Taxes:                     .341% of increases over $6,513,901
   Retail Unit No. 5           Common Area Exp:                       None
                               Tenant Electricity:                    Direct
                               Storage Unit of 300 sq.ft (D-4-3) in rent

7. TSI Madison                 Real Estate Taxes:                    1.3232% of increases over $2,433,303
                               Operating Expenses:                   Porters Wage w/fringe 1-1  1984 rate                   $2.13301
                               Tenant Electricity:                   $6.85 per square foot                                $57,849.00

8. TSI Madison                 Real Estate Taxes:                    0.693% of increases over $6,576,308
                               Operating Expenses:                   0.347% of increases over 1997 base
                               Tenant Electricity:                   Direct
                               Tenant Workletter:                    As Is
                               Rent Concession:                      5 months free rent
------------------------------------------------------------------------------------------------------------------------------------

Source:  RREEF Funds; compiled by KTR

          Koeppel Tener Real Eastate Services, Inc. Valuation Division


                                                            Tenant Roster
------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Page No. 1 (General Office)
370-392 Madison Avenue
New York, New York

                            Rentable
                               Area                     Lease Date      Annualized       Contract Rent        Step-up
No.   Tenant                 (Sq. Ft.)   Floor         Lease Expiry    Contract Rent   ($ Per Sq. Ft.)          (Year)
------------------------------------------------------------------------------------------------------------------------------------

1. Healthsource                 17,638      2            May-97       $433,395.00            $24.57
                                                         Nov-98        618,024.00             35.04            Sep-97




2. Bridge Market Data            4,380      2            Feb-92      $170,820.00             $39.00
                                                         Oct-06       188,340.00              43.00            Feb-97
                                                                      205,860.00              47.00            Feb-02

3. Investment Technology Group  44,704      4            Oct-96    $1,654,048.00             $37.00
                                                         Jan-13     1,788,160.00              40.00            Jan-03
                                                                    1,922,272.00              43.00            Jan-08



4. Fox-Pitt & Kelton            15,524      5            Jun-93      $414,646.08             $26.71            Jun-98
                                                         Jun-03       461,218.04              29.71
                                                              (1) 5-year renewal option at FMRV

5. LDDS Communications          16,230      5            Feb-94      $465,801.00             $28.70            Sep-99
                                                         Aug-08       535,590.00              33.00            Sep-03
                                                                      576,165.00              35.50

6. Josephthal, Lyon & Ross      12,726      5            Jan-93      $318,150.00             $25.00
                                                         Jul-98  (1) 5-year renewal option at FMRV


7. U.S. Sprint                  44,480      6            Sep-92    $2,450,000.00             $35.00
   To return floor no. 7 as of  25,520      7            Dec-01     1,779,200.00              40.00            Jan-98
   12/31/97                     ------
                                70,000   Total

8. Office Developers Ltd.       12,491      7            Jun-92      $462,167.00            $ 37.00
                                                         Jun-03      $487,149.00              39.00            Jun-98
                                                                      524,622.00              42.00            Dec-00

9. Bachner Tally Polevoy &       3,917      7            Aug-93      $129,709.92             $33.11
   Misher                                                Apr-03       144,929.00              37.00            May-98
                                                              (1) 5-year renewal option at FMRV
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.   Tenant                     Tenant & Landlord Contribution                                               Project + Base
------------------------------------------------------------------------------------------------------------------------------------

1. Healthsource                 Real Estate Taxes:                     2.46% of increases over 1997/1998                 $6,450,374
                                Operating Expenses:                    2.54% of increases over 1997
                                Tenant Electricity:                    Direct
                                Tenant Workletter:                     $6.23 per square foot
                                Rent Concession:                       2 months free rent

2. Bridge Market Data           Real Estate Taxes:                     .6176% of increases over $6,534,102
                                Operating Expenses:                    .6402% of increases over $4,062,307
                                Tenant Electricity:                    Direct

3. Investment Technology Group  Real Estate Taxes:                     6.2252% of increases over $6,576,308
                                Operating Expenses:                    6.4501% of increases over base year 1997
                                Tenant Electricity:                    Direct
                                Tenant Workletter:
                                Rent Concession:                       15 months free rent

4. Fox-Pitt & Kelton            Real Estate Taxes:                     2.24% of increases over $6,521,071
                                Operating Expenses:                    2.162% of increases over $4,116,333
                                Tenant Electricity:                    Direct

5. LDDS Communications          Real Estate Taxes:                     2.289% of increases over $6,585,062
                                Operating Expenses:                    2.372% of increases over $4,116,333
                                Tenant Electricity:                    Direct

6. Josephthal, Lyon & Ross      Real Estate Taxes:                     1.794% of increases over $6,495,591
                                Operating Expensses:                   1.860% of increases over 4,007,658
                                Tenant Electricity:                    Direct

7. U.S. Sprint                  Real Estate Taxes:                     9.883% of increases over $6,563,901
   To return floor no. 7 as of  Operating Expenses:                    10.245% of increases over 3,943,123
   12/31/97                     Tenant Electricirty:                   Direct

8. Office Developers Ltd.       Real Estate Taxes:                     1.76% of increases over $6,534,102
                                Operating Expenses:                    1.83% of increases over $4,062,307
                                Tenant Electricity:                    Direct

9. Bachner Tally Polevoy &      Real Estate Taxes:                     .545% of increases over $6,521,071
   Misher                                                              1997/1998 base as of 5/98
                                Operating Expenses:                    .565% of increases over $4,116,333
                                                                       1997/1998 base as of 5/98
                                Tenant Electricity:                    Direct
------------------------------------------------------------------------------------------------------------------------------------

Source:  RREEF Funds; compiled by KTR

          Koeppel Tener Real Eastate Services, Inc. Valuation Division


                                                            Tenant Roster
------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Page No. 2 (General Office)
370-392 Madison Avenue
New York, New York

                            Rentable
                               Area                     Lease Date      Annualized       Contract Rent        Step-up
No.   Tenant                 (Sq. Ft.)  Floor          Lease Expiry    Contract Rent   ($ Per Sq. Ft.)          (Year)
------------------------------------------------------------------------------------------------------------------------------------

10. Southeast Research           2,552     7             Apr-97          $94,424.00          $37.00
    Partners                                             Oct-98




11. LDDS Communications         44,480     8             Dec-92       $1,276,576.00          $28.70
                                                         Aug-08        1,543,456.00           34.70            Sep-99
                                                                       1,788,096.00           40.20            Sep-03

12. Chase Manhattan Bank        44,687     9             Oct-96       $9,014,344.00          $32.41
                                44,270    10             Sep-02
                                43,246    11
                                43,211    12
                                37,680    13
                                37,153    14
                                27,930    15
                               -------
                               278,177   Total

13. Varig Brazillian             7,150    16             Sep-90       $1,772,976.00          $48.00
    Airlines                    29,787    17             Sep-10       Greater Of
                                ------                           Ending Rent or 95% of FMRV                    Sep-00
                                36,937                           Ending Rent or 85% of FMRV                    Sep-05



14. Bachner, Tally, Polevoy &   29,744    18             Jun-83         $516,626.16          $17.37
    Misher                                               Apr-03        1,130,272.00           38.00            May-98
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.   Tenant                     Tenant & Landlord Contribution                                               Project + Base
------------------------------------------------------------------------------------------------------------------------------------
10. Southeast Research           Real Estate Taxes:                   None
    Partners                     Operating Expenses:                  None
                                 Tenant Electricity:                  Direct
                                 Tenant Workletter:                   As Is
                                 Rent Concession:                     None

11. LDDS Communications          Real Estate Taxes:                   6.272% of increases over $6,495,591
                                 Operating Expenses:                  6.502% of increases over $4,007,658
                                 Tenant Electricity:                  Direct

12. Chase Manhattan Bank         Real Estate Taxes:                   34.835% of increases over $2,192,750 base
                                 Operating Expenses:                  Porters Wage; $0.7842-1 (1982 Wage Rate)              $2.21805
                                 Tenant Electricity:                  Direct except Floor No. 15 at $2.47/sf              $68,847.96






13. Varig Brazillian             Real Estate Taxes:                   5.22% of increases over $5,588,596
    Airlines                                                          New Base Year at Step-up
                                 Operating Expenses:                  5.41% of increases over $3,885,130
                                                                      New Base Year at Step-up
                                 Tenant Electricity:                  Direct

14. Bachner, Tally, Polevoy &    Real Estate Texas:                   3,6786% of increases over $2,322,794
    Misher                                                            1997/1998 base year as of 5/98
                                 Operating Expenses:                  Porters Wage, 1-1 (1983 wage rate)
                                                                      1998 base year as of 5/98                            $3.93293
                                 Tenant Electricity:                  $3.16 per square foot (Inclusion)               $93,967
------------------------------------------------------------------------------------------------------------------------------------

Source:  RREEF Funds; compiled by KTR

          Koeppel Tener Real Eastate Services, Inc. Valuation Division


                                                            Tenant Roster
------------------------------------------------------------------------------------------------------------------------------------
Tenant Roster - Page No. 3 (General Office)
370-392 Madison Avenue
New York, New York

                             Rentable
                               Area                     Lease Date      Annualized       Contract Rent        Step-up
No.   Tenant                 (Sq. Ft.)     Floor       Lease Expiry    Contract Rent   ($ Per Sq. Ft.)          (Year)
------------------------------------------------------------------------------------------------------------------------------------
15. Watson & Farley             18,463      19           Jan-90         $895,455.48          $48.50
                                                         May-00          913,918.00           49.50            May-97
                                                                (1) 5-year renewal option at FMRV

16. Black Entertainment         11,000      20           Dec-92         $363,000.00          $33.00
    Television                                           Dec-02          407,000.00           37.00            Dec-97

17. Gulf International Bank     18,495      21           Jun-90         $943,245.00          $51.00
                                                         Jun-00  (1) 5 year renewal option at 95% of FMRV


18. Gray, Seifart & Comapny     15,284      22           Jan-90         $785,139.00          $51.37
                                                         Jan-00


19. Aquila Management Corp.      7,239      23           Nov-90         $376,428.00          $52.00
                                                         May-01


20. Daiwa International          5,026      23           Nov-92         $180,936.00          $36.00
    Capital Market                                       Nov-02          201,040.00           40.00            Nov-98


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
No.   Tenant                     Tenant & Landlord Contribution                                               Project + Base
------------------------------------------------------------------------------------------------------------------------------------
15. Watson & Farley             Real Estate Taxes:                    2.61% of increases over $5,227,929
                                Operating Expenses:                   2.70% of increases over $3,857, 163
                                Tenant Electricity:                   Direct

16. Black Entertainment         Real Estate Taxes:                    1.532% of increases over $6,457,080
    Television                  Operating Expenses:                   1.587% of increases over $4,007,658

17. Gulf International Bank     Real Estate Taxes:                    2.61% of increases over $5,588,596
                                Operating Expenses:                   2.71% of increases over $3,857163
                                Tenant Electricity:                   Direct

18. Gray, Seifart & Comapny     Real Estate Taxes:                    2.158% of increases over $5,227,929
                                Operating Expenses:                   2.237% of increases over $3,857,163
                                Tenant Electricity:                   Direct

19. Aquila Management Corp.     Real Estate Taxes:                    1.02% of increases over $5,588,596
                                Operating Expenses:                   1.06% of increases over $3,857,163
                                Tenant Electricity:                   Direct

20. Daiwa International         Real Estate Taxes:                    0.71% of increases over $6,495,591
    Capital Market              Operating Expenses:                   0.72% of increases over $4,007,658
                                Tenant Electricity Electricity:       Direct
------------------------------------------------------------------------------------------------------------------------------------

Source:  RREEF Funds; compiled by KTR

          Koeppel Tener Real Eastate Services, Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Addenda



                  EXHIBIT 4 - KTR EFFECTIVE RENT WORKPAPERS











          Koeppel Tener Real Eastate Services, Inc. Valuation Division


                                                      Effective_Rent_Analysis

Address:                  370-390 Madison Avenue          53.00 step-ups                                                           1
LOWER FLOOR OFFICE              Years $39.00 1-4                                                                                   1

                                           40.00 5-8                 Equals:                           Equals:
Lease Term                             12  43.00 9-12        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $48.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount   Effective
Free Rent (Months)                     10  Year    Rent  Ten Elec.     Rent  Workletter  Free Rent Discounting      Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   37.00      0.00     37.00        6.54      4.20       $26.27    0.9217     $24.21
Free Rent (Total-$PerSF)           $30.83     2   37.00      0.00     37.00        6.54      4.20        26.27    0.8495      22.31
Tenant Electricity (Market)         $0.00     3   37.00      0.00     37.00        6.54      4.20        26.27    0.7829      20.56
Interest Rate Cost of Capital       8.50%     4   37.00      0.00     37.00        6.54      4.20        26.27    0.7216      18.95
Partial Payment Factor           0.136153     5   40.00      0.00     40.00        6.54      4.20        29.27    0.6650      19.46
Discount Rate-Cost of Capital       8.50%     6   40.00      0.00     40.00        6.54      4.20        29.27    0.6129      17.94
                                              7   40.00      0.00     40.00        6.54      4.20        29.27    0.5649      16.53
Cumulative Effective Rent times:  $210.24     8   40.00      0.00     40.00        6.54      4.20        29.27    0.5207      15.24
Partial Payment factor           0.136153     9   43.00      0.00     43.00        6.54      4.20        32.27    0.4799      15.48
Equals:                                      10   43.00      0.00     43.00        6.54      4.20        32.27    0.4423      14.27
Effective Annual Rent              $28.63    11   43.00      0.00     43.00        6.54      4.20        32.27    0.4076      13.15
                                             12   43.00      0.00     43.00        6.54      4.20        32.27    0.3757      12.12
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----     ----         ----      ----         ----    ------       ----
                                        Total   $480.00     $O.00   $480.00      $78.42    $50.38      $351.20              $210.24



Address:                  370-390 Madison Avenue          $3.00 step-ups                                                          1
UPPER FLOOR OFFICE              Years $39.00 1-4                                                                                  1

                                           42.00 5-8                 Equals:                           Equals:
Lease Term                             12  45.00 9-12        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $48.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     10  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1   39.00      0.00     39.00        6.54      4.42       $28.04    0.9217     $25.84
Free Rent (Total-$PerSF)           $32.50     2   39.00      0.00     39.00        6.54      4.42        28.04    0.8495      23.82
Tenant Electricity (Market)         $0.00     3   39.00      0.00     39.00        6.54      4.42        28.04    0.7829      21.95
Interest Rate Cost of Capital       8.50%     4   39.00      0.00     39.00        6.54      4.42        28.04    0.7216      20.23
Partial Payment Factor           0.136153     5   42.00      0.00     42.00        6.54      4.42        31.04    0.6650      20.64
Discount Rate-Cost of Capital       8.50%     6   42.00      0.00     42.00        6.54      4.42        31.04    0.6129      19.03
                                              7   42.00      0.00     42.00        6.54      4.42        31.04    0.5649      17.54
Cumulative Effective Rent times:  $223.27     8   42.00      0.00     42.00        6.54      4.42        31.04    0.5207      16.16
Partial Payment factor           0.136153     9   45.00      0.00     45.00        6.54      4.42        34.04    0.4799      16.33
Equals:                                      10   45.00      0.00     45.00        6.54      4.42        34.04    0.4423      15.06
Effective Annual Rent              $30.40    11   45.00      0.00     45.00        6.54      4.42        34.04    0.4076      13.88
                                             12   45.00      0.00     45.00        6.54      4.42        34.04    0.3757      12.79
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0 00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $504.00     $0.00   $504.00      $78.42    $53.10      $372.48              $223.27

                                                       Effective_Rent_Analysis


Address:                  370-390 Madison Avenue
Retail Unit No.1               Years $95.00  1-5             10.0% every 5 years

                                          104.50  6-10               Equals:                           Equals:
Lease Term                             15 114.95 11-15       Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $5.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount   Effective
Free Rent (Months)                     12  Year    Rent  Ten Elec.     Rent  Workletter  Free Rent Discounting      Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1   95.00      0.00     95.00        0.60     11.44       $82.96    0.9217     $76.46
Free Rent (Total-$PerSF)           $95.00     2  $95.00      0.00     95.00        0.60     11.44        82.96    0.8495      70.47
Tenant Electricity (Market)         $0.00     3   95.00      0.00     95.00        0.60     11.44        82.96    0.7829      64.95
Interest Rate Cost of Capital        8.50%    4   95.00      0.00     95.00        0.60     11.44        82.96    0.7216      59.86
Partial Payment Factor            0.12042     5   95.00      0.00     95.00        0.60     11.44        82.96    0.6650      55.17
Discount Rate-Cost of Capital        8.50%    6  104.50      0.00    104.50        0.60     11.44        92.46    0.6129      56.67
                                              7  104.50      0.00    104.50        0.60     11.44        92.46    0.5649      52.23
Cumulative Effective Rent times:  $748.57     8  104.50      0.00    104.50        0.60     11.44        92.46    0.5207      48.14
Partial Payment factor            0.12042     9  104.50      0.00    104.50        0.60     11.44        92.46    0.4799      44.37
Equals:                                      10  104.50      0.00    104.50        0.60     11.44        92.46    0.4423      40.89
Effective Annual Rent              $90.14    11  114.95      0.00    114.95        0.60     11.44       102.91    0.4076      41.95
                                             12  114.95      0.00    114.95        0.60     11.44       102.91    0.3757      38.66
                                             13  114.95      0.00    114.95        0.60     11.44       102.91    0.3463      35.63
                                             14  114.95      0.00    114.95        0.60     11.44       102.91    0.3191      32.84
                                             15  114.95      0.00    114.95        0.60     11.44       102.91    0.2941      30.27
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0 2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total $l,572.25      0.00 $l.572.25       $9.03   $171.60    $l,391.62              $748.57

Address:                          370-390 Madison Avenue                                                                           1
Real Units No.2 and 3                Years #####  1-3       10.0% every 3 years                                                    1

                                          154.00 4-6                Equals:                            Equals:
Lease Term                             10 169.40 7-10        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $5.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      3  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1  140.00      0.00    140.00        0.76      5.33      $133.90    0.9217    $123.41
Free Rent (Total-$PerSF)           $35.00     2  140.00      0.00    140.00        0.76      5.33       133.90    0.8495     113.75
Tenant Electricity (Market)         $0.00     3  140.00      0.00    140.00        0.76      5.33       133.90    0.7829     104.83
Interest Rate Cost of Capital        8.50%    4  154.00      0 00    154.00        0.76      5.33       147.90    0.7216     106.72
Partial Payment Factor           0.152408     5  154.00      0 00    154.00        0.76      5.33       147.90    0.6650      98.36
Discount Rate-Cost of Capital        8.50%    6  154.00      0.00    154.00        0.76      5.33       147.90    0.6129      90.66
                                              7  169.40      0.00    169.40        0.76      5.33       163.30    0.5649      92.25
Cumulative Effective Rent times:  $965.61     8  169.40      0.00    169.40        0.76      5.33       163.30    0.5207      85.03
Partial Payment factor           0.152408     9  169.40      0.00    169.40        0.76      5.33       163.30    0.4799      78.37
Equals:                                      10  169.40      0.00    169.40        0.76      5.33       163.30    0.4423      72.23
Effective Annual Rent             $147.17    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0 00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total $l,559.60     $0.00 $l,559.60       $7.62    $53.34    $l,498.64              $965.61

Address:                         370-390 Madison Avenue                                                                            1
Retail Units No. 4                  Years ##### 1-3       10.0% every 3 years                                                      1

                                          176.00 4-6                Equals:                            Equals:
Lease Term                             10 193.40 7-10        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $5.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      3  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1  160.00      0.00    160.00        0.76      5.33      $153.90    0.9217    $141.41
Free Rent (Total-$PerSF)           $40.00     2  160.00      0.00    160.00        0.76      6.10       153.14    0.8495     130.09
Tenant Electricity (Market)         $0.00     3  160.00      0.00    160.00        0.76      6.10       153.14    0.7829     119.90
Interest Rate Cost of Capital        8.50%    4  176.00      0.00    176.00        0.76      6.10       169.14    0.7216     122.05
Partial Payment Factor           0.152408     5  176.00      0.00    176.00        0.76      6.10       169.14    0.6650     112.49
Discount Rate-Cost of Capital        8.50%    6  176.00      0.00    176.00        0.76      6.10       169.14    0.6129     103.67
                                              7  193.60      0.00    193.60        0.76      6.10       186.74    0.5649     105.50
Cumulative Effective Rent times:$l.104.27     8  193.60      0.00    193.60        0.76      6.10       186.74    0.5207      97.23
Partial Payment factor           0.152408     9  193.60      0.00    193.60        0.76      6.10       186.74    0.4799      89.61
Equals:                                      10  193.60      0.00    193.60        0.76      6.10       186.74    0.4423      82.59
Effective Annual Rent             $168.30    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0 00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      - --        ----      ----         ----    ------       ----
                                        Total $1,782.40     $0.00 $1,782.40       $7.62    $60.96    $l,713.82            $l,104.27



                                                       Effective_Rent_Analysis

 Address:                  370-390 Madison Avenue                                                                                 1
 Retail Unit No. 5               Years $75.00 1-3          10.0% every 3 years                                                    1

                                           82.50 4-6                Equals:                            Equals:
Lease Term                             10 90.75  7-10        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $5.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      3  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1   75.00      0.00     75.00        0.76      2.86       $71.38    0 9217     $65.79
Free Rent (Total-$PerSF)           $18.75     2   75.00      0.00     75.00        0.76      2.86        71.38    0.8495      60.63
Tenant Electricity (Market)         $0.00     3   75.00      0.00     75.00        0.76      2.86        71.38    0.7829      55.88
Interest Rate Cost of Capital        8.50%    4   82.50      0.00     82.50        0.76      2.86        78.88    0.7216      56.92
Partial Payment Factor           0.152408     5   82.50      0.00     82.50        0.76      2.86        78.88    0.6650      52.46
Discount Rate-Cost of Capital        8.50%    6   82.50      0.00     82.50        0.76      2.86        78.88    0.6129      48.35
                                              7   90.75      0.00     90.75        0.76      2.86        87.13    0.5649      49.22
Cumulative Effective Rent times:  $514.97     8   90.75      0.00     90.75        0.76      2.86        87.13    0.5207      45.37
Partial Payment factor           0.152408     9   90.75      0.00     90.75        0.76      2.86        87.13    0.4799      41.81
Equals:                                      10   90.75      0.00     90.75        0.76      2.86        87.13    0.4423      38.54
Effective Annual Rent              $78.49    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0 00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $835.50     $0.00   $835.50       $7.62    $28.58      $799.30              $514.97

Address:                         370-390 Madison Avenue                                                                           1
Retail Unit No. 6                      Years $27.00 1-3          10.0% every 3 years                                               1
                                           29.70 4-6                Equals:                            Equals:
Lease Term                             10 32.67  7-10        Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $5.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      3  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   27.00      0.00     27.00        0.76      1.03       $25.21    0.9217     $23.23
Free Rent (Total-$PerSF)           $6.75      2   27.00      0.00     27.00        0.76      1.03        25.21    0.8495      21.41
Tenant Electricity (Market)        $0.00      3   27.00      0.00     27.00        0.76      1.03        25.21    0.7829      19.74
Interest Rate Cost of Capital       8.50%     4   29.70      0.00     29.70        0.76      1.03        27.91    0.7216      20.14
Partial Payment Factor          0.152408      5   29.70      0.00     29.70        0.76      1.03        27.91    0.6650      18.56
Discount Rate-Cost of Capital       8.50%     6   29.70      0.00     29.70        0.76      1.03        27.91    0.6129      17.11
                                              7   32.67      0.00     32.67        0.76      1.03        30.88    0.5649      17.44
Cumulative Effective Rent times: $182.19      8   32.67      0.00     32.67        0.76      1.03        30.88    0.5207      16.08
Partial Payment factor          0.152408      9   32.67      0.00     32.67        0.76      1.03        30.88    0.4799      14.82
Equals:                                      10   32.67      0.00     32.67        0.76      1.03        30.88    0.4423      13.66
Effective Annual Rent             $27.77     11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $300.78     $0.00   $300.78       $7.62    $10.29      $282.87              $182.19

                                     Page 1


                                                       Effective_Rent_Analysis

 Address:                    370-392 Madison Avenue
 Tenant                      Investment Technology

                                                                    Equals:                            Equals:
Lease Term                             16                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $45.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     15  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   37.00      0.00     37.00        5.25      5.39       $26.36    0.9217     $24.29
Free Rent (Total-$PerSF)         $ 46.25      2   37.00      0.00     37.00        5.25      5.39        26.36    0.8495      22.39
Tenant Electricity (Market)        $0.00      3   37.00      0.00     37.00        5.25      5.39        26.36    0.7829      20.64
Interest Rate Cost of Capital       8.50%     4   37.00      0.00     37.00        5.25      5.39        26.36    0.7216      19.02
Partial Payment Factor           0.116614     5   37.00      0.00     37.00        5.25      5.39        26.36    0.6650      17.53
Discount Rate-Cost of Capital        8.50%    6   37.00      0.00     37.00        5.25      5.39        26.36    0.6129      16.16
                                              7   40.00      0.00     40.00        5.25      5.39        29.36    0.5649      16.59
Cumulative Effective Rent times:  $242.92     8   40.00      0.00     40.00        5.25      5.39        29.36    0.5207      15.29
Partial Payment factor           0.116614     9   40.00      0.00     40.00        5.25      5.39        29.36    0.4799      14.09
Equals:                                      10   40.00      0.00     40.00        5.25      5.39        29.36    0.4423      12.99
Effective Annual Rent              $28.33    11   40.00      0.00     40.00        5.25      5.39        29.36    0.4076      11.97
                                             12   43.00      0.00     43.00        5.25      5.39        32.36    0.3757      12.16
                                             13   43.00      0.00     43.00        5.25      5.39        32.36    0.3463      11.20
                                             14   43.00      0.00     43.00        5.25      5.39        32.36    0.3191      10.33
                                             15   43.00      0.00     43.00        5.25      5.39        32.36    0.2941       9.52
                                             16   43.00      0.00     43.00        5.25      5.39        32.36    0.2711       8.77
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0 00      0.00      0 00        0 00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0 00        0.00      0 00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----    ------       ----
                                        Total    $637.00     $0.00   $637.00      $83.96    $86.29      $466.74              $242.92



                                     Page 1

                                                       Effective_Rent_Analysis

Address:                    370-392 Madison Avenue
Tenant                      Travel 2000 (Store No. 2)
                                                                    Equals:                            Equals:
Lease Term                             11                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      2  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1  141.51      0.00    141.51        0.00      3.38      $138.13    0.9217    $127.30
Free Rent (Total-$PerSF)           $23.59     2  141.51      0.00    141.51        O.O0      3.38       138.13    0.8495     117.33
Tenant Electricity (Market)         $0.00     3  155.66      0.00    155.66        0.00      3.38       152.28    0.7829     119.22
Interest Rate Cost of Capital        8.50%    4  155.66      0.00    155.66        0.00      3.38       152.28    0.7216     109.88
Partial Payment Factor          0.1434929     5  155.66      0.00    155.66        0.00      3.38       152.28    0.6650     101.27
Discount Rate-Cost Capital          8.50%     6  171.23      0.00    171.23        0.00      3.38       167.85    0.6129     102.88
                                              7  171.23      0.00    171.23        0.00      3.38       167.85    0.5649      94.82
Cumulative Effective Rent times $l,106.06     8  171.23      0.00    171.23        0.00      3.38       167.85    0.5207      87.39
Partial Payment factor          0.1434929     9  188.35      0.00    188.35        0.00      3.38       184.97    0.4799      88.76
Equals:                                      10  188.35      0.00    188.35        0.00      3.38       184.97    0 4423      81.81
Effective Annual Rent            $158.71     11  188.35      0.00    188.35        0.00      3.38       184.97    0.4076      75.40
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                       Total  $l,828.74      0.00 $l,828.74       $0.00    $37.23    $l,791.51            $l,106.06



Address:              370-392 Madison Avenue
Tenant                Omni 2000 (Store No 3)

                                                                    Equals:                            Equals:
Lease Term                              6                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      3  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1  140.00      0.00    140.00        0.00      7.69      $132.31    0.9217    $121.95
Free Rent (Total-$PerSF)           $35.00     2  140.00      0.00    140.00        0.00      7.69       132.31    0.8495     112.39
Tenant Electricity (Market)         $0.00     3  140.00      0.00    140.00        0.00      7.69       132.31    0.7829     103.59
Interest Rate Cost of Capital        8.50%    4  154.00      0.00    154.00        0.00      7.69       146.31    0.7216     105.58
Partial Payment Factor          0.2196071     5  154.00      0.00    154.00        0.00      7.69       146.31    0.6650      97.31
Discount Rate-Cost Capital           8.50%    6  154.00      0.00    154.00        0.00      7.69       146.31    0.6129      89.68
                                              7    0.00      0.00      0.00        0.00      0.00         0.00    0.5649       0.00
Cumulative Effective Rent times:  $630.50     8    0.00      0.00      0.00        0.00      0.00         0.00    0.5207       0.00
Partial Payment factor          0.2196071     9    0.00      0.00      0.00        0.00      0.00         0.00    0.4799       0.00
Equals:
Effective Annual Rent                        10    0.00      0.00      0.00        0.00      0.00         0.00    0.4423       0.00
                                  $138.46    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0 3757       0 00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.271        0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----      ----       ----
                                         Total  $882.00     $0.00   $882.00       $0.00    $46.12      $835.88              $630.50




Address:                 370-392 Madison Avenue
Tenant                 TSI Madison (Store No. 6)                 Equals:                            Equals:
Lease Term                              7                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      5  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   30.00      O.00     30.00        0.00      2.44       $27.56    0.9217     $25.40
Free Rent (Total-$Per$F)           $12.50     2   30.00      0.00     30.00        0.00      2.44        27.56    0.8495      23.41
Tenant Electricity (Market)         $0.00     3   30.00      0.00     30.00        0.00      2.44        27.56    0.7829      21.58
Interest Rate Cost of Capital        8.50%    4   30.00      0.00     30.00        0.00      2.44        27.56    0.7216      19.89
Partial Payment Factor          0.1953692     5   30.00      0.00     30.00        0.00      2.44        27.56    0.6650      18.33
Discount Rate-Cost of Capital        8.50%    6   30.00      0.00     30.00        0.00      2.44        27.56    0.6129      16.89
                                              7   30.00      0.00     30.00        0.00      2.44        27.56    0.5649      15.57
Cumulative Effective Rent times:  $141.06     8   30.00      0.00      0.00        0.00      0.00         0.00    0.5207       0.00
Partial Payment factor          0.1953692     9    0.00      0.00      0.00        0.00      0.00         0.00    0.4799       0.00
Equal:                                       10    0.00      0.00      0.00        0.00      0.00         0.00    0.4423       0 00
Effective Annual Rent             $27.56     11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0 3757       0 00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----    ------       ----
                                                $210.00      $0.00  $210.00       $0.00    $17.09       192.91              $141.06


                                                       Effective_Rent_Analysis



Address                     280 Park Avenue
Tenant                      Xerox                         Equals:                          Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $45.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     12  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1   40.00      0.00     40.00        5.42      4.82       $29.76    0.9217     $27.43
Free Rent (Total-$PerSF)           $40.00     2   40.00      0.00     40.00        5.42      4.82        29.76    0.8495      25.28
Tenant Electricity (Market)         $0.00     3   40.00      0.00     40.00        5.42      4.82        29.76    0.7829      23.30
Interest Rate Cost of Capital        8.50%    4   40.00      0.00     40.00        5.42      4.82        29.76    0.7216      21.48
Partial Payment Factor          0.1204205     5   40.00      0.00     40.00        5.42      4.82        29.76    0.6650      19.79
Discount Rate-Cost of Capital        8.50%    6   44.00      0.00     44.00        5.42      4.82        33.76    0.6129      20.70
                                              7   44.00      0.00     44.00        5.42      4.82        33.76    0.5649      19.07
Cumulative Effective Rent times:  $271.60     8   44.00      0.00     44.00        5.42      4.82        33.76    0.5207      17.58
Partial Payment Factor          0.1204205     9   44.00      0.00     44.00        5.42      4.82        33.76    0.4799      16.20
Equals:                                      10   44.00      0.00     44.00        5.42      4.82        33.76    0.4423      14.93
Effective Annual Rent              $32.71    11   48.00      0.00     48.00        5.42      4.82        37.76    0 4076      15.39
                                             12   48.00      0.00     48.00        5.42      4.82        37.76    0.3757      14.19
                                             13   48.00      0.00     48.00        5.42      4.82        37.76    0.3463      13.08
                                             14   48.00      0.00     48.00        5.42      4.82        37.76    0.3191      12.05
                                             15   48.00      0.00     48.00        5.42      4.82        37.76    0.2941      11.11
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                         Total  $660.00     $0.00   $660.00      $81.28    $72.25      $506.46              $271.60



Address:             280 Park Avenue
Tenant               NFL                                  Equals:                          Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $50.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      9  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00
                                              1   37.00      0.00     37.00        6.02      3.34       $27.64    0.9217     $25.47
Free Rent (Total-$PerSF)           $27.75     2   37.00      0.00     37.00        6.02      3.34       $27.64    0.8495      23.48
Tenant Electricity (Market)         $O.OO     3   37.00      0.00     37.00        6.02      3.34       $27.64    0.7829      21.64
Interest Rate Cost of Capital        8.50%    4   37.00      0.00     37.00        6.02      3.34       $27.64    0.7216      19.94

Partial Payment Factor          0.1204205     5   37.00      0.00     37.00        6.02      3.34       $27.64    0.6650      18.38
Discount Rate-Cost of Capital       8.50%     6   41.00      0.00     41,00        6.02      3.34        31.64    0.6129      19.39
                                              7   41.00      0.00     41,00        6.02      3.34        31.64    0.5649      17.87
Cumulative Effective Rent times:  $250.45     8   41.00      0.00     41,00        6.02      3.34        31.64    0.5207      16.47
Partial Payment factor          0.1204205     9   41.00      0.00     41,00        6.02      3.34        31.64    0.4799      15.18
Equals:                                      10   41.00      0.00     41,00        6.02      3.34        31.64    0.4423      13.99
Effective Annual Rent              $30.16    11   43.00      0.00     43.00        6.02      3.34        33.64    0.4076      13.71
                                             12   43.00      0.00     43.00        6.02      3.34        33.64    0.3757      12.64
                                             13   43.00      0.00     43.00        6.02      3.34        33.64    0.3463      11.65
                                             14   43.00      0.00     43.00        6.02      3.34        33.64    0.3191      10 74
                                             15   43.00      0.00     43.00        6.02      3.34        33.64    0.2941       9.89
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                                   ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $605.00     $0.00   $605.00      $90.32   $50.13       $464.56              $250.45


SAddress:             520 Madison Avenue
Tenant               CIG International                              Equals:                          Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $30.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     10  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   50.00      0.00     50.00        4.57      6.35       $39.08    0.9217     $36.02
Free Rent (Total-$PerSF)           $41.67     2   50.00      0.00     50.00        4.57      6.35        39.08    0.8495      33.19
Tenant Electricity (Market)         $0.00     3   50.00      0.00     50.00        4.57      6.35        39.08    0.7829      30.59
Interest Rate Cost of Capital       8.50%     4   50.00      0.00     50.00        4.57      6.35        39.08    0.7216      28.20
                                0.1524077     5   50.00      0.00     50.00        4.57      6.35        39.08    0.6650      25.99
Partial Payment Factor              8.50%     6   50.00      0.00     50.00        4.57      6.35        44.08    0.6129      27,02
Discount Rate-Cost of Capital
                                              7   55.00      0.00     55.00        4.57      6.35        44.08    0.5649      24.90
Cumulative Effective Rent times:  $269.50     8   55.00      0.00     55.00        4.57      6.35        44.08    0.5207      22.95
Partial Payment factor          0.1524077     9   55.00      0.00     55.00        4.57      6.35        44.08    0.4799      21.15
Equals:                                      10   55.00      0.00     55.00        4.57      6.35        44.08    O.4423      19.49
Effective Annual Rent              $41.07    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0 00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $525.00      0.00   $525.00      $45.72    $63.50      $415.77              $269.50

                                                       Effective_Rent_Analysis


Address                      535 Madison Avenue
Tenant                       Cambridge Capital                       Equals:                          Equals:
Lease Term                              5                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $10.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      4  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   44.50      0.00     44.50        2.54      3.76       $38.20    0.9217     $35.21
Free Rent (Total-$PerSF)           $14.83     2   44.50      0.00     44.50        2.54      3.76        38.20    0.8495      32.45
Tenant Electricity (Market)         $O.00     3   44.50      0.00     44.50        2.54      3.76        38.20    0.7829      29.91
Interest Rate Cost of Capital        8.50%    4   44.50      0.00     44.50        2.54      3.76        38.20    0.7216      27.56
                                              5   44.50      0.00     44.50        2.54      3.76        38.20    0.6650      25.40
Partial Payment Factor          0.2537658     6    0.00      0.00      0.00        0.00      0.00         0.00    0.6129       0.00
Discount Rate-Cost of Capital         8.5%    7    0.00      0.00      0.00        0.00      0.00         0.00    0.5649       0.00
                                              8    0.00      0.00      0.00        0.00      0.00         0.00    0.5207       0.00
Cumulative Effective Rent times:  $150.53     9    0.00      0.00      0.00        0.00      0.00         0.00    0.4799       0.00
Partial Payment factor          0.2537658    10    0.00      0.00      0.00        0.00      0.00         0.00    0.4423       0.00
Equals:                                      11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       O.00
Effective Annual Rent              $38.20    12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $222.50     $0.00   $222.50      $12.69    $18.82      $190.99              $150.53


Address                   100 Park Avenue
Tenant                    Philip Morris                              Equals:                          Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $40.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      9  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   35.00      0.00     35.00        6.10      4.00       $24.90    0.9217     $22.95
Free Rent (Total-$PerSF)           $26.25     2   35.00      0.00     35.00        6.10      4.00       $24.90    0.8495      21.15
Tenant Electricity (Market)         $0.00     3   35.00      0.00     35.00        6.10      4.00       $24.90    0.7829      19.50
Interest Rate Cost of Capital       8.50%     4   35.00      0.00     35.00        6.10      4.00       $24.90    0.7216      17.97
                                              5   35.00      0.00     35.00        6.10      4.00       $24.90    0.6650      16.56
Partial Payment Factor          0.1524077     6   35.00      0.00     35.00        6.10      4.00       $24.90    0.6129      15.26
Discount Rate-Cost of Capital       8.50%     7   35.00      0.00     35.00        6.10      4.00       $24.90    0.5649      14.07
                                              8   35.00      0.00     35.00        6.10      4.00       $24.90    0.5207      12.97
Cumulative Effective Rent times:  $163.40     9   35.00      0.00     35.00        6.10      4.00       $24.90    0.4799      11.95
Partial Payment factor          0.1524077    10   35.00      0.00     35.00        6.10      4.00       $24.90    0.4423      11.01
Equals:                                      11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
Effective Annual Rent              $24.90    12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       O.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1952       0.00
                                                   ----      ----      ----        ----      ----         ----     -----       ----
                                        Total   $350.00     $0.00   $350.00      $60.96    $40.01      $249.03              $163.40




Address                540 Madison Avenue
Tenant                 Wilson McHenry                             Equals:                          Equals:
Lease Term                              5                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $10.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                      0  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   37.00      0.00     37.00        2.54      0.00       $34.46    0.9217     $31.76
Free Rent (Total-$PerSF)            $0.00     2   37.00      0.00     37.00        2.54      0.00        34.46    0.8495      29.27
Tenant Electricity (Market)         $O.00     3   37.00      0.00     37.00        2.54      0.00        34.46    0.7829      26.98
Interest Rate Cost of Capital        8.50%    4   37.00      0.00     37.00        2.54      0.00        34.46    0.7216      24.87

Partial Payment Factor          0.2537658     5   37.00      0.00     37.00        2.54      0.00        34.46    0.6650      22.92
Discount Rate-Cost of Capital       8.50%     6    0.00      0.00      0.00        0.00      0.00         0.00    0.6129       0.00
                                              7    0.00      0.00      0.00        0.00      0.00         0.00    0.5649       0.00
Cumulative Effective Rent times:  $135.80     8    0.00      0.00      0.00        0.00      0.00         0.00    0.5207       0.00
Partial Payment factor          0.2537658     9    0.00      0.00      0.00        0.00      0.00         0.00    0.4799       0.00
Equals:                                      10    0.00      0.00      0.00        0.00      0.00         0.00    0.4423       0.00
Effective Annual Rent              $34.46    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       O.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $185.00     $0.00   $185.00      $12.69     $0.00      $172.31              $135.80

                                     Page 1


                                                       Effective Rent_Analysis
Address                     590 Madison Avenue
Tenant                      Paine Webber                            Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $45.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     12  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1  $41.50      0.00     41.50        6.86      6.32       $28.32    0.9217     $26.10
Free Rent (Total-$PerSF)           $41.50     2   41.50      0.00     41.50        6.86      6.32        28.32    0.8495      24.05
Tenant Electricity (Market)         $0.00     3   41.50      0.00     41.50        6.86      6.32        28.32    0.7829      22.17
Interest Rate Cost of Capital        8.50%    4   41.50      0.00     41.50        6.86      6.32        28.32    0.7216      20.43
Partial Payment Factor          0.1524077     5   41.50      0.00     41.50        6.86      6.32        28.32    0.6650      18.83
Discount Rate-Cost of Capital        8.50%    6   46.50      0.00     46.50        6.86      6.32        33.32    0.6129      20.42
                                              7   46.50      0.00     46.50        6.86      6.32        33.32    0.5649      18.82
Cumulative Effective Rent times:  $198.90     8   46.50      0.00     46.50        6.86      6.32        33.32    0.5207      17.35
Partial Payment factor          0.1524077     9   46.50      0.00     46.50        6.86      6.32        33.32    0.4799      15.99
Equals:                                      10   46.50      0.00     46.50        6.86      6.32        33.32    0.4423      14.74
Effective Annual Rent              $30.31    11    0.00      0.00      0.00        0.00      0.00         0.00    0 4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      O.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $440.00     $0.00   $440.00      $68.58    $63.25      $308.17              $198.90

Address:                   590 Madison Avenue
Tenant                      Credit Finance                          Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $52.50      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     13  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   50.00      0.00     50.00        8.00      8.26       $33.74    0.9217     $31.10
Free Rent (Total-$PerSF)           $54.17     2   50.00      0.00     50.00        8.00      8.26        33.74    0.8495      28.66
Tenant Electricity (Market)         $O.O0     3   50.00      0.00     50.00        8.00      8.26        33.74    0.7829      26.42
Interest Rate Cost of Capital        8.50%    4   50.00      0.00     50.00        8.00      8.26        33.74    0.7216      24.35
Partial Payment Factor          0.1524077     5   50.00      0.00     50.00        8.00      8.26        33.74    0.6650      22.44
Discount Rate-Cost of Capital        8.50%    6   50.00      0.00     50.00        8.00      8.26        33.74    0.6129      23.75
                                              7   55.00      0.00     55.00        8.00      8.26        38.74    0.5649      21.89
Cumulative Effective Rent times:  $234.50     8   55.00      0.00     55.00        8.00      8.26        38.74    0.5207      20.17
Partial Payment factor          0.1524077     9   55.00      0.00     55.00        8.00      8.26        38.74    0.4799      18.59
Equals:                                      10   55.00      0.00     55.00        8.00      8.26        38.74    0.4423      17.14
Effective Annual Rent              $35.74    11    0.00      0.00      O.OO        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.0O        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      O.00        O.OO      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      O.OO         0.0O    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      O.OO         0.0O    0.1956       0.00
                                             --    ----      ----      ----        ----      ----         ----    ------       ----
                                        Total   $525.00     $0.00   $525.00      $80.01    $82.55      $362.43              $234.50


Address:                    320 Park Avenue
Tenant                      Feleming Capital                        Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $50.00      Contract   Surplus  Contract      Tenant      Rent       Before  Discount  Effective
Free Rent (Months)                      0  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   40.00      0.00     40.00        7.62      0.00       $32.38    0.9217     $29.84
Free Rent (Total-$PerSF)            $0.00     2   40.00      0.00     40.00        7.62      0.00        32.38    0.8495      27.51
Tenant Electricity (Market)         $0.00     3   40.00      0.00     40.00        7.62      0.00        32.38    0.7829      25.35
Interest Rate Cost of Capital        8.50%    4   40.00      0.00     40.00        7.62      0.00        32.38    0.7216      23.36
Partial Payment Factor          0.1524077     5   40.00      0.00     40.00        7.62      0.00        32.38    0.6650      21.53
Discount Rate-Cost of Capital        8.50%    6   44.00      O.OO     44.00        7.62      0.00        36.38    0.6129      22.30
                                              7   44.00      O.OO     44.00        7.62      0.00        36.38    0.5649      20.55
Cumulative Effective Rent times:  $222.94     8   44.00      O.OO     44.00        7.62      0.00        36.38    0.5207      18.94
PartiaL Payment factor          0.1524077     9   44.00      O.OO     44.00        7.62      0.00        36.38    0.4799      17.46
Equals:                                      10   44.00      O.OO     44.00        7.62      0.00        36.38    0.4423      16.09
Effective Annual Rent              $33.98    11    0.00      O.OO      O.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      O.OO        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0 2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    O.1956       0.00
                                                   ----      ----      ----        ----      ----         ----     -----       ----
                                         Total  $420.00     $0.00   $420.00      $76.20     $0.00      $343.80              $222.94


                                                       Effective_Rent_Analysis


Address:                    330 Madison Avenue
Tenant                      Dean Witter                             Equals:                            Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $42.00      Contract   Surplus  Contract      Tenant            Rent Before  Discount  Effective
Free Rent (Months)                     12  Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   28.50      0.00     28.50        5.06      3.43       $20.01    0.9217     $18.44
Free Rent (Total-$PerSF)           $28.50     2   28.50      0.00     28.50        5.06      3.43        20.01    0.8495      17.00
Tenant Electricity (Market)         $O.OO     3   28.50      0.00     28.50        5.06      3.43        20.01    0.7829      15.67
Interest Rate Cost of Capital        8.50%    4   28.50      0.00     28.50        5.06      3.43        20.01    0.7216      14.44
Partial Payment Factor          0.1204205     5   28.50      0.00     28.50        5.06      3.43        20.01    0.6650      13.31
Discount Rate-Cost of Capital        8.50%    6   32.50      0.00     32.50        5.06      3.43        24.01    0.6129      14.72
                                              7   32.50      0.00     32.50        5.06      3.43        24.01    0.5649      13.56
Cumulative Effective Rent times:  $190.60     8   32.50      0.00     32.50        5.06      3.43        24.01    0.5207      12.50
Partial Payment factor          0.1204205     9   32.50      O.00     32.50        5.06      3.43        24.01    0.4799      11.52
Equals:                                      10   28.50      0.00     28.50        5.06      3.43        24.01    O.4423      10.62
Effective Annual Rent              $22.95    11   36.50      0.00     36.50        5.06      3.43        28.01    0.4076      11.42
                                             12   36.50      0.00     36.50        5.06      3 43        28.01    0.3757      10.52
                                             13   36.50      0.00     36.50        5.06      3.43        28.01    0.3463       9.70
                                             14   36.50      0.00     36.50        5.06      3 43        28.01    0.3191       8.94
                                             15   36.50      0.00     36.50        5.06      3 43        28.01    0.2941       8.24
                                             16    0.00      0.00      O.OO        O.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         O.OO    0.2499       0.00
                                             18    0.00      O.OO      0.00        0.00      0.00         O.OO    0.2303       0.00
                                             19    0.00      O.OO      0.OO        0.OO      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      O.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total  $487.50     $O.OO   $487.50      $75.86    $51.48      $360.16              $190.60


Address:                    375 Park Avenue
Tenant                      Beacon Group                            Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $45.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                     11   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   45.00      0.00     45.00        6.86      6.29       $31.85    0.9217     $29.36
Free Rent (Total-$PerSF)           $41.25     2   45.00      0.00     45.00        6.86      6.29        31.85    0.8495      27.06
Tenant Electricity (Market)         $0.00     3   45.00      0.00     45.00        6.86      6.29        31.85    0.7829      24.94
Interest Rate Cost of Capital        8.50%    4   45.00      O.OO     45.00        6.86      6.29        31.85    0.7216      22.99
Partial Payment Factor          0.1524077     5   45.00      0.00     45.00        6.86      6.29        31.85    0.6650      21.18
Discount Rate-Cost of Capital        8.50%    6   49.00      O.OO     49.00        6.86      6.29        35.85    0.6129      21.98
                                              7   49.00      O.0O     49.00        6.86      6.29        35.85    0.5649      20.26
Cumulative Effective Rent times:  $219.49     8   49.00      0.00     49.00        6.86      6.29        35.85    0.5207      18.67
Partial Payment factor          0.1524077     9   49.00      0.00     49.00        6.86      6.29        35.85    0.4799      17.21
Equals:                                      10   49.00      0.00     49.00        6.86      6.29        35.85    0.4423      15.86
Effective Annual Rent              $33.45    11    O.0O      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      O.OO        O.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         O.OO    0.2499       0.00
                                             18    0.00      O.OO      0.00        0.00      0.00         O.OO    0.2303       0.00
                                             19    0.00      O.OO      0.OO        0.OO      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      O.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total  $470.00     $O.OO   $470.00      $68.58    $62.87      $338.55              $219.49


Address:                    335 Madison Avenue
Tenant                      Towers Perrin                           Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $45.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                     10   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate        Rent
Tenant Electricity (Lease)          $0.00

                                              1   37.00      0.00     37.00        6.86      4.70       $25.44    0.9217     $23.45
Free Rent (Total-$PerSF)           $30.83     2   37.00      0.00     37.00        6.86      4.70        25.44    0.8495      21.61
Tenant Electricity (Market)         $0.00     3   37.00      0.00     37.00        6.86      4.70        25.44    0.7829      19.92
Interest Rate Cost of Capital        8.50%    4   37.00      O.OO     37.00        6.86      4.70        25.44    0.7216      18.36
Partial Payment Factor          0.1524077     5   37.00      0.00     37.00        6.86      4.70        25.44    0.6650      16.92
Discount Rate-Cost of Capital        8.50%    6   41.00      O.OO     41.00        6.86      4.70        29.44    0.6129      18.05
                                              7   41.00      O.0O     41.00        6.86      4.70        29.44    0.5649      16.63
Cumulative Effective Rent times:  $177.42     8   41.00      0.00     41.00        6.86      4.70        29.44    0.5207      15.33
Partial Payment factor          0.1524077     9   41.00      0.00     41.00        6.86      4.70        29.44    0.4799      14.13
Equals:                                      10   41.00      0.00     41.00        6.86      4.70        29.44    0.4423      13.02
Effective Annual Rent              $27.04    11    O.0O      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        O.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         O.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         O.00    0.2303       0.00
                                             19    0.00      O.OO      0.OO        0.OO      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      O.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total  $390.00     $0.00   $390.00      $68.58    $46.99      $274.42              $177.42

                                                       Effective_Rent_Analysis


Address:                    465 Park Avenue
Tenant                      Borders Book                            Equals:                            Equals:
Lease Term                             21                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                         $17.60      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                     11   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1   37.55      0.00     37.55        1.83      3.57       $32.16    0.9217     $29.64
Free Rent (Total-$PerSF)           $34.42     2   37.55      0.00     37.55        1.83      3.57        32.16    0.8495      27.31
Tenant Electricity (Market)         $0.00     3   37.55      0.00     37.55        1.83      3.57        32.16    0.7829      25.17
Interest Rate Cost of Capital        8.50%    4   41.31      O.OO     41.31        1.83      3.57        35.91    0.7216      25.91
Partial Payment Factor           0.103695     5   41.31      0.00     41.31        1.83      3.57        35.91    0.6650      23.88
Discount Rate-Cost of Capital        8.50%    6   41.31      O.OO     41.31        1.83      3.57        35.91    0.6129      22.01
                                              7   45.44      O.0O     45.44        1.83      3.57        40.04    0.5649      22.62
Cumulative Effective Rent times:  $396.17     8   45.44      0.00     45.44        1.83      3.57        40.04    0.5207      20.85
Partial Payment factor           0.103695     9   45.44      0.00     45.44        1.83      3.57        40.04    0.4799      19.21
Equals:                                      10   49.98      0.00     49.98        1.83      3.57        44.58    0.4423      19.72
Effective Annual Rent              $41.08    11   49.98      0.00     49.98        1.83      3.57        44.58    0.4076      18.17
                                             12   49.98      0.00     49.98        1.83      3.57        44.58    0.3757      16.75
                                             13   54.98      0.00     54.98        1.83      3.57        49.58    0.3463      17.17
                                             14   54.98      0.00     54.98        1.83      3.57        49.58    0.3191      15.82
                                             15   54.98      0.00     54.98        1.83      3.57        49.58    0.2941      14.58
                                             16   60.47      0.00     60.47        1.83      3.57        55.08    0.2711      14.93
                                             17   60.47      0.00     60.47        1.83      3.57        55.08    0.2499      13.76
                                             18   60.47      O.OO     60.47        1.83      3.57        55.08    0.2303      12.68
                                             19   66.52      0.00     66.52        1.83      3.57        61.13    0.2122      12.97
                                             20   66.52      0.00     66.52        1.83      3.57        61.13    0.1956      11.96
                                             21   66.52      0.00     66.52        1.83      3.57        61.13    0.1803      11.02
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                        Total $1,068.73     $0.00 $1,068.73      $38.33    $74.95      $955.45              $396.17


Address:                    400 Park Avenue                                                                                       1
Tenant                      Eurostar Cafe                                                                                         1
                                                                    Equals:                            Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                      5   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1  150.00      0.00    150.00        0.00      7.53      $142.47    0.9217    $131.31
Free Rent(Total-$PerSF)            $62.50     2  150.00      0.00    150.00        0.00      7.53       142.47    0.8495     121.03
Tenant Electricity (Market)         $O.OO     3  150.00      0.00    15000         0.00      7.53       142.47    0.7829     111.54
Interest Rate Cost of Capital        8.50%    4  165.00      0.00    165.00        0.00      7.53       157.47    0.7216     113.63
Partial Payment Factor            0.12042     5  165.00      0.00    165.00        0.00      7.53       157.47    0.6650     104.73
Discount Rate-Cost of Capital        8.50%    6  165.00      0.00    165.00        0.00      7.53       157.47    0.6129      96.52
                                              7  181.50      0.00    181.50        0.00      7.53       173.97    0.5649      98.28
Cumulative Effective Rent times:$l,371.70     8  181.50      0.00    181.50        O.O0      7.53       173.97    0.5207      90.58
Partial Payment factor            0.12042     9  181.50      0.00    181.50        0.00      7.53       173.97    0.4799      83.49
Equals:                                      10  200.00      0.00    200.00        0.00      7.53       192.47    0.4423      85.13
Effective Annual Rent             $165.18    11  200.00      0.00    200.00        0.00      7.53       192.47    0.4076      78.46
                                             12  200.00      0.00    200.00        0.00      7.53       192.47    0.3757      72.31
                                             13  200.00      0.00    200.00        0.00      7.53       192.47    0.3463      66.65
                                             14  200.00      0.00    200.00        0.00      7.53       192.47    0.3191      61.43
                                             15  200.00      0.00    200.00        0.00      7.53       192.47    0.2941      56.61
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                             Total            $2,689.50     $0.00 $2,689.50       $0.00   $112.89   $2,576.61             $l,371.70


Address:                    400 Park Avenue                                                                                       1
Tenant                      Colortek Photo                                                                                        1
                                                                    Equals:                            Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                      6   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1  185.00      0.00    185.00        0.00     11.14      $l73.86    0.9217    $160.24
Free Rent(Total-$PerSF)            $92.50     2  185.00      0.00    185.00        0.00     11.14       173.86    0.8495     147.69
Tenant Electricity (Market)         $0.00     3  185.00      0.00    185.00        O.00     11.14       173.86    0.7829     136.12
Interest Rate Cost of Capital        8.50%    4  203.50      0.00    203.50        0.00     11.14       192.36    0.7216     138.80
Partial Payment Factor            0.12042     5  203.50      0.00    203.50        0.00     11.14       192.36    0.6650     127.93
Discount Rate-Cost of Capital        8.50%    6  203.50      0.00    203.50        0.00     11.14       192.36    0.6129     117.91
                                              7  223.85      0.00    223.85        0.00     11.14       212.71    0.5649     120.17
Cumulative Effective Rent times:$1,265.66     8  223.85      0.00    223.85        0.00     11.14       212.71    0.5207     110.75
Partial Payment factor            0.12042     9  223.85      0.00    223.85        0.00     11.14       212.71    0.4799     102.08
Equals:                                      10  246.23      0.00    246.23        0.00     11.14       235.09    0.4423     103.98
Effective Annual Rent             $152.41    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0 3757       0.OO
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total$2,083.28     $0.00 $2,083.28       $0.00   $111.39    $l,971.89            $l,265.66

                                                       Effective_Rent_Analysis

Address:                    450 Park Avenue                                                                                       1
Tenant                      JS Saurez                                                                                             1
                                                                    Equals:                            Equals:
Lease Term                             15                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                      3   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1  140.00      0.00    140.00        0.00      4.21      $135.79    0.9217    $125.15
Free Rent (Total-$PerSF)           $35.00     2  140.00      0.00    140.00        0.00      4.21       135.79    0.8495     115.34
Tenant Electricity (Market)         $0.00     3  140.00      0.00    140.00        O.O0      4.21       135.79    0.7829     106.31
Interest Rate Cost of Capital        8.50%    4  154.00      0.00    154.00        0.00      4.21       149.79    0.7216     108.08
Partial Payment Factor           0.12042      5  154.00      O.O0    154.00        O.00      4.21       149.79    0.6650      99.61
Discount Rate-Cost of Capital        8.50%    6  154.00      0.00    154.00        0.00      4.21       149.79    0.6129      91.81
                                              7  169.00      0.00    169.00        0.00      4.21       164.79    0.5649      93.09
Cumulative Effective Rent times:$1.320.12     8  169.00      0.00    169.00        0.00      4.21       164.79    0.5207      85.80
Partial Payment factor            0.12042     9  169.00      O.0O    169.00        O.O0      4.21       164.79    0.4799      79.08
Equals:                                      10  186.34      0.00    186.34        0.00      4.21       182.13    0.4423      80.55
Effective Annual Rent             $158.97    11  186.34      0.00    186.34        0.00      4.21       182.13    0.4076      74.24
                                             12  186.34      0.00    186.34        0.00      4.21       182.13    0.3757      68.42
                                             13  204.97      0.00    204.97        0.00      4.21       200.76    0.3463      69.52
                                             14  204.97      0.00    204.97        0.00      4.21       200.76    0.3191      64.07
                                             15  204.97      0.00    204.97        0.00      4.21       200.76    0.2941      59.05
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total$2,562.93     $0.00 $2,562.93       $0.OO    $63.22    $2,499.71            $l,320.12


Address:                    575 Lexington Avenue                                                                                  1
Tenant                      New York Sports Club                                                                                  1
                                                                    Equals:                            Equals:
Lease Term                             16                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                   10.5   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1   21.00      0.00     21.00        0.00      2.14       $18.86    0.9217     $17.38
Free Rent (Total-$PerSF)           $18.38     2   22.00      0.00     22.00        0.00      2.14        19.86    0.8495      16.87
Tenant Electricity (Market)         $O.OO     3   23.00      0.00     23.00        0.00      2.14        20.86    0.7829      16.33
Interest Rate Cost of Capital        8.50%    4   24.00      0.00     24.00        0.00      2.14        21.86    0.7216      15.77
Partial Payment Factor           0.116614     5   25.00      0.00     25.00        0.00      2.14        22.86    0.6650      15.20
Discount Rate-Cost of Capital        8.50%    6   26.00      0.00     26.00        0.O0      2.14        23.86    0.6129      14.62
                                              7   26.00      0.00     26.00        0.00      2.14        23.86    0.5649      13.48
Cumulative Effective Rent times:  $201.76     8   26.00      O.O0     26.00        0.OO      2.14        23.86    0.5207      12.42
Partial Payment factor           0.116614     9   26.00      0.00     26.00        0.00      2.14        23.86    0.4799      11.45
Equals:                                      10   26.00      0.00     26.00        0.00      2.14        23.86    O.4423      10.55
Effective Annual Rent              $23.53    11   26.00      0.00     26.00        0.00      2.14        23.86    0.4076       9.73
                                             12   32.00      0.00     32.00        0.00      2.14        29.86    0.3757      11.22
                                             13   32.00      0.00     32.00        0.00      2.14        29.86    0.3463      10.34
                                             14   32.00      0.00     32.00        0.00      2.14        29.86    0.3191       9.53
                                             15   32.00      0.00     32.00        0.00      2.14        29.86    0.2941       8.78
                                             16   32.00      0.00     32.00        0.00      2.14        29.86    0.2711       8.09
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                         Total  $431.00     $0.00   $431.00       $0.00    $34.28      $396.72              $201.76


Address:                    425 Park Avenue                                                                                       1
Tenant                      Sterling National Bank                                                                                1
                                                                    Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                      4   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1   94.59      0.00     94.59        0.00      4.81       $89.78    0.9217     $82.75
Free Rent (Total-$PerSF)           $31.53     2   94.59      0.00     94.59        0.00      4.81        89.78    0.8495      76.27
Tenant Electricity (Market)         $O.OO     3   94.59      0.00     94.59        0.00      4.81        89.78    0.7829      70.29
Interest Rate Cost of Capital        8.50%    4   94.59      0.00     94.59        0.00      4.81        89.78    0.7216      64.79
Partial Payment Factor           0.152408     5   94.59      0.00     94.59        0.00      4.81        89.78    0.6650      59.71
Discount Rate-Cost of Capital        8 50%    6   97.70      0.00     97.70        0.00      4.81        92.89    0.6129      56.94
                                              7   97.70      0.00     97.70        0.00      4.81        92.89    0.5649      52.48
Cumulative Effective Rent times:  $597.26     8   97.70      0.00     97.70        0.00      4.81        92.89    0.5207      48.37
Partial Payment factor            0.152408     9   97.70      0.00     97.70        0.00      4.81        92.89    0.4799      44.58
Equals:                                      10   97.70      0.00     97.70        0.00      4.81        92.89    0.4423      41.09
Effective Annual Rent              $91.03    11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0 1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                           Totd $961.45     $0.00   $961.45       $0.00    $48.05      $913.40              $597.26

                                                       Effective_Rent_Analysis


Address:                    575 Lexington Avenue                                                                                  1
Tenant                      Staples                                                                                               1

                                                                    Equals:                            Equals:
Lease Term                             10                    Plus: Adjusted       Less:      Less:    Adjusted    Times:     Equals:
Workletter                          $0.00      Contract   Surplus  Contract      Tenant             Rent Before  Discount  Effective
Free Rent (Months)                      4   Year    Rent  Ten Elec.     Rent  Workletter Free Rent  Discounting     Rate       Rent
Tenant Electricity (Lease)          $0.00

                                              1   86.32      0.00     86.32        0.00      0.00       $86.32    0.9217     579.56
Free Rent (Total-$PerSF)            $0.00     2   86.32      0.00     86.32        0.00      0.00        86.32    0.8495      73.32
Tenant Electricity (Market)         $0.00     3   86.32      0.00     86.32        0.00      0.00        86.32    0.7829      67.58
Interest Rate Cost of Capital        8.50%    4   86.32      0.00     86.32        0.00      0.00        86.32    0.7216      62.29
Partial Payment Factor           0.152408     5   86.32      0.00     86.32        0.00      0.00        86.32    0.6650      57.41
Discount Rate-Cost of Capital        8.50%    6   91.32      0.00     91.32        0.00      0.00        91.32    0.6129      55.97
                                              7   91.32      0.00     91.32        0.00      0.00        91.32    0.5649      51.59
Cumulative Effective Rent times:  $579.48     8   91.32      0.00     91.32        0.00      0.00        91.32    0.5207      47.55
Partial Payrnent factor          0.152408     9   91.32      0.00     91.32        0.00      0.00        91.32    0.4799      43.82
Equals:                                      10   91.32      0.00     91.32        0.00      0.00        91.32    0.4423      40.39
Effective Annual Rent             $88.32     11    0.00      0.00      0.00        0.00      0.00         0.00    0.4076       0.00
                                             12    0.00      0.00      0.00        0.00      0.00         0.00    0.3757       0.00
                                             13    0.00      0.00      0.00        0.00      0.00         0.00    0.3463       0.00
                                             14    0.00      0.00      0.00        0.00      0.00         0.00    0.3191       0.00
                                             15    0.00      0.00      0.00        0.00      0.00         0.00    0.2941       0.00
                                             16    0.00      0.00      0.00        0.00      0.00         0.00    0.2711       0.00
                                             17    0.00      0.00      0.00        0.00      0.00         0.00    0.2499       0.00
                                             18    0.00      0.00      0.00        0.00      0.00         0.00    0.2303       0.00
                                             19    0.00      0.00      0.00        0.00      0.00         0.00    0.2122       0.00
                                             20    0.00      0.00      0.00        0.00      0.00         0.00    0.1956       0.00
                                             --    ----      ----      ----        ----       ---         ----    ------       ----
                                          Total $888.20     $0.00   $888.20       $0.00     $0.00      $888.20              $579.48

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Addenda

                           EXHIBIT 5 - KTR WORKPAPERS




           Koeppel Tener Real Estate Services Inc Valuation Division

                                 Base year I & E

================================================================================
Summary of Stabilized Income
370-392 Madison Avenue
New York, New York
                                                      Times          Equals:
                                            R.A.     Mkt Rent   Potential Income
--------------------------------------------------------------------------------
Storage                          Times     33,172      15.00          497,580
Parking                   150   $5,000     44,452      16.87          750,000
Retail Unit No. 1                          29,570      44.00        1,301,080
Retail Unit No. 2                           1,590     140.00          222,600
Retail Unit No. 3                           1,105     140.00          154,700
Retail Unit No. 4                           1,560     160.00          249,600
RetailUnit No. 5                            2,107      75.00          158,025
Retail Unit No. 6                          13,422      27.00          362,394
Low Floor Office                          483,491      37.00       17,889,167
Upper Floor Office                        285,874      39.00       11,149,086

Sub-Total                                 896,343     $36.52       32,734,232
Balance                                     4,795
Total Building Area                       901,138

Total Storage                              33,172     $15.00          497,580
Total Parking                              44,452      16.87          750,000
Total Retail Commercial                    49,354      49.61        2,448,399
Total Office                              769,365      37.74       29,038,253

Total                                     896,343     $36.52       32,734,232
================================================================================
Source: KTR projections

                                     Page 1
            Koennel Tener Real Ectate Services Inc Valuation Division

                              Project Information

Projected Lease-up of Vacant Space
370-392 Madison Avenue
New York, New York

                             Office       Office
  No.    Year     Growth   Low Floor   Upper Floor   Storage   Relail-1
  1      1997      2.0%      37.00        39.00       15.00      44.00
  2      1998      4.0%      37.74        39.78       15.30      44.88
  3      1999      4.0%      39.25        41.37       15.91      46.68
  4      2000      4.0%      40.82        43.03       16.55      48.54
  5      2001      4.0%      42.45        44.75       17.21      50.48
  6      2002      4.0%      44.15        46.54       17.90      52.50
  7      2003      4.0%      45.92        48.40       18.61      54.60
  8      2004      4.0%      47.75        50.33       19.36      56.79
  9      2005      4.0%      49.66        52.35       20.13      59.06


Lower Floor Office Space                                                    3.00                         3.00
              Total R.A.               Base
      Project              Lease      Market       Market     First   First Step   Market            2nd Step
 No.     No.      53,435    Date       Rent        Income      Step    New Rent    Income   2nd Step New Rent  Market Income
  1      44        6,679   Oct-97      37.00       247,123    Oct-01     40.00     267,160   Oct-05    43.00      287,197
  2      45        6,679   Jan-98      37.00       247,123    Jan-02     40.00     267,160   Jan-06    43.00      287,197
  3      46        6,679   Apr-98      37.74       252,065    Apr-02     40.74     272,102   Apr-06    43.74      292,139
  4      47        6,679   Jul-98      37.74       252,065    Jul-02     40.74     272,102   Jul-06    43.74      292,139
  5      48        6,679   Oct-98      37.74       252,065    Oct-02     40.74     272,102   Oct-06    43.74      292,139
  6      49        6,679   Jan-99      37.74       252,065    Jan-03     40.74     272,102   Jan-07    43.74      292,139
  7      50        6,679   Apr-99      39.25       262,148    Apr-03     42.25     282,185   Apr-07    45.25      302,222
  8      51        6,682   Jul-99      39.25       262,266    Jul-03     42.25     282,312   Jul-07    45.25      302,358

  Total           53,435                         2,026,922                       2,187,227                      2,347,532
                                                    $37.93                          $40.93                         $43.93


Upper Floor Office Space                                                    3.00                         3.00
              Total R.A.               Base
      Project              Lease      Market       Market     First   First Step   Market            2nd Step
 No.     No.      50,923    Date       Rent        Income      Step    New Rent    Income   2nd Step New Rent  Market Income
  1      52        6,365   Oct-97      39.00       248,235    Oct-01     42.00     267,330   Oct-05    45.00      286,425
  2      53        6,365   Jan-98      39.00       248,235    Jan-02     42.00     267,330   Jan-06    45.00      286,425
  3      54        6,365   Apr-98      39.78       253,200    Apr-02     42.78     272,295   Apr-06    45.78      291,390
  4      55        6,365   Jul-98      39.78       253,200    Jul-02     42.78     272,295   Jul-06    45.78      291,390
  5      56        6,365   Oct-98      39.78       253,200    Oct-02     42.78     272,295   Oct-06    45.78      291,390
  6      57        6,365   Jan-99      39.78       253,200    Jan-03     42.78     272,295   Jan-07    45.78      291,390
  7      58        6,365   Apr-99      41.37       263,328    Apr-03     44.37     282,423   Apr-07    47.37      301,518
  8      59        6,368   Jul-99      41.37       263,452    Jul-03     44.37     282,556   Jul-07    47.37      301,660

  Total           50,923                         2,036,048                       2,188,817                      2,341,586
                                                    $39.98                          $42.98                         $45.98



Storage Space                                                               2.00                         2.00
              Total R.A.               Base
      Project              Lease      Market       Market     First   First Step   Market            2nd Step
 No.     No.      21,040    Date       Rent        Income      Step    New Rent    Income   2nd Step New Rent  Market Income
  1      60        2,630   Oct-97      15.00        39,450    Oct-01     17.00      44,710   Oct-05    19.00       49,970
  2      61        2,630   Jan-98      15.00        39,450    Jan-02     17.00      44,710   Jan-06    19.00       49,970
  3      62        2,630   Apr-98      15.30        40,239    Apr-02     17.30      45,499   Apr-06    19.30       50,759
  4      63        2,630   Jul-98      15.30        40,239    Jul-02     17.30      45,499   Jul-06    19.30       50,759
  5      64        2,630   Oct-98      15.30        40,239    Oct-02     17.30      45,499   Oct-06    19.30       50,759
  6      65        2,630   Jan-99      15.30        40,239    Jan-03     17.30      45,499   Jan-07    19.30       50,759
  7      66        2,630   Apr-99      15.91        41,849    Apr-03     17.91      47,109   Apr-07    19.91       52,369
  8      67        2,630   Jul-99      15.91        41,849    Jul-03     17.91      47,109   Jul-07    19.91       52,369

  Total           21,040                           323,553                         365,633                        407,713
                                                    $15.38                          $17.38                         $19.38

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              Project Information

                          Total                                                        First                        2nd
                           R.A.   Existing      Future    Base                         Step                        Step
                  Project Total    Lease   Down- Lease   Market    Market     First     New    Market     2nd      New      Market
                    No.    R.A.    Expiry  time   Date    Rent     Income     Step     Rent    Income     Step     Rent     Income
Former Chase Space  16    29,570   May-99   17   Nov-00   48.54   1,435,393   Nov-05   53.40  1,578,932   Nov-10   58.74   1,736,826

Former US Sprint    30    25,520   Dec-97   15   Apr-99   39.25   1,001,650   Apr-03   42.25  1,078,210   Apr-07   45.25   1,154,770

          Koeppel Tener Real Estate Services, Inc., Valuation Division

                              Project Information

Blended Rent For Chase Office
370-392 Madison Akvenue
New York, New York

        9                44,687          37.00          1,653,419
       10                44,270          37.00          1,637,990
       11                43,246          37.00          1,600,102
       12                43,211          37.00          1,598,807
       13                37,680          39.00          1,469,520
       14                37,153          39.00          1,448,967
       15                27,930          39.00          1,089,270

                        278,177          37.74         10,498,075

       Below 12         175,414          37.00          6,490,318
       Above 12         102,763          39.00          4,007,757
       Total            278,177          37.74         10,498,075

           Koeppel Tener real Estate servies Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Addenda



                EXlIIB1T 6 - COMPARABLE IMPROVED BUILDING SALES




           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York,New York                                                        Addenda



                            COMPARABLE BUILDING SALE

Improved Sale                       1

Address                             505 Park Avenue
                                    Northeast corner of East 59th Street
                                    Park Avenue Sub-Market
                                    Midtown Office Market
                                    New York, New York

Date of Sale                        Under Contract (June, 1997)

Grantor                             First Park Associates

Grantee                             Glorious Son

Block/Lot                           1394/1

Liber/Page                          N.A.

Description                         A 22-story Class "A" office building,
                                    constructed in 1948 and extensively
                                    renovated in 1987, containing 198,690 square feet of rentable area including a retail/commercial component.

Consideration                       $47,000,000 for Leased Fee Interest.

Financing                           Conventional Financing

Sale Price                          $236.55 per square foot

Sales Analysis

     Effective Gross Income         $40.53 per square foot

         Operating Expenses         $19.09 per square foot

       Net Operating Income         $19.09 per square foot

                 Yield Rate         11.00%

            Terminal O.A.R.         9.0%

          "Going-In" O.A.R.         9.1%

Comments:

The building was will be acquired with a current occupancy of 97% under leases to "boutique" type tenants (small law and consulting firms). The quality, quantity and durability of the leases, which expire over the next decade, is reported to be good based on a mix of non-credit, but successful privately owned companies.


            Koeppel Tener Real Estate Service Inc Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda






Market rents and expenses have been assumed to increase at 4.0% per year.

Source: Confidential sources, KTR market research.












           Koeppel Tener Real Estate Services Inc. Valuation Division

                          [PHOTO] 505 Park Ave, NY, NY


                                  505 Park Ave

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda

                            COMPARABLE BUILDING SALE

Improved Sale            2

Address                  527 Madison Avenue
                         Southeast corner of East 54th Street
                         Fifth/Madison Avenue Sub-Market
                         Midtown Office Market
                         New York, New York

Date of Sale             February, 1997


Grantor                  Louis Dreyfus Property Group

Grantee                  Cornerstone Properties

Block/Lot                1289/52

Liber/Page               N.A.

Description              A 26-story Class "A" offic building, constructed in
                         1986, containing 215,000 square feet of rentable area including a retail component and an underground parking garage.

Consideration            $67,000,000 for Leased Fee Interest.

Financing                Cash

Sale Price               $311.63 per square foot

Comments:

The building was acquired with a current occupancy of 98%. Major tenants include Sumitomo Bank & Trust Company and a number of overseas trading and investment companies.

Source: KTR market research.




           Koeppel Tenner Real Estate Services Inc. Valuation Division

                        [PHOTO] 527 Madison Ave, NY, NY


                                 527 Madison Ave

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda

                            COMPARABLE BUILDING SALE

Improved Sale            3

Address                  Finland House
                         540 Madison Avenue
                         Southwest corner of East 55th Street
                         Fifth/Madison Avenue Sub-Market
                         Midtown Office Market
                         New York, New York

Date of Sale             September, 1996

Grantor                  Finlandia Center, Inc.

Grantee                  Macklowe Organization

Block/Lot                1290/56

Liber/Page               N.A.

Description              A 38-story Class "A" office building, constructed in
                         1970, containing 259,190 square feet of rentable area including a retail/commercial component.


Consideration            $37,500,000, which includes $2,500,000 in immediate
                         capital expenditures, for Leasehold Interest.

Financing                Conventional Financing

Sale Price               $144.68 per square foot

Sales Analysis

 Effective Gross Income  $27.12 per square foot

     Operating Expenses  $11.74 per square foot

   Net Operating Income  $15.34 per square foot

             Yield Rate  11.00% to 11.50%

        Terminal O.A.R.  9.0% to 9.5%

      "Going-In" O.A.R.  10.6%

Comments:
The building was acquired with a current occupancy of 88.7% and the immediate need of $2.5 million in capital improvements. Occupancy is expected to decline to 58% by year end due to the loss of 2 major tenants (Sterling National Bank and Ladenburg Thalman). The quality, quantity and durability of the remaining leases, which expire within 8 years, is reported to be good based on a mix of credit

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda

and non-credit tenants. Further, the Leasehold Interest benefits from a favorable ground rent, which is not subject to re-negotiation until 2004, with 2 long term renewal options.

Market rents and expenses have been assumed to increase at 4.0% per year.

Source: Confidential sources, City Register, KTR market research.







           Koeppel Tener Real Estate Services Inc. Valuation Division

                         [PHOTO] 540 Madison Av, NY, NY





                                 540 Madison Ave
                                  Finland House

370-392 Madison Avenue                                            June 23, 1997
New York, New York                                                      Addenda

                            COMPARABLE BUILDING SALE

Improved Sale            4

Address                  27 floors within 30 Rockefeller Center
                         West side of Sixth Avenue between West 49th and 50th Streets
                         Sixth Avenue/Rockefeller Center Sub-Market
                         New York, New York

Date of Sale             July, 1996

Grantor                  RCP Associates

Grantee                  N.B.C. Trust No. 1996A

Block/Lot                1265/1001, 1006-1011, 1013-1018, 1020-1022, 1025, 1029,
                         1030, 1051, 1052, 1055, 1056-1057, 1071-1072,
                         1078-1079, 1082-1086

Liber/Page               2347/678

Description              A 52-story Class "A/B" office building, constructed in
                         1932, containing 2,900,000 square feet of rentable area.

                         The property conveyed is a condominium interest in 27 floors containing 1,600,000 square feet of rentable area.

Consideration            $440,000,000 for Leased Fee Interest

Financing                Cash

Sale Price               $275.00 per square foot

Comments:

The Leased Fee Interest in the condominium was acquired by the Leasehold Interest which exercised a purchase option in lieu of leasing the space at a contract rent in the range of $50.00 per square foot. Located in the heart of Rockefeller Center, the building was constructed in 1932 and converted to condominium ownership in the mid-1980s when N.B.C. negotiated special incentives from the City of New York.

Source: City Register, KTR market research.

           Koeppel Tener Real Estate Services Inc. Valuation Division

                      [PHOTO] 30 Rockefeller Plaza, NY, NY

                              30 Rockefeller Plaza
                                     GE Bldg

370-392 Madison Avenue                                             June 23,1997
New York, New York                                                      Addenda

                            COMPARABLE BUILDING SALE

Improved Sale                 5

Address                       1412-1416 Sixth Avenue
                              Southeast corner of West 58th Street
                              Sixth Ave./Rockefeller Center Sub-Market
                              New York, New York

Date of Sale                  June, 1996

Grantor                       Benjamin Duhl

Grantee                       1414 Mgt. Associates L.P.

Block/Lot                     1273/71

Liber/Page                    2339/357

Description                   A 17-story and basement, Class "B" office
                              building, constructed in 1924 as a hotel and converted to office use in the 1970s, containing
                              110,266 square feet of above grade rentable area which includes a retail component.

Consideration                 $14,662,500 for Leased Fee Interest

Financing                     Cash with 50% financing

Sale Price                    $132.97 per square foot

Sales Analysis

     Effective Gross Income   $29.01 per square foot

         Operating Expenses   $16.10 per square foot

       Net Operating Income   $12.91 per square foot

                 Yield Rate    11.5% to 12.0%

            Terminal O.A.R.     9.5% to 10.0%

          "Going-In" O.A.R.     9.7%

Comments:

The property was acquired with a current occupancy of 94% by non-credit tenants under leases expiring over the next 10 years. Market rents and expenses have been assumed to increase at 3.0% per year.

Source: Grantor, KTR market research.

           Koeppel Tener Real Estate Services Inc. Valuation Division

                  [PHOTO] 1414 Avenue of the Americas, NY, NY

                           1414 Avenue of the Americas
                              Fashion Footwear Bldg

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Addenda

                            COMPARABLE BUILDING SALE

Improved Sale            6

Address                  Heron Tower
                         66-72 East 55th Street
                         South side, between Park and Madison Avenues
                         Fifth/Madison Avenue office sub-market
                         New York, New York

Date of Sale             December, 1995

Grantor                  Heron J.V. Acquisition

Grantee                  East 55th Street L.P.

Block/Lot                1290/44

Liber/Page               N.A.

Description              A 25-story Class "A" office building, constructed in
                         1985, containing 143,700 square feet of rentable area

Consideration            $16,676,500 for 50% of Leased Fee Interest

                         $33,353,000 for 100% interest as adjusted

Financing                Cash

Sale Price               $232.10 per square foot as adjusted

Comments:

The property was 96% occupied at the time of sale by boutique type tenants at rents in the range of $40.00 per square foot. The grantee consolidated its ownership by acquiring the 50% interest of its partner (grantor). Published information indicated that the grantee had a purchase option on the interest of its partner.

Source: City Register, KTR market research.

           Koeppel Tener Real Estate Services. Inc. Valuation Division

                          [PHOTO] 70 E 55th St, NY, NY




                                  70 E 55th St
                                   Heron Tower

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Addenda

                            COMPARABLE BUILDING SALE

Improved Sale                 7

Address                       420 Fifth Avenue (Commercial Condominium)
                              West side between East 37th and East 38th Streets Penn Station/Garment Center sub-market
                              Midtown Office Market
                              New York, New York

Date of Sale                  June, 1995

Grantor                       Hammerson N.Y., Inc.

Grantee                       B.B.V.1 Fifth Avenue Limited Partnership

Block/Lot                     839/1014-1017

Liber/Page                    2213/1772

Description                   Four floors (Nos. 4-7 and 115,700 square feet of
                              rentable area) within a 28-story Class "A" commercial condominium office building. The building contains 560,000 square feet of rentable area including 2 retail units. It was constructed in 1989 and converted to condominium ownership in 1990.

Consideration                 $30,642,500 for Leased Fee Interest

Financing                     Cash with conventional financing (33% loan to
                              value)

Sale Price                    $264.84 per square foot

Sales Analysis

     Effective Gross Income   $43.16 per square foot

         Operating Expenses   $13.30 per square foot

       Net Operating Income   $29.86 per square foot

                 Yield Rate    9.75% to 10.0%

            Terminal O.A.R.    9.0% to 9.5%

          "Going-In" O.A.R.   11.3%

Comments:

The subject property (floor nos. 4-7) is 100% occupied under an above market net lease with Turner Broadcasting which expires in August, 2006 (12 years). Turner Broadcasting is not considered to be a "credit tenant", however, the buyers reportedly considered the quality, quantity and durability of the

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Addenda

property's existing cash flow to be very good. Further, the high quality construction features of the building, its 29,000 square feet floor plates and improving market conditions were major factor influencing the buyers.

Source: Confidential sources, City Register, KTR market research.



            Koeppel Tener Real Estate Services Inc. Valuation Division

                         [PHOTO] 420 Fifth Ave, NY, NY



                                  420 Fifth Ave

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                      Addenda

                        QUALIFICATIONS OF THE APPRAISERS














            Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
New York, New York                                                       Addenda

                              WAYNE A. NYGARD, MAI
                              SENIOR VICE PRESIDENT

WAYNE A. NYGARD is a member of the Appraisal Institute, holding the MAI designation. He serves on the Metropolitan New York Chapter #4 Admissions and Education Committees and served nationally on the Institutionally Employed Appraiser Committee.

Mr. Nygard received his Bachelors of Business Administration, Cum Laude from Baruch College of the City of New York with emphasis on Public Administration and Law. He has attended numerous real estate education classes and seminars including those offered by The Appraisal Institute, the former Society of Real Estate Appraisers and New York University.

Mr. Nygard is a manager of the Koeppel Tener Real Estate Services, Inc. New York Appraisal Division. His responsibilities include client development, appraisal management and maintaining product quality. Prior to joining the firm, Mr. Nygard was Vice President and Chief Appraiser for The Bank of New York. As the first chief appraiser appointed by the bank, he founded the appraisal procedures and policy for that institution. He was previously employed at The Chase Manhattan Bank, N.A. as a Team Leader responsible for all Manhattan appraisal assignments. He has performed appraisals on a wide variety of property types throughout the United States. Mr. Nygard also has experience with tax certiorari appraisals and in real estate brokerage.

Mr. Nygard is an Assistant Adjunct Professor of Real Estate at New York University. He is a member of the NYU Real Estate Appraisal Advisory Council and the Real Estate Board of New York. He is currently a Certified General Appraiser in New York State.

           Koeppel Tener Real Estate Services Inc. Valuation Division

370-392 Madison Avenue                                             June 23, 1997
York, New York                                                          Addenda

                              DANIEL J. MCNEIL, MAI
                                 VICE PRESIDENT

DANIEL J. MCNEIL is a designated member of the Appraisal Institute holding the MAI designation. Mr. McNeil is a vice president of the New York appraisal office with Koeppel Tener Real Estate Services, Inc.

Prior to KTR, he was a senior appraiser with James G. Peel Associates, Inc., and with The Connecticut Bank and Trust Company, N.A., Hartford, Connecticut as a commercial lending Officer. Over the last decade, Mr. McNeil has worked on appraisals of many types of real estate, throughout the Greater New York Metropolitan Area, including office buildings, loft building, shopping centers, industrial buildings, hotels, residential apartment buildings and garden apartments under condominium and cooperative ownership, vacant land and residential subdivisions.

Mr. McNeil is a graduate of Saint Michael's College, Winooski, Vermont with Bachelor of Arts degree in Business Administration. In addition, he has completed New York University's Real Estate Diploma Program.


            Koeppel Tener Real Estate Services Inc. Valuation Division